As filed with the Securities and Exchange Commission on August 2, 2001
Registration No. 333-58492



                                                            UNITED STATES
                                                 SECURITIES AND EXCHANGE
COMMISSION
                                                       Washington, D.C. 20549
                                                          ----------------

                                                         Amendment No. 4 To

                                                              Form SB-2

                                       REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933
                                                          ----------------
                                                       FanZ Enterprises, Inc.
                                           (Name of Small Business Issuer in Its
Charter)
                         Delaware                                   711212
                     35-2123462
             (State or Other Jurisdiction of             (Primary Standard
Industrial              (I.R.S. Employer
              Incorporation or Organization)             Classification Code
Number)              Identification No.)

                                                      FanZ Enterprises, Inc.
                                                  3020-I Prosperity Church Road
                                                            Suite 293
                                                Charlotte, North Carolina
28269-7197
                                                           (317) 815-1128
--------------------------------------------------------------------------------
----------------------------------------------------
                                   (Address and Telephone Number of Principal
Executive Offices)

                                                       FanZ Enterprises, Inc.
                                                   3020-I Prosperity Church Road
                                                             Suite 293
                                                Charlotte, North Carolina
28269-7197
--------------------------------------------------------------------------------
----------------------------------------------------
                          (Address of Principal Place of Business or Intended
Principal Place of Business)

                                                          With a Copy to:

FanZ Enterprises, Inc.                                               Benesch,
Friedlander, Coplan &
3020-I Prosperity Church Road                                        Aronoff LLP
Suite 293                                                            2300 BP
Tower
Charlotte, North Carolina  28269-7197                                200 Public
Square
(317) 815-1128                                                       Cleveland,
Ohio 44114-2378
Attn: J. Roe Hitchcock                                               (216)
363-4500
                                                                     Attn:
Leslie A. Drockton, Esq. and

James M. Hill, Esq.
--------------------------------------------------------------------------------
----------------------------------------------------
                (Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent For Service)

Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after this registration statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ______________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]__________________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]__________________

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]__________________

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

                   Preliminary Prospectus dated August 2, 2001
                             FanZ Enterprises, Inc.
                                   ----------
                     Up to 2,500,000 shares of Common Stock
                            $.01 par value per share

We are a start-up Delaware corporation organized for the purpose of controlling and managing (i) a professional multi-car motorsports operation that will participate in NASCAR sanctioned events, and (ii) a related merchandising operation. We will be selling a minimum of 1,000,000 of our shares and a maximum of 2,500,000 of our shares in a direct participation offering. The shares will be sold by our officers and directors or, where required by state law, through licensed broker-dealers. Each subscriber must purchase a minimum of twenty-five
(25) shares at an aggregate purchase price of $250.00. All proceeds of this offering will be deposited in an escrow account. The proceeds will be invested by the Escrow Agent in a money market account which invests exclusively in short-term U.S. Treasury obligations, such as the Firstar U.S. Treasury Money Market Fund, and will bear interest at the rate then prevailing under that account. We intend to break escrow once subscriptions for the minimum number of our shares (1,000,000) are received and accepted and will continue to sell our shares until all shares offered are sold or nine months from the date of this Prospectus. Subscriptions are irrevocable once they are accepted by us. If we are unable to sell at least 1,000,000 shares before this offering ends, we will return all funds, with interest, to subscribers promptly after the termination of this offering. Any shares purchased by our officers, directors or promoters in this offering will count toward the 1,000,000 share goal. Any shares purchased by our officers, directors or promoters in this offering will be made for investment purposes only and sold or transferred only as permitted by the Lock-up Agreement. We may decide to cease selling efforts prior to such date if we determine that it is no longer beneficial to continue this offering.


                                                                  Minimum
          Maximum
                                             Per Share            Total
          Total
                                             ---------            -----
          -----

Public Price                                 $10.00               $10,000,000.00
          $25,000,000.00
Discounts/Commissions (1)(2)(3)              $  .50               $   500,000.00
          $ 1,250,000.00
Proceeds to FanZ Enterprises, Inc.           $ 9.50               $ 9,500,000.00
          $23,750,000.00


(1) We have decided not to use an underwriter for the distribution of our shares; however, in Arizona, Arkansas, Florida, North Carolina and Texas we will be required to sell our shares through licensed broker-dealers. See "Plan of Distribution" beginning on page 54. We will enter into a broker-dealer agreement with Houlihan Smith & Company, Inc. to sell our shares on a best efforts basis in these states. Houlihan will be entitled to receive commissions equal to five percent (5%) of the shares that it sells in these states.


(2) The commissions shown do not include legal, accounting, printing, escrow fees, and related costs incurred in connection with this offering. These expenses are estimated at $747,060.


(3) This is the maximum amount that Houlihan Smith & Company, Inc. could earn assuming that all of the shares are sold in Arizona, Arkansas, Florida, North Carolina and Texas. However, we do not anticipate that all of our shares will be sold in these states since we are registered and offering shares in thirty-six (36) states.


--------------------------------------------------------------------------------


This is an initial public offering and prior to this there has been no public market for the securities of FanZ Enterprises, Inc., nor can assurance be given that a market will develop. Our proposed trading symbol on the OTC Bulletin Board is "FANZ". There is no assurance that this trading symbol will be assigned to our shares.


OUR AUDITOR'S OPINION INCLUDES A GOING CONCERN QUALIFICATION WHICH MEANS THAT THERE IS SUBSTANTIAL DOUBT AS TO OUR ABILITY TO CONTINUE AS A GOING CONCERN. INDIVIDUALS SHOULD NOT INVEST IN THIS OFFERING UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. INVESTING IN SHARES OF OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK AND SHARES OF OUR COMMON STOCK ARE HIGHLY SPECULATIVE. SEE "RISK FACTORS," BEGINNING ON PAGE 3, TO READ ABOUT RISKS YOU SHOULD CAREFULLY CONSIDER BEFORE PURCHASING OUR SHARES OF COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE INFORMATION IN THIS PROSPECTUS IS SUBJECT TO COMPLETION AND/OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED UNTIL THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY THESE SECURITIES. THERE CANNOT BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


NOTICE FOR VIRGINIA RESIDENTS: THIS OFFERING WAS APPROVED IN VIRGINIA ON THE BASIS OF A LIMITED OFFERING QUALIFICATION WHERE OFFERS AND SALES COULD ONLY BE MADE TO PROPOSED INVESTORS BASED ON THEIR MEETING AN INVESTOR SUITABILITY STANDARD AS AN ACCREDITED INVESTOR AS DEFINED IN RULE 501 OF REGULATION D. WE DID NOT HAVE TO DEMONSTRATE COMPLIANCE WITH SOME OR ALL OF THE MERIT REGULATIONS OF VIRGINIA AS FOUND IN THE "VIRGINIA SECURITIES RULES."

NOTICE FOR ALABAMA AND NEW JERSEY RESIDENTS: SALES OF THESE SECURITIES HAVE BEEN RESTRICTED TO ACCREDITED INVESTORS AS THAT TERM IS DEFINED IN RULE 501 OF REGULATION D UNDER THE SECURITIES ACT OF 1933.

                             FanZ Enterprises, Inc.

               Offering of up to 2,500,000 Shares of Common Stock

                                   PROSPECTUS


                                 August 2, 2001


                                TABLE OF CONTENTS



                          Page


Summary.........................................................................
 .............................1
Risk
Factors.........................................................................
 ........................3
Forward Looking
Statements......................................................................
 .............12
Use of
Proceeds........................................................................
 ......................13
Determination of Offering
Price...........................................................................
 ...15
Dilution........................................................................
 .............................15
Capitalization..................................................................
 .............................17
Description of
Business........................................................................
 ..............17
Plan of
Operation.......................................................................
 .....................42
Description of
Property........................................................................
 ..............48
Directors, Executive Officers, Promoters and Control
Persons.................................................49
Security Ownership of Certain Beneficial Owners and
Management...............................................52
Executive
Compensation....................................................................
 ...................54
Summary Compensation
Table...........................................................................
 ........54
Plan of
Distribution....................................................................
 .....................55
Legal
Proceedings.....................................................................
 .......................60
Description of
Securities......................................................................
 ..............60
Certain Relationships and Related
Transactions...............................................................64
Market for Common Equity and Related Stockholder
Matters.....................................................65
Legal
Matters.........................................................................
 .......................65
Experts.........................................................................
 .............................65
Disclosure of Commission Position on Indemnification for Securities Act
Liabilities..........................66
Index to Financial
Statements......................................................................
 ..........F-I


We intend to become a reporting company and will file all reports and other information as required under the Securities Exchange Act of 1934, as amended, with the Securities and Exchange Commission. The public may read and copy, at certain prescribed rates, such material at the Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20439. The SEC maintains a web site, which you can access at www.sec.gov, that contains reports, proxy, other information statements and other information regarding all issuers that file electronically. We will attempt to have our common stock traded on the OTC Bulletin Board, a quotation service that collects and redistributes market maker quotes in over-the-counter securities.

We have a fiscal year that ends January 31 and we intend to furnish our stockholders with annual reports containing audited financial information and, for the first three quarters of each year, quarterly reports containing unaudited financial information. Also, we will provide, at no cost to each person who has received a Prospectus, a copy of any information that is incorporated herein by reference. To request such information, call (317) 815-1128 or e-mail J. Roe Hitchcock at jroe@fanzenterprises.com or write to:

                                 FanZ Enterprises, Inc.
                                 5419 Cayman Drive
                                 Suite 100
                                 Carmel, IN 46033
                                 Attn: J. Roe Hitchcock, Chief Executive Officer

                      DEALER PROSPECTUS DELIVERY OBLIGATION
--------------------------------------------------------------------------------

         Until _____, 2001 (90 days after the commencement of this Offering), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as an underwriter and with respect to unsold allotments or subscriptions.

                                     SUMMARY

The following summary highlights certain information found in more detail elsewhere in this Prospectus. Before you decide to buy our common stock, in addition to the following summary, you are urged to read the entire Prospectus carefully, especially the risks of investing in our common stock as discussed under "Risk Factors." (See "Risk Factors" beginning on page 3.)

SUMMARY, ADDRESS AND PHONE NUMBER

We are a Delaware corporation formed on October 20, 2000. Our sole stockholder is Jackson Roscoe Motorsports, LLC a Delaware limited liability company formed on October 20, 2000. Our executive offices are located at 3020-I Prosperity Church Road, Suite 293, Charlotte, North Carolina 28269-7197 and our telephone number is (317) 815-1128. Our registered statutory office is located at 1209 Orange Street, Wilmington, Delaware 19801.

We were formed for the purpose of controlling and managing a professional multi-car motorsports operation that will participate in NASCAR sanctioned events. It is contemplated that we will initially enter one team in the Winston Cup Series and intend to have a minimum of two race teams competing in NASCAR sanctioned races within one year of the closing of this offering. It is our intention to originate up to a total of five teams.

We will conduct our operations through two wholly-owned subsidiaries: FanZ Racing, Inc. and FanZ Merchandising, Inc.; both are Delaware corporations formed on October 20, 2000 to own and manage our racing and merchandising operations, respectively. We are a start-up organization and currently have no racing or merchandising operations and do not own any of the assets necessary to conduct our racing and merchandising operations. However, we intend to use the proceeds of this offering to develop our racing and merchandising businesses. As we are a start-up entity, we have no history of earnings. Our revenues, operating losses and stockholder's equity (deficit) for the period from October 20, 2000 (inception) to January 31, 2001 and the three months ended April 30, 2001 are set forth below:

             ----------------------------------------- ----------------------
-----------------------
                                                         January 31, 2001
 April 30, 2001
             ----------------------------------------- ----------------------
-----------------------
             Revenues                                                    $0
                $0
             ----------------------------------------- ----------------------
-----------------------
             Operating Losses                                      $(64,975)
       $(2,343,130)
             ----------------------------------------- ----------------------
-----------------------
             Stockholder's Equity (Deficit)                        $(14,875)
           $156,914
             ----------------------------------------- ----------------------
-----------------------

Our operating losses for the three months ended April 30, 2001 are primarily related to the recognition of a non-cash charge of $2,064,919 for stock options granted, the expenses incurred in the start up of our operations and the development and implementation of our business plan. As a result of the options granted, we expect to incur approximately $1,700,000 of non-cash compensation expenses in future periods. It is expected that future amounts will be recognized over the four year period from the grant date. The fair value approach to the valuation of these options requires that the unvested shares be "marked to market" at the end of each reporting period. As such, if the fair value of the options changes in the future, then related current and future non-cash compensation expenses will change accordingly. Additionally, due to our dependence on raising equity in this offering, our lack of working capital and income sources as well as risks associated with a start-up business, our auditor's opinion contains a going-concern qualification.

Currently, Jackson Roscoe Motorsports, LLC owns 10,000,000 shares of our common stock representing all of our issued and outstanding shares of common stock. Jackson Roscoe Motorsports originally purchased 100 shares of our common stock; however, on May 15, 2001, we effected a 100,000 for 1 stock split. On February 28, 2001, we granted an option to purchase 500,000 shares of our common stock at a price of $3.00 per share to Michael J. Wurtsbaugh, our proposed Chief Financial Officer. The numbers of shares subject to this option was not affected by the stock split. If we issue the minimum number of shares of our common stock (1,000,000) in this offering, and assuming the full exercise of the options granted to Michael J. Wurtsbaugh, Jackson Roscoe Motorsports, LLC would own approximately 86.95%, Michael J. Wurtsbaugh would own approximately 4.35% and the public stockholders would own approximately 8.70%. If we issue the maximum number of shares of our common stock (2,500,000) in this offering, and assuming the full exercise of the options granted to Michael J. Wurtsbaugh, Jackson Roscoe Motorsports, LLC would own approximately 76.92%, Michael J. Wurtsbaugh would own approximately 3.85% and the public stockholders would own approximately 19.23%. Additionally, we intend to reserve shares of our common stock representing 10% of the issued and outstanding shares of our common stock, after giving effect to this offering, to be issued in connection with the exercise of stock options to be issued to our officers, directors, employees and consultants under our stock option plans. (See "Description of Securities" beginning on page [58].) Any issuance of shares of our common stock upon the exercise of stock options will dilute all stockholders on a pro rata basis. We intend to offer our stockholders a number of owner privileges that may result in taxable income to the stockholders.

THE OFFERING

Securities offered:            A minimum of 1,000,000  shares of our common
                               stock and a maximum of 2,500,000 shares of our common stock. (See "Description of Securities" beginning on page 59.)

Authorized Capital
Stock: 20,000,000 shares of common stock, $.01 par value per share, and 10,000 shares of preferred stock, $.01 par value per share. All of the preferred shares are issued and outstanding and are owned by Jackson Roscoe Motorsports, LLC.

Common Stock
Outstanding Before
the Offering:                  10,000,000 shares, all of which are owned by
                               Jackson Roscoe Motorsports, LLC.

Common Stock
Outstanding After
the Offering:                  11,000,000 shares (assuming the minimum offering
                               of 1,000,000 of our shares are sold) or
                               12,500,000 shares (assuming the maximum offering of 2,500,000 of our shares are sold). We have granted an option to purchase 500,000 shares of our common stock to Michael J. Wurtsbaugh and intend to reserve an amount equal to 10% of our issued and outstanding shares after giving effect to this offering to be issued under stock option plans for the benefit of our officers, directors, employees and consultants.

Use of Proceeds:              We plan to use the net proceeds of this offering
                              to originate up to five race teams that will compete in NASCAR sanctioned races and to establish our merchandising operations. The proceeds will be used as follows: acquiring assets, marketing and advertising, establishing an office and a multi-car facility, hiring personnel and consultants, paying organizational expenses, obtaining working capital and other general corporate purposes.

Trading Symbol:               Proposed OTC Bulletin Board ("OTCBB") trading
                              symbol for the common stock is "FANZ." There is no assurance that this trading symbol will be assigned to our shares.

Risk Factors:                 The shares of our common stock being offered are
                              speculative and involve a high degree of risk and should not be purchased by investors who cannot afford the complete loss of their entire investment. (See "Risk Factors" beginning on page 3.)

                                  RISK FACTORS

You should carefully consider the possibility that your entire investment may be lost. As such, you are encouraged to evaluate the following risk factors and all other information contained in this Prospectus before purchasing our common stock. Our common stock involves a high degree of risk. Any of the following risks could adversely affect our business, financial condition and results of operations, and could result in complete loss of your investment.

FanZ Enterprises, Inc. Has No Operating History And Financial Results Are Uncertain

We were only recently organized, have no operating history and must be considered in the development stage. We have no history of earnings or profits and there is no assurance that we will operate profitably in the future. There is no meaningful historical financial data upon which to base planned operating expenses. As a result of this limited operating history, it is difficult to accurately forecast our potential revenue. Our business model contemplates that we will develop a racing operation into which we will reinvest a majority of the profits, if any, from our racing operations, and also a merchandising operation that will be our primary source of profits. Our success is dependent on our ability to develop both of these operations. We have not entered into any definitive arrangements with any sponsors, drivers, crew chiefs, suppliers, distributors or manufacturers and intend to pursue these arrangements upon successful completion of this offering.

At this time we have no racing or merchandising operations and intend to use the proceeds of this offering to first develop the racing business and then the merchandising business. It is our intention to use a portion of the proceeds to acquire assets necessary to run the racing operations as well as hire crew chiefs, drivers and other personnel. We have not purchased any of the assets necessary to operate either the racing or merchandising operations. We will need to hire additional management and racing personnel. Our strategy is to enter into consulting arrangements with experienced NASCAR personnel to assist in assembling our racing operations. While we have identified several potential racing consultants, we do not currently have any consulting arrangements with personnel with NASCAR experience. We have identified several potential candidates with NASCAR experience to manage our racing operations and are in preliminary negotiations with these candidates. We have not entered into any definitive agreements with any candidates for management of our racing operations and we have not had any definitive discussions with any potential drivers, crew chiefs or other personnel. We intend to start these discussions upon completion of this offering. It is our intention to enter into employment agreement(s) with individual(s) that will be contingent upon the successful completion of this offering.

We Intend To Invest A Majority Of The Profits From Our Racing Operations Back Into Our Racing Business

In order to field competitive racing teams, attract and maintain personnel, and maximize sponsorship return on investment, our business model contemplates that we will reinvest a majority of the profits , if any, of the racing operations back into the racing business.

As of April 30, 2001, We Have An Accumulated Deficit of $2,408,105 And May Operate At A Loss Through The Fiscal Year Ended January 31, 2002

Because we are a start-up company and have not yet commenced operations, as of April 30, 2001, we have an accumulated deficit of $2,408,105 due to a non-cash charge of $2,064,919 for stock options granted, start-up costs and expenses incurred in the development and implementation of our business plan. We financed operations with capital contributions from Jackson Roscoe Motorsports, LLC. We do not expect to be fully operational until some time during the 2002 racing season, therefore, we may not generate any significant revenue this fiscal year and may operate at a loss through January 31, 2002 and beyond.

Our Auditor's Opinion Contains A Going Concern Qualification

The auditor's opinion to our financial statements indicates that it was prepared on the assumption that we continue as a going concern. See "Report of Independent Certified Public Accountants" on page F-2. The auditor notes that our dependence on raising equity, the fact that we are a start-up company with no existing operations, our lack of current working capital and income sources, as well as inherent risks associated with a start-up business, raise substantial doubt about our ability to continue as a going concern. We believe that upon successful completion of this offering we will have sufficient working capital to be able to implement our business plan and generate revenues which will lead to the elimination of such qualification from our audited statements. However, there can be no assurance that we will ever achieve profitability or that a stream of revenue can be generated or sustained in the future.


Despite the fact that there is a going concern qualification, we have agreed to pay Stillwater Capital Advisors, LLC, an entity that is majority owned by Messrs. Hitchcock and McDonald, a consulting fee of $500,000 and Messrs. Hitchcock, McDonald and Wurtsbaugh annual salaries equal to $275,000 in the aggregate starting upon the completion of this offering. Payment of the $500,000 consulting fee is subordinated to our first having achieved profitability as demonstrated by an annual audited financial statement reflecting net profit for that fiscal year. None of these individuals have received any salary from the Company to date, and no salaries are accruing on the Company's books. In addition, Mr. Wurtsbaugh will be entitled to severance equal to one times his annual salary upon termination of his employment with us without cause or upon a change of ownership. Mr. Wurtsbaugh will be entitled to such severance regardless of our overall performance.


We Will Have Broad Discretion In The Use Of The Net Proceeds From This Offering, And We Might Use Them Ineffectively

We will have broad discretion over how we use the net offering proceeds, and we could spend the proceeds in ways with which you might not agree. We cannot assure you that we will use these proceeds effectively. We plan to use the proceeds from this offering for:

          - creating up to five race teams to compete in NASCAR sanctioned races and establishing our merchandising operations,
          -         establishing our marketing services organization,
          -         organizational expenses,
          -         marketing and advertising,
          -         office and motorsport facilities,
          -         personnel and consultants, and
          -         working capital and general corporate purposes.

Our Existing Stockholder Will Be Able To Exercise Control of Our Common Stock And May Make Decisions That Are Not In The Best Interest Of All Stockholders

At the completion of this offering, Jackson Roscoe Motorsports, LLC will own approximately 86.95% of our issued and outstanding shares of common stock (assuming the minimum offering of 1,000,000 of our shares and the full exercise of the options granted to Michael J. Wurtsbaugh) or approximately 76.92% (assuming the maximum offering of 2,500,000 of our shares and the full exercise of the options granted to Michael J. Wurtsbaugh) and 100% of our issued and outstanding shares of preferred stock. See "Security Ownership of Certain Beneficial Owners and Managers" beginning on page 51. Accordingly, Jackson Roscoe Motorsports, LLC, which is controlled by J. Roe Hitchcock and Frederick
L. McDonald II, will be able to control the election of directors and all other matters subject to stockholder votes. This concentration of ownership may have the effect of delaying or preventing a change in control of FanZ Enterprises, Inc., even if this change in control would benefit stockholders.

We Might Only Sell The Minimum Number Of Shares, Or Less Than The Minimum Number Of Shares, And Therefore May Not Be Able To Assemble All Five Racing Teams

We can have a closing and accept subscriptions for the sale of shares to investors if at least 1,000,000 shares have been sold, which is the minimum number of shares that may be sold in this offering. In the event such minimum amount, or any amount which is significantly less than the maximum amount of 2,500,000 shares offered in this offering are sold, we may not be able to assemble all five of our racing teams and/or establish our merchandising operations.

We may also be unsuccessful in selling at least 1,000,000 shares in this offering, particularly because our officers and directors are selling the shares in a direct participation offering, and in certain cases where required by state law, through a licensed broker-dealer, without the use of an underwriter. If we fail to sell at least 1,000,000 shares in this offering, we will be unable to accept any subscriptions in this offering from the Escrow Agent. We could also decide, in our discretion, to not have a closing. Although your funds will be returned to you promptly by our escrow agent, with interest, you will not have the use of these funds for other purposes during the time period that your funds were held in escrow, which could be in excess of nine months.

The Shares You Purchase In This Offering Will Be Immediately And Significantly Diluted

The initial public offering price is substantially higher than the net tangible book value of each outstanding share of our common stock. There currently are 10,000,000 shares of our common stock issued and outstanding (after giving effect to the 100,000 for 1 stock split which occurred on May 15, 2001) and held of record by Jackson Roscoe Motorsports, LLC. Purchasers of our common stock in this offering will experience immediate and substantial dilution. See "Dilution" beginning on page 16. Dilution represents the difference between the price of a share sold in this offering and the pro forma net tangible book value per share after this offering. The dilution will be $9.08 per share or 91% of the offering price per share if the minimum number of 1,000,000 shares are sold in this offering and $7.99 or 80% of the public offering price per share if the maximum number of 2,500,000 shares are sold in this offering. This represents a risk to our investors as additional issuances of common stock under outstanding stock options and stock option plans will dilute your ownership further.

As of the date of this prospectus, we have an aggregate of 10,000,000 shares of our common stock issued and outstanding. We have also granted options to purchase 500,000 shares of our common stock at $3.00 per share to Michael J. Wurtsbaugh, a consultant for FanZ Enterprises, Inc. and our proposed Chief Financial Officer, in connection with the closing of this offering, which shares are subject to a Non-Qualified Stock Option Agreement. As a result of the options granted to Mr. Wurtsbaugh, we expect to incur approximately $1,700,000 of non-cash compensation expenses in future periods. It is expected that future amounts will be recognized over the four year period from the grant date. The fair value approach to the valuation of these options requires that the unvested shares be "marked to market" at the end of each reporting period. As such, if the fair value of the options changes in the future, then related current and future non-cash compensation expenses will change accordingly. In addition, as of the date of this prospectus, we will reserve an amount of shares equal to 10% of our issued and outstanding common stock after giving effect to the closing of this offering to be issued upon the exercise of stock options available for grant under our stock option plans. While the stock option plans will be subject to stockholder approval upon completion of this offering, once the plans are approved all of such shares may be issued without any action or approval by our stockholders. The issuance of these shares would dilute the percentage ownership of our common stock held by all of our stockholders. See "Security Ownership of Certain Beneficial Owners and Management" beginning on page 51.

We Need To Enter Into And Maintain A Good Working Relationship With NASCAR

To be successful, we need to create and maintain a good working relationship with the sanctioning body of our racing events, NASCAR. Our merchandising operations will need to enter into licensing agreements with NASCAR in order to use the NASCAR trademarks. While we believe we can create a good working relationship with NASCAR and enter into licensing agreements, we have not had any definitive discussions with NASCAR management and may not be able to establish or maintain such a relationship. We do not have any contractual relationship with NASCAR and may not be able to enter into licensing agreements on terms acceptable to us.

Our Racing Operations Will Face Competition For Marketing And Advertising
Dollars

We will compete for marketing and advertising dollars with other sports such as football, baseball, basketball, hockey, tennis and golf and with other entertainment and recreational activities. While NASCAR has been one of the fastest growing sports in the country in recent years, there can be no assurance that such growth rates will be maintained. In the event that fan interest declines, NASCAR might not be as attractive to the television industry, which could have an adverse effect on our operations.

There can be no assurance that our teams will be competitive or qualify for each, or any, NASCAR sanctioned event entered. If we are not as successful competitively, we could have a more difficult time attracting and maintaining sponsors, quality drivers and crews which in turn could impact our ability to attract marketing and advertising dollars. We will compete with well-established teams and there can be no assurance that we will be able to create or maintain a competitive position.

Our Merchandising Operations Will Face Competition In The Motorsports Collectible And Consumer Products Market

We will compete with major domestic and international companies in the motorsports collectible and consumer products market, some of which have greater market recognition and substantially greater financial, technical, marketing, distribution, and other resources than we will possess. Since there are no significant barriers to entry into the collectible and consumer products industries, emerging companies may increase their participation in these motorsports markets. Our ability to compete successfully depends on a number of factors both within and outside our control, including: the success of our teams; the quality, features, pricing, and diversity of our products; the quality of our customer services; our ability to recognize industry trends and anticipate shifts in consumer demands; our success in designing and marketing new products; the availability of adequate sources of manufacturing capacity and the ability of our third-party manufacturers to meet delivery schedules; our efficiency in filling customer orders; the continued popularity of the motorsports personalities with whom we have licensing arrangements (currently, we have no such licensing arrangements); our ability to renew existing licensing arrangements and enter into new licensing arrangements; our ability to develop and maintain effective marketing programs that enable us to sell our products to motorsports enthusiasts; product introductions by our competitors; the number, nature, and success of our competitors in a given market; and general market and economic conditions.

Our Operations Will Be Dependent On The Success Of Our Racing Teams


Our ability to fully implement our business plan and the success of our operations will be dependent upon the success of our racing teams. If our racing teams fail to qualify for races or finish poorly in races on a routine basis, the success of our operations could be adversely impacted. Teams that fail to qualify do not generate any substantial purse revenue, and may experience a reduction in fan interest and/or sponsorship appeal. We do not currently have any definitive arrangements with drivers or crewmembers.


We Will Be Dependent On Key Personnel


Our success depends upon the availability and performance of our officers and senior management and other key personnel. Since our inception we have relied heavily upon the expertise and energies of a relatively small core of executives, none of whom have had any experience in running a public company and none of whom are currently full-time employees. These executives must hire qualified employees and properly develop and manage the operations for us to be successful. While our business plan contemplates hiring consultants and experienced racing personnel to assemble and manage our operations, neither of our two existing officers has any experience in owning or operating a professional motorsports operation. We currently have an employment agreement with Michael J. Wurtsbaugh, our proposed Chief Financial Officer and Secretary, which will take effect upon completion of this offering, and are in negotiations with candidates to manage FanZ Racing, Inc. and FanZ Merchandising, Inc. In the interim, we have entered into a consulting agreement with Michael J. Wurtsbaugh pursuant to which he will provide us with his consulting services until his employment agreement is effective. We do not currently have any employment agreements or contracts with racing consultants, drivers or crewmembers. Upon completion of this offering, we intend to hire additional personnel which will include someone with prior experience in a public company to serve as our director of finance. The loss of the services of one or more of our key personnel could have a material adverse effect on our operations. Although we intend to hire additional personnel upon completion of this offering, there can be no assurance that we will be able to attract and retain experienced personnel, or personnel with racing experience, on acceptable terms.


We May Incur Liability For Personal Injuries

Racing events can be dangerous to participants and to spectators. We will maintain insurance policies that provide coverage within limits that in our judgment are sufficient to protect us from material financial loss due to liability for personal injuries sustained by, or death of, our personnel or spectators in the ordinary course of our business. Our insurance may not be adequate or available at all times and in all circumstances. In the event that damages for injuries sustained by our participants or spectators exceed our liability coverage or the insurance company denies coverage, our financial condition, results of operations and cash flows could be adversely affected to the extent claims and associated expenses exceed insurance recoveries.

Our Operations Will In Part Be Dependent On Licensing Arrangements

We will market our collectible and consumer products pursuant to licensing arrangements with race car drivers, crew chiefs, car owners, race car sponsors, and automobile manufacturers, including our own. We will also need to complete the standard NASCAR licensing application and enter into a licensing arrangement with NASCAR to enable us to use the NASCAR logo. These licensing arrangements are typically limited in scope and duration and typically authorize the sale of specified licensed products for a specific period of time. The success of any of our licensing arrangements depends on many factors, including the reasonableness of license fees in relationship to revenue generated by sales of licensed products and the continued popularity and availability of licensees. The termination, cancellation, or inability to enter into or renew any licensing arrangements could have a material adverse effect on our merchandising operations. While we believe that we will be able to enter into licensing arrangements, we currently have none and we may not be able to enter into any licensing arrangements on terms acceptable to us. If we are unable to enter into these licensing arrangements, we would not be able to fully develop our merchandising operations, which would have an adverse impact on our operations.

Our Merchandising Operations Will Be Subject To Rapid Market Changes and Seasonality

The markets for our products will be subject to rapidly changing customer tastes, a high level of seasonality and competition, and a constant need to create and market new product designs. Demand for motorsports collectible and consumer products is influenced by the popularity of certain teams, cultural and demographic trends, marketing and advertising expenditures, and general economic conditions. Because these factors can change rapidly, customer demand also can shift quickly. In many cases, new motorsports collectible and consumer products can be successfully marketed for only a limited time. We may not always be able to respond to changes in customer taste and demand because of the amount of time and financial resources that may be required to bring new product designs to market. An inability to respond quickly to market changes could have an adverse impact on our operations. The second and third calendar quarters of each year generally have higher sales of motorsports products due to the introduction of new race car models for the racing season beginning in February. Seasonal fluctuations in quarterly sales may require us to take temporary measures, including increased personnel, borrowings and other operational changes, and result in unfavorable quarterly earnings comparisons.

Our Merchandising Operations Will Be Dependent On Third Parties For
Manufacturing

We will have third parties manufacture our motorsports collectibles and consumer products which we anticipate will include hats, clothing, glassware, die-cast or miniature cars, toys and other similar items. As a result, any difficulties encountered by the third-party manufacturers that result in product defects, production delays, cost overruns, or the inability to fulfill orders on a timely basis, could have a material adverse effect on our operations.

We do not currently have any contracts with third-party manufacturers. Although we believe that we will be able to secure acceptable arrangements with such third-party manufacturers, our operations would be adversely affected if we could not establish relationships with suppliers. We do not currently have an inventory of merchandise and will not until this offering is completed and we develop our merchandising operations.

We May Not Be Able To Attract And Maintain Sponsors As Our Primary Source of Revenues

A professional motorsports racing operation relies principally on three separate, but related, revenue sources for the funding of racing activities that include sponsorship monies, race purse winnings and special race bonus opportunities. There is no guarantee that we will be able to attract or obtain any or all of these sources of revenue.

Since our racing operations will be primarily funded through sponsorship dollars, our ability to attract sponsors to fund racing operations will be a significant factor in our success. The market for sponsorship money is very competitive and we will compete with other motorsports teams, and other professional sports, for sponsorship money. Although we have had preliminary discussions with potential sponsors, we have not entered into any definitive agreements with sponsors and may not be able to attract any sponsors to fund our teams.

Upon Our Dissolution, Liquidation, or Winding Up, Our Common Stockholders Will Receive Funds, If Available, Only After Payments Have Been Made To Our Creditors And Preferred Stockholders

Upon our dissolution, liquidation, or winding up, holders of any of our secured debt will be paid in full first, and then all other unsecured creditors will be paid in full. Any balance remaining will be used first to repay the holders of our preferred stock the amount of their liquidation preference plus any accumulated and unpaid dividends prior to and in preference to any distribution to our other stockholders. The amount of the liquidation preference for the preferred stock is $600,000 and such shares are entitled to an annual cumulative dividend equal to 10% of the original purchase price. Any remaining balance would then be distributed to our holders of common stock on a pro rata basis. However, it is possible that after payment of our creditors and holders of our preferred stock, there will be no funds available to distribute to our common stockholders.

Our Shares Could Become A "Penny Stock"

Our shares could become subject to the penny stock rules if we fail to develop our business plan or are not successful in generating revenue. The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks." Penny stocks generally are equity securities with a price of less than $5.00, other than securities registered on national securities exchanges or quoted on Nasdaq, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or quotation system. Prior to a transaction in a penny stock, a broker-dealer is required to:

         - deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market;

         - provide the customer with current bid and offer quotations for the penny stock;

         - explain the compensation of the broker-dealer and its salesperson in the transaction;

         - provide monthly account statements showing the market value of each penny stock held in the customer's account; and

         - make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.

These requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. If our shares become subject to the penny stock rules, investors may find it more difficult to sell their shares.

FanZ Enterprises, Inc. Will Need Additional Financing Which May Not Be Available, Or Which May Dilute The Ownership Interests Of Investors

Our future success will depend on our ability to raise additional funds, particularly if we raise only the $10,000,000 minimum, and our ability to raise future sponsorship money, which includes attracting sponsors for our racing teams. No commitments to provide additional funds have been made by management and no agreements with sponsors have been entered into. If additional money is needed, there is no assurance that funds will be available from any source or, if available, that they can be obtained on terms acceptable to us. If not available, our operations could be severely limited, and we may be unable to implement our business plan.


Additionally, in order to meet certain state requirements, we will not be able to break escrow with respect to the sale of any shares in excess of 1,560,000 shares or sell shares in excess of 1,560,000 unless Jackson Roscoe Motorsports, LLC makes an additional capital contribution in cash of $235,000 with respect to the common stock it currently owns. There is no assurance that Jackson Roscoe Motorsports, LLC will be able to raise these funds and, accordingly, no assurance that we will be able to sell more than 1,560,000 shares.


Our Common Stock Has No Prior Market, And The Price May Decline After This Offering

There is no public market for our common stock, and no assurance can be given that a market will develop or that any stockholder will be able to liquidate his or her investment without considerable delay, if at all. The market price of our common stock may decline below the offering price. If a market should develop, the price may be highly volatile. In addition, an active public market for our common stock may not develop or be sustained.

We Have No Agreements With Any Underwriters, And We May Not Be Able To Attract Market Makers

There is currently no public trading market for the shares being offered. The development of a public trading market depends upon not only the existence of willing buyers and sellers, but also on market makers. We hope that a number of broker-dealers may become market makers for our shares. Under these circumstances, the market bid and asked prices for the shares may be significantly influenced by decisions of the market makers to buy or sell the shares for their own account, which may be critical for the establishment and maintenance of a liquid public market in the shares.

Market makers are not required to maintain a continuous two-sided market and are free to withdraw firm quotations at any time. Additionally, in order to be traded on the OTCBB we need to have at least one registered and active market maker. We currently have no market makers. No assurance can be given that any market making activities of any market makers will commence. To facilitate the sale of our common stock, we intend to have our common stock traded on the OTC Bulletin Board. There can be no assurance, however, that a market for our common stock will ever develop.

The Value Of The Owner Privileges May Result In Taxable Dividend Income To You

We intend to provide our stockholders with a number of owner privileges as more fully described in the section titled "Description of Business" beginning on page 18. The owner privileges that we intend to provide to our stockholders, may result in taxable dividend income to our stockholders. If the owner privileges are treated as taxable dividend income, a stockholder could incur a tax liability as a result of his or her ownership of our common stock without receiving any cash from us to pay such tax. We have not obtained any legal opinions or treasury rulings on the tax treatment of the owner privileges that we intend to provide. The stockholders may also incur expenses in consulting with their tax advisor as to the treatment of the owner privileges.

Investors May Face Significant Restrictions On The Resale Of Our Common Stock Due To State Blue Sky Laws


Each state has its own securities laws, often called "blue sky laws," which (i) limit sales of securities to the residents of such state unless the security is registered in such state or qualifies for an exemption from registration and
(ii) govern the reporting requirements for broker-dealers doing business directly or indirectly in the state. There may be significant state blue-sky law restrictions on the ability of investors to sell, and on purchasers to buy, our common stock. Accordingly, investors should consider the secondary market for our common stock to be a limited one. Investors may be unable to resell their stock, or may be unable to resell it without significant expense. We have not registered our shares in the following states: Alaska, Hawaii, Idaho, Montana, Nebraska, New Mexico, North Dakota, Rhode Island, South Dakota, Tennessee, Utah, Vermont, Washington and Wyoming. Accordingly, no sales of the Company's common shares can be made in those states or to residents of those states.


                           FORWARD LOOKING STATEMENTS

This prospectus includes "forward-looking statements." These statements involve known and unknown risks, uncertainties and other factors that could cause actual results, financial performance, operating performance or achievements expressed or implied by such forward-looking statements not to occur or be realized. Such forward-looking statements generally are based upon our best estimates of future results, performance or achievement, based upon current conditions. Forward-looking statements may be identified by the use of forward-looking terminology such as "may," "will," "expect," "believe," "estimate,"

"anticipate," "continue," or similar terms, variations of those terms or the negative of those terms. Potential uncertainties include, among other things, the matters described in this "Risk Factors" section beginning on page 3 of this prospectus and other sections of this prospectus.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, we do not assume responsibility for the accuracy or completeness of the forward-looking statements after the date of this prospectus.

                                 USE OF PROCEEDS

The gross proceeds to us from the sale of up to 2,500,000 shares of our common stock will be $10,000,000 (if the minimum number of 1,000,000 shares are sold) or $25,000,000 (if the maximum number of 2,500,000 shares are sold).

We expect to use the gross proceeds from this offering, listed in the order of priority, as follows:


Purpose                                               Minimum
               Maximum
-------                                            Subscription(1)
Percentage             Subscription(2)      Percentage
                                                   ------------
----------             ------------         ----------
Commissions to Broker                                 $500,000 (3)        5.00%
(3)             $1,250,000(3)         5.00%(3)
Offering Expenses                                     $747,060            7.47%
                 $747,060            2.99%
Purchase of Assets (4)                              $3,000,000           30.00%
              $11,000,000           44.00%
Personnel (5)                                       $2,300,000           23.00%
               $5,200,000           20.80%
Marketing and Advertising                           $1,845,000           18.45%
              $ 3,945,000           15.78%
Consulting Fee to Stillwater (6)                      $500,000            5.00%
                 $500,000            2.00%
Merchandising (7)                                     $300,000            3.00%
               $1,000,000            4.60%
Working Capital                                       $807,940            8.08%
               $1,207,940            4.83%
                                                    ----------            ----
               ----------            -----
Totals (8)                                         $10,000,000             100%
              $25,000,000             100%
                                                   -----------            ----
              -----------            -----


(1)  Assumes sale of 40% of the stock being offered.
(2)  Assumes sale of 100% of the stock being offered.
(3) This is the maximum amount the broker/dealer could earn and these numbers assume that all of the shares are sold in Arizona, Arkansas, Florida, North Carolina and Texas. However, we do not anticipate that all of our shares will be sold in these states since we are registered and offering shares in thirty-six (36) states.
(4) Assumes that the machinery and equipment is purchased rather than leased or financed.
(5) Includes annual salaries to be paid to Messrs. Hitchcock, McDonald and Wurtsbaugh in the amount of $50,000, $50,000 and $175,000, respectively.
(6) Stillwater Capital Advisors, LLC is a limited liability company which is majority owned by Messrs. Hitchcock and McDonald, our current officers and directors. Neither Messrs. Hitchcock nor McDonald are responsible for the day-to-day operations of Stillwater

     Capital Advisors, LLC. Payment of this fee is subordinated to our first having achieved profitability as demonstrated by an annual audited financial statement reflecting net profit for that fiscal year.
(7) Includes the non-capital expenditures for merchandising consisting of, primarily, salaries.
(8) In order to meet certain state requirements, we will not break escrow with respect to the sale of any shares in excess of 1,560,000 shares or sell shares in excess of 1,560,000 unless Jackson Roscoe Motorsports, LLC makes an additional capital contribution in cash of $235,000 with respect to the common stock it currently owns. This contribution has not been reflected in the table set forth above.



In addition, to the proceeds from this offering, we have received $500,100 from Jackson Roscoe Motorsports, LLC. These funds have been used to fund our organizational, marketing and advertising expenses. We also intend to seek sponsorship funds, which will be used to offset a portion of the marketing, advertising and personnel costs and purchase of assets incurred in connection with the establishment of our racing operations. However, the availability and amount of any sponsorship funds will be contingent upon the success of our racing team(s). We believe that the minimum proceeds from this offering together with sponsorship funds of $2.5 million per team will be sufficient to satisfy our cash requirements during the twelve (12) months following the consummation of this offering. In the event that only the minimum is raised in this offering and sponsorship funds are not available, the proceeds will be sufficient to satisfy our cash requirements during the twelve (12) months following the consummation of this offering provided that we scale back our budgets by reducing the number of cars, motors, tools and other equipment initially purchased for each team and reducing the personnel hired.


We will utilize the funds from this offering, assuming the minimum number of shares are sold, to start one team that will compete in the Winston Cup Series and intend to have a minimum of two teams competing in NASCAR sanctioned events within one year of the closing of this offering. It is our intention to eventually originate up to a total of five race teams assuming the maximum number of shares are sold. We will utilize a portion of our proceeds to acquire certain assets that will allow us to develop the various racing teams. Specifically, we will need to purchase various parts for our race cars such as screws, shocks, bolts, transmissions, gears, tires, etc. We will need to purchase engines either through direct purchase or through an engine-leasing program from one of the other NASCAR teams or develop an in-house engine-building program. We will also purchase certain raw materials, such as various metals and alloys, to manufacture our race cars. Various race shop equipment will also be purchased including miscellaneous shop tools, engine and chassis dynameters testing equipment, timing devices, shock building equipment and testing, welding equipment, fabrication equipment, paint booths, etc. Also, a tractor and trailer will need to be acquired or leased for each race team in order to transport the race cars, equipment, tires, etc. to each racing event and all testing sessions.

We will purchase or lease real property to house our corporate headquarters and motorsport facilities, and will purchase general office equipment for our corporate headquarters such as computers, facsimile machines, copy machines and other office equipment and supplies. (See "Description of Property" beginning on page 47.

The foregoing represents our present intentions and best estimate with respect to the allocations of the proceeds of this offering based upon our present plans and business conditions. However, no assurances can be given that unforeseen events or changed business or industry conditions will not result in the application of the proceeds of this offering in a manner other than as described herein. Consequently, future events, including changes in our business plan and economic, competitive or industry conditions, may make shifts in the allocation of funds necessary or desirable.

                         DETERMINATION OF OFFERING PRICE

Prior to this offering, there has been no trading market for our shares of common stock. Consequently, the initial public offering price of our shares of common stock was arbitrarily determined. The factors considered in determining the offering price included our financial condition and prospects as well as the general condition of the securities market. The offering price is not an indication of and is not based upon the actual value of FanZ Enterprises, Inc. The offering price bears no relationship to the book value, assets or earnings of FanZ Enterprises, Inc. or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

                                    DILUTION

Our net tangible book value at April 30, 2001 is $156,914 or $.02 per share of common stock. Net tangible book value per share represents the amount of total tangible assets less liabilities, divided by 10,000,000 (the number of shares of our common stock outstanding as of April 30, 2001 after giving effect to a 100,000 for 1 stock split effected on May 15, 2001.) These figures, and the figures throughout this section, do not assume the exercise of Mr. Wurtsbaugh's options to purchase 500,000 shares of our Common Stock.

MINIMUM OFFERING

After giving effect to the 100,000 for 1 stock split which occurred on May 15, 2001, and the sale of 1,000,000 shares, in the event that the minimum number of shares offered in this offering are sold, the as adjusted net tangible book value at April 30, 2001 would be $10,156,914 or $.92 per share before deducting offering expenses. This represents an immediate increase in net tangible book value of $.90 per share to the existing stockholder, and an immediate dilution of $9.08 per share to new investors. The tables below illustrate this per share dilution.

MAXIMUM OFFERING

After giving effect to the 100,000 for 1 stock split which occurred on May 15, 2001, and the sale of 2,500,000 shares, in the event that the maximum number of shares offered in this offering are sold, the as adjusted net tangible book value at April 30, 2001 would be $25,156,914 or $2.01 per share before deducting offering expenses. This represents an immediate increase in net tangible book value of $1.99 per share to the existing stockholder, and an immediate dilution of $7.99 per share to new investors. The tables below illustrate this per share dilution.


Minimum              Maximum

-------              -------

Assumed  public  offering  price of common  stock  offered  in this offering before deduction of offering expenses
$10,000,000          $25,000,000
     Net tangible book value per share before offering
  $.02                 $.02
     Increase in book value per share attributable to new investors
  $.90                $1.99
As adjusted net tangible book value per share after offering
  $.92                $2.01
Increase per share to previous investors
  $.90                $1.99
Dilution per share to new investors
 $9.08                $7.99
Percentage that new investors' shares are diluted
  91%                  80%

The following table summarizes the relative investments of investors in this offering and our current stockholder, assuming a per share offering price of $10.00, before deduction of offering expenses:

                          Minimum
Stockholders(1)              Investors
                          -------
------------                 ---------

Number of shares of common stock purchased
10,000,000(2)               1,000,000
Percentage of outstanding common stock after offering
90.91%                     9.09%
Gross consideration paid
$100,100                 $10,000,000
Percentage of consideration paid                                            .99%
                    99.01%
Average consideration per share of common stock                             $.01
                    $10.00

                          Maximum
                          -------

Number of shares of common stock purchased
10,000,000(2)               2,500,000
Percentage of outstanding common stock after the offering                    80%
                      20%
Gross consideration paid
$100,100                 $25,000,000
Percentage of consideration paid                                            .40%
                     99.6%
Average consideration per share of common stock                             $.01
                    $10.00

(1)  Includes Jackson Roscoe Motorsports, LLC.
(2) After giving effect to the 100,000 for 1 stock split effected May 15, 2001.

                                 CAPITALIZATION

The following table sets forth our capitalization at April 30, 2001, as adjusted, to give effect to the sale of the minimum number of 1,000,000 shares of our common stock and to give effect to the maximum number of 2,500,000 shares of our common stock, at an assumed public offering price of $10.00 per share, net of estimated offering costs and after application of the net proceeds of such sale (1)(2).


                                                                   Actual
     Minimum             Maximum
April 30, 2001

Common Stock, $.01 par value per share;
20,000,000 shares authorized; 10,000,000
shares issued and outstanding; 11,000,000
shares issued and outstanding, as adjusted
assuming the minimum number of shares are
sold; 12,500,000 shares issued and outstanding,
as adjusted assuming the maximum number of
shares are sold                                                  $100,000
    $110,000            $125,000

Preferred stock, $.01 par value per share;
10,000 shares authorized; 10,000 shares issued
and outstanding                                                       100
         100                 100
Additional paid-in capital                                      2,464,919
  11,237,859          25,472,859
Accumulated Deficit                                            (2,408,105)
  (2,408,105)         (2,408,105)
                                                               -----------
 -----------          ----------
Total Stockholder's Equity (Deficit)                             $156,914
  $8,939,854         $23,189,854
                                                                =========
  ==========         ===========

(1) Assumes discounts/commissions are $500,000 for the minimum offering and $1,250,000 for the maximum offering. This is the maximum amount the broker/dealer could earn and these numbers assume that all of the shares are sold in Arizona, Arkansas, Florida, North Carolina and Texas. However, we do not anticipate that all of our shares will be sold in these states since we are registering and offering shares in thirty-six (36) states.
(2) In order to meet certain state requirements, we will not break escrow with respect to the sale of any shares in excess of 1,560,000 shares or sell shares in excess of 1,560,000 unless Jackson Roscoe Motorsports, LLC makes an additional capital contribution in cash of $235,000 with respect to the common stock it currently owns. This contribution has not been reflected in the table set forth above.


                             DESCRIPTION OF BUSINESS

BUSINESS OF ISSUER

We are a Delaware corporation formed on October 20, 2000 to control and manage a multi-car motorsports operation that will participate in NASCAR sanctioned events. We currently have no full-time employees. However, we have a consulting agreement with Michael J. Wurtsbaugh, our proposed CFO and Secretary, and have entered into an employment agreement with Michael J. Wurtsbaugh which will become effective upon the closing of this offering. Pursuant to the terms of his consulting agreement, Mr. Wurtsbaugh shall, in exchange for consulting services provided by him, be entitled to purchase up to 500,000 shares of our common stock in accordance with that certain Option Agreement dated February 28, 2001. As a consultant, Mr. Wurtsbaugh has devoted significant time and energy to the preparation of the Company's registration statement, the start-up of operations and the pursuit of sponsors. The terms and conditions of Mr. Wurtsbaugh's employment agreement are set forth in the section entitled "Executive Compensation" beginning on page 53.

It is contemplated that we will initially enter the Winston Cup Series with one race team and intend to have two race teams competing in NASCAR sanctioned events within one year of the closing of this offering. It is our intention to ultimately originate up to a total of five race teams that will compete in NASCAR sanctioned races, including teams in the Winston Cup, Busch Series Grand National Division ("Busch Series") and Craftsman Truck Series, depending on the amount of capital raised through this offering.

As a start-up company, we have no history of earnings, have a stockholder's equity of $156,914, have an accumulated deficit of $2,408,105 as of April 30, 2001, due to a non-cash charge of $2,064,919 for stock options granted, start-up costs and expenses incurred in the development and implementation of our business plan. We currently do not own any assets necessary to establish our racing or merchandising operations.

We believe that a tremendous opportunity exists to provide a unique and exciting opportunity for existing NASCAR fans, as well as attract new fans to the sport. We will utilize a network of dedicated racing fans and attract new fans to NASCAR to serve as part owners in our operations. We will be able to offer each stockholder a unique economic and racing opportunity to be part owner of what we hope will be a "top-tier NASCAR racing team" and actually participate in what we believe is the number one spectator sport in the country. By "top-tier," we mean a racing team that finishes annually among the top twenty (20) teams in racing points and race purse winnings. This network of stockholders will further allow us the opportunity to offer potential sponsors a built-in owner fan base that will support and consume the various sponsors' products and/or services. It is believed that this fan base will be a competitive advantage in our attempt to attract top quality sponsorship monies to fund our racing operations. To date, there are no other motorsports operations with such an owner fan base. Although we consider this a significant competitive advantage and are conducting preliminary meetings with several potential sponsors, none of these preliminary communications have led to any definitive sponsorship agreements at this time.

We will actively manage and control substantially all of our merchandising opportunities directly rather than the traditional industry practice of utilizing third-party agents to manage and promote merchandising operations. We will sell a wide variety of merchandise including shirts, hats, coats, children's clothing, toys, die-cast sealed replicas of motor sports vehicles, computer programs, cups, umbrellas, vehicle stickers, key chains and other traditional souvenirs. This should provide greater control over the quality and success of our merchandising operations. Although current management has no substantial experience merchandising licensed products, upon completion of this offering, we intend to hire individuals with this type of experience. At this stage, we do not have any definitive agreements for the manufacturing or development of any products that we intend to offer in the future. Many of these products will require a licensing agreement with NASCAR, which we have not negotiated. While we have contacted the NASCAR licensing office to determine NASCAR's licensing requirements and opportunities, our strategy is to formally apply with NASCAR once our merchandising management has been hired.

Summary of Opportunity

We will offer new and dedicated motorsports fans the opportunity to both own a piece of what management believes will ultimately be a successful motorsports operation and participate economically in the business. We believe such an opportunity will prove appealing to these fans' love of auto racing. In addition, we believe our unique ownership opportunity and integrated business approach, coupled with the increasing media exposure of NASCAR, will allow us to attract new fans to the exciting sport of NASCAR racing. We will utilize the investment funds from the stockholders to start and/or purchase as many as five race teams to compete in NASCAR sanctioned races, including the Winston Cup, Busch Series and Craftsman Truck Series. We believe this wide network of owner/investors enhances the success rate for obtaining top quality sponsors which should further the opportunity for success of our racing and merchandising operations. We believe most sponsors will find this captive stockholder network a very attractive audience to market their respective products and services. In addition to the economic opportunity of ownership, we intend to offer each stockholder a variety of owner privileges. Our owner privileges may consist of some or all of the following:

         -        Autographed picture of one of our drivers and crew chiefs.
         - At each Winston Cup and Busch Series race in which we qualify we intend to randomly select twenty (20) stockholders that will be eligible to be chosen to participate in the non-over-the-wall pit crew. The non-over-the-wall pit crew will perform pit crew functions behind a wall separating it from the race car pit. We will pick four out of the twenty
                  (20) stockholders to actually participate in the non-over-the-wall pit crew for each team's honorary pit crews.
         - An annual 10% discount on all racing merchandise purchased trackside at the merchandise trailers.
         - Free access to all of FanZ Racing, Inc.'s driver, crew and owner web pages with direct e-mail response from each respective team member.
         - Free webcasts from our racing team facility highlighting the pre-race preparation of one of the race cars.
         - Initial input into driver and crew chief selection for our racing operations.

We anticipate providing the owner privileges to stockholders on an annual basis, however, some or none of the aforementioned owner privileges may be provided if we are unsuccessful in establishing our merchandising operations or if we fail to participate or qualify in races. We intend to run our teams on a limited schedule until sponsorship funds are obtained. We anticipate running a full schedule during the second half of the 2002 racing season, although, there can be no assurance that this will occur. While we will actively pursue drivers and crew chiefs suggested by our stockholders, we may be unsuccessful in attracting such personnel to our racing operations.

We anticipate holding an annual stockholders' meeting and luncheon. We anticipate holding this meeting in our team facility once we have established a permanent facility or a race related venue. The stockholders will have exclusive access to the drivers, crewmembers and racing personnel and our facilities during this meeting and luncheon.

Sponsorship Appeal

We believe the combination of racing and merchandising operations and network of stockholder/fans offered by us will be a unique opportunity for sponsors evaluating participation in NASCAR sanctioned racing. Overall, the entire NASCAR sponsorship opportunities should be extremely appealing as a marketing and advertising tool for most major companies whose products and services are purchased or consumed by the general public. The facts that make the sponsorship of a NASCAR racing operation appealing to companies are summarized as follows:

         - Nearly one-third of the U.S. adult population, 63 million in total, consider themselves NASCAR fans. Of the 63 million, 24 million (or 38%) are avid fans who search out NASCAR (or television, attend races, and/or buy NASCAR products).(1)

         - NASCAR attendance has grown each year for eighteen (18) consecutive years(2) with attendance almost doubling since 1990.(3)

         - NASCAR attendance growth for the Winston Cup Series has outpaced any other sport. From 1990 to 1998, the Winston Cup fan base increased from 3.3 million to 6.3 million, which represents a 91% attendance growth rate.

         - 40% of NASCAR fans over the age of 18 are women, making the NASCAR fan base one of the most gender-neutral in professional sports.(4)

         - 64% of NASCAR fans have attended college and 41% earn over $50,000 per annum, creating a valued marketing segment for most major consumer and service companies.(5) The chart below shows the audience income by sector.

--------
(1) Edgar, Dunn, and Company. "The 2000 NASCAR Board Study" cited in "Real Results, This is NASCAR," 2001.
(2) 1990-1999 Goodyear Attendance Reports cited in "Real Results, This is NASCAR," 2001.
(3)  Id.
(4)  "Real Results, This is NASCAR," 2001.
(5)  Id.

                               AUDIENCE INCOME(5)

                                  [BAR GRAPH]

Under $20,000           14%
$75,000-$100,000        11%
$50-$75,000             21%
$30-$50,000             27%
$20-$30,000             18%
$100,000 & Over          9%

         - 78% of NASCAR fans are between the ages of 18 and 54. This demographic group is the one sponsors value most.(6)

         - 72% OF NASCAR FANS CONSCIOUSLY PURCHASE PRODUCTS AND SERVICES BASED ON A SPECIFIC COMPANY'S INVOLVEMENT IN NASCAR. This conversion ratio is twice the rate of audience brand loyalty that is experienced by the National Football League ("NFL") and allows NASCAR to offer America's most brand loyal fans. The graph below shows the percent of the audience that consciously purchases products based on the manufacturer's involvement in the sport.(7)

----------
(6)  Id.
(7)  1997 Performance Research Study cited in "Real Results, This is NASCAR,"
     2000.

                     AUDIENCE BRAND LOYALTY TO SPONSORS(4)

                                  [LINE GRAPH]

NASCAR          72%
Tennis          52%
Golf            47%
NBA             38%
MLB             38%
NFL             36%
Olympics        28%


         - 40% of NASCAR Fans will switch to a product if it is a NASCAR sponsor.(8)
         - 70% of the NASCAR Winston Cup races will be broadcast on network television.(9)
         - Over 250 million fans worldwide tuned into NASCAR events in 1999.(10)

Unlike most other sports, NASCAR teams, drivers and owners continuously promote the sponsor at each race. It is not uncommon for the winning driver of each race to officially thank the sponsors who ultimately are responsible for his or her "ride."

We believe that our operations will create a very favorable investment opportunity for most major companies, as it provides sponsors direct access to the most diverse and passionate fans in the sporting universe. In addition to the broad appeal of NASCAR, as highlighted above, we believe our stockholder base will provide potential sponsors with an immediate loyal foundation of fans and potential consumers that are anticipated to be loyal to the sponsor's products. This network of stockholder/owners is unique to NASCAR and should provide the impetus for us to attract a high quality group of primary and associate sponsors to our racing operations. Additionally, we intend to maintain a close working relationship with each of our major sponsors by developing a comprehensive marketing and promotional strategy promoting each sponsor at our trackside merchandising venues, as well as through a variety of retail and mass merchant outlets. Some of the specific attractions beyond the prominent display of corporate colors and logos on each race car, driver and team uniforms, equipment and transporter that we intend to offer to sponsors include:

         - active "show car" program for each team that will operate continuously throughout the year displaying and promoting at the respective sponsors' locations;

-------------
(8)  "Real Race Gear," NASCAR, 2001.
(9) Bear Sterns & Company Equity Research (hereinafter "Bear Sterns") "Motorsports," page 26, 2001.
(10) "Real Race Gear," 2001.

         - client hospitality tents will be prominently promoted at trackside venues at events with driver, crew and owner participation;
         - employee entertainment packages for selected racing venues that will include driver and crew participation and involvement as a motivational tool to valued employees;
         - promotional tie-ins may be developed, promoted and implemented at selected trackside venues, as well as through various national and regional multimedia by our drivers, crew chiefs and owners; additionally, promotional tie-ins may be employed throughout each sponsors' distribution channels;
         - trackside sampling events may be established at selected sponsor tents to highlight new and promotional sponsor products and services; sampling events may be utilized to test market the various sampled products with NASCAR fans and media;
         - product and service endorsements may be established for each primary sponsor and selected associate sponsors featuring our drivers, crew chiefs and owners;
         - advertising space during the weekly webcast from the team's facility;
         -        database marketing to the investor list; and
         - additional advertising and potential product promotion at our permanent race facility, once it is established, in and around Charlotte, North Carolina.

We believe that sponsors will be attracted to our teams because they will have both direct and indirect access to our stockholders. We will establish a privacy policy which allows us to share stockholder information with our sponsors only if our stockholders affirmatively opt-in to this program. Information about stockholders who do not opt-in to our program will not be disclosed. In addition to any direct access our sponsors will have, they will be able to advertise on our website, through our catalogue, or other promotional programs, as well as the traditional methods of advertising space on our car and on team uniforms.

History of the Industry

William H. G. France was a mechanic who migrated from New York to Daytona in the early 1940's. He organized races on the beach in Daytona that eventually led to more races and purses. He founded NASCAR in 1948 to organize and promote stock car racing on racetracks throughout the southeastern United States. Other than the creation of NASCAR, we believe the ascension of France's son, Bill Jr., to the leadership role of NASCAR in 1972 is likely the most important event in NASCAR's history. As the rule maker, promoter, ambassador and salesman, Bill Jr. has set the standard by which all other forms of motorsports are measured and compared. NASCAR's popularity during the 1970's and 1980's grew primarily on a regional level, while Bill Jr. continued to work toward a vision of national recognition for the sport of NASCAR.

In November of 2000, Bill Jr. stepped down as President of NASCAR, and was replaced in that position by Mike Helton, who had been serving as NASCAR's Senior Vice-President and Chief Operating Officer for the previous two years. Despite the health problems that caused him to step-down as President, Bill Jr. continues to influence the future of NASCAR as chairman of the Board of Directors for NASCAR.

Current Status of NASCAR

Although NASCAR began with a southeastern motor racing focus, the sport, through NASCAR's efforts, has grown to be a nationally recognized sport and is currently promoting races in 22 of the 50 states throughout America from New Hampshire to California and Oregon.(11) Today, millions of fans each year pack NASCAR venues across the country for what we believe is the most exciting form of motorsports entertainment. In 1998, NASCAR celebrated its 50th anniversary by earning the distinction as the fastest growing sport in the country. In an exclusive "Street & Smith's Sports Business Journal" survey, NASCAR ranked ahead of every other sports property in marketability and sponsor service. NASCAR's ascent to join the "Big Four" (football, baseball, basketball and hockey) - now the "Big Five"
- of professional sports is a recent testament to the sport's success and popularity. Attendance at NASCAR Winston Cup races has doubled since 1990 and 17 of the 20 best attended sporting events of 1999 were NASCAR Winston Cup races. Television ratings for NASCAR are second only to the National Football League ("NFL"), and while ratings for most sports properties have leveled off or declined, NASCAR's televised ratings have climbed 33% in the first half of 2001.(12) In 2000, NASCAR licensed product retail sales topped $1.26 billion, which equates to a growth rate of 1400% during the decade.(13) We believe NASCAR is not only the most popular form of auto racing, but also one of the most popular professional sports in all of America. Annually, more than 250 million fans worldwide watch televised NASCAR races with over 10 million fans coming out to the various tracks to see, in person, the NASCAR Winston Cup Series, NASCAR Busch Series Grand National Division and NASCAR Craftsman Truck Series.(14)

In November of 1999, NBC, Fox and Turner Sports reportedly agreed to pay $2.4 billion over six years, beginning in 2001, for broadcasting rights to NASCAR's Winston Cup racing series. Sources have reported that the $2.4 billion will be distributed as follows:

         -        25% will go to the tracks earmarked for race purses;
         -        10% will go directly to NASCAR; and
         -        65% will go to the tracks that host the races.

Under this agreement the networks will televise more than 70% of NASCAR Winston Cup races.(15)

NASCAR has grown to the top of the sports rankings in terms of its estimated economic impact. The graph below shows the Top 10 Professional Events in 2000, followed by their estimated economic impact. It should be noted that 8 out of the top 10 are motorsports and 7 out of the 10 are NASCAR races.

-------------
(11)  Bear Sterns at pages 57-60.
(12)  Id. at page 25.
(13)  "Real Results, This is NASCAR," 2001.
(14)  "Real Race Gear," 2001.
(15)  Bear Sterns at page 26.

------------------------------ ------------------------------------------
----------------------------------------
EVENT                          LOCATION
ESTIMATED ECONOMIC IMPACT*
------------------------------ ------------------------------------------
----------------------------------------
Indianapolis 500               Indianapolis Motor Speedway,
                               Indianapolis                               $336.6
million
------------------------------ ------------------------------------------
----------------------------------------
Daytona 500                    Daytona International Speedway,
                               Daytona Beach, FL                          $240
million
------------------------------ ------------------------------------------
----------------------------------------
Brickyard 400                  Indianapolis Motor Speedway, Indianapolis
                                                                          $219.5
million
------------------------------ ------------------------------------------
----------------------------------------
SuperBowl XXXIV                Georgia Dome, Atlanta                      $215
million
------------------------------ ------------------------------------------
----------------------------------------
SAP United States Grand Prix   Indianapolis Motor Speedway,
                               Indianapolis                               $170.8
million
------------------------------ ------------------------------------------
----------------------------------------
DirecTV 500                    Texas Motor Speedway,
                               Forth Worth                                $165.2
million
------------------------------ ------------------------------------------
----------------------------------------
Goracing.com 500               Bristol (TN) Motor Speedway                $119.6
million

------------------------------ ------------------------------------------
----------------------------------------
Food City 500                  Bristol (TN) Motor Speedway                $80.5
million

------------------------------ ------------------------------------------
----------------------------------------
Kentucky Derby                 Churchill Downs
                               Louisville, KY                             $60
million
------------------------------ ------------------------------------------
----------------------------------------
Winston 500                    Talladega (AL) Superspeedway               $42.4
million

------------------------------ ------------------------------------------
----------------------------------------

Street & Smith's Sports Business Journal, January 15-21, 2001, page 22. (*Based on a formula from the National Association of Sports Commissions; Sources:
National Association of Sports Commissions, Sports Business Journal Research, Smith Travel Research, International Association of Conventions & Visitor Bureau Foundation)

NASCAR oversees a variety of racing programs throughout the United States that serve as proving grounds for young drivers and mechanics to gain experience and improve their racing skills. It is our intention to participate in the top two or three racing series as part of our business plan. The number one series is the Winston Cup series of which we will focus our primary efforts. The other top racing series within the NASCAR network are the Busch Series Grand National Division and the Craftsman Truck Series. Ultimately, we believe that participation in both of these series is important in the overall business plan in order to develop a form of "farm team" system, similar to Major League Baseball. Our participation in multiple NASCAR series promotes consistency among the team members and drivers that is essential for success in Winston Cup racing.

Team Profiles

As NASCAR continues to grow and expand into the future, the manner in which drivers, crew chiefs, crews and car owners communicate and operate is changing. Historically, NASCAR ownership has been from two primary sources (i) individual owners that grew up in the racing industry and view ownership as a means to continue to participate in the sport, or (ii) from wealthy individuals that enjoy motorsports and can afford to spend monies to experience the thrill of owning a racing operation. Concurrently, this sport has grown in terms of (i) competition and funding from sponsors, and (ii) race purses, therefore, owning and operating a top-tier NASCAR Winston Cup racing operation has become much more business oriented. As a result, the advent of the multi-car team has only recently become popular.

The management of the multi-car team remains in an organizational structure in which each team, including the driver and crew chief, are individually given incentives and operate fairly autonomously from the other teams within the multi-car operation. The era of the multi-car team has become almost a necessity in order to pool financial resources, share information and fully utilize expensive capital expenditures over a number of teams. Additionally, we believe recruiting, managing and maintaining the best and brightest people has become essential for the success of any top-tier racing operation. Identifying and recruiting top drivers for the cars, crew chiefs, crewmembers, mechanics, fabrication specialists, engine builders, and other specialists are all essential ingredients to operating a successful racing operation. Management believes the future opportunity in NASCAR ownership will rely upon the owner's racing knowledge and experience along with the ability to successfully manage and operate a business with multiple divisions, or teams, that happen to be in the racing industry.

Revenue Sources

A NASCAR racing operation relies principally on three separate, but related, revenue sources for the funding of its racing activities: (i) sponsorship monies, (ii) race purse winnings and (iii) special race bonus opportunities.

Sponsorship Monies: The primary funding source for any NASCAR racing operation is sponsorship monies from primary sponsors and a host of associate sponsors. The types and amounts of these sponsors are identified in the following chart:

     --------------------- ---------------------------- ------------------------
     SERIES                      TYPE OF SPONSOR        COST
     --------------------- ---------------------------- ------------------------
     Winston Cup                 Primary Sponsor        $5 - $12 million
     --------------------- ---------------------------- ------------------------
                                 Major Associate        500,000 - 2.5 million
     --------------------- ---------------------------- ------------------------
     Busch Series                Primary Sponsor        1.5 million - 3 million
     --------------------- ---------------------------- ------------------------
                                 Major Associate        250,000 - 1 million
     --------------------- ---------------------------- ------------------------
     Craftsman Truck             Primary Sponsor        1 million - 1.8 million
     --------------------- ---------------------------- ------------------------
                                 Major Associate        100,000 - 500,000
     --------------------- ---------------------------- ------------------------

We believe a top-tier NASCAR team that is competitive and has the opportunity to run competitively and finish in the top 15 each week takes a minimum investment of $6 million annually. Traditionally, the most successful teams have had annual budgets that exceeded $12 million. The average annual cost for a company to be a primary sponsor of a top Winston Cup Car is $5 - $12 million.(16) In addition to the primary and major associate sponsors identified above, there are several other levels of sponsorship on the car.

Obtaining high quality and well-capitalized sponsorships for each team fielded by our racing operations is the top priority for management. Management believes that the unique, built-in

------------
(16) Bear Sterns at page 34.

stockholder network provided by us should be very attractive to potential primary and associate sponsors.

RACE PURSE WINNINGS: As the sport has grown, NASCAR has become a nationally recognized sporting event that is seen by millions of fans. As a result, winning purses have also grown substantially. In 2000, the top teams that competed in at least 33% of the races, earned in excess of $3 million from race winnings alone, while the less successful teams, that are not as competitive, earned as little as $600,000. Some of the drivers listed at the bottom of the chart below raced primarily in the Busch Series and only participated in a limited number of Winston Cup races. Teams that elect to participate in only a few Winston Cup races earn as little as $50,000. The chart below shows the Winston Cup Drivers in order of points, their statistics and respective purses for the 2000 season.


Pos. Driver                Points        Starts        Wins        Top 5
Top 10 Winnings
 1   Bobby Labonte          5130           34            4           19
 24   $4,041,750
 2   Dale Earnhardt         4865           34            2           13
 24   $3,701,390
 3   Jeff Burton            4836           34            4           15
 22   $5,121,350
 4   Dale Jarrett           4684           34            2           15
 24   $5,225,500
 5   Ricky Rudd             4575           34            0           12
 19   $2,385,400
 6   Tony Stewart           4570           34            6           12
 23   $3,200,190
 7   Rusty Wallace          4544           34            4           12
 20   $3,037,720
 8   Mark Martin            4410           34            1           13
 20   $2,763,540
 9   Jeff Gordon            4361           34            3           11
 22   $2,703,590
10   Ward Burton            4152           34            1            4
 17   $2,385,330
11   Steve Park             3934           34            1            6
 13   $2,052,830
12   Mike Skinner           3898           34            0            1
 11   $1,985,590
13   Johnny Benson          3716           33            0            3
  7   $1,627,870
14   Matt Kenseth *         3711           34            1            4
 11   $2,150,760
15   Joe Nemechek           3534           34            0            3
  9   $1,907,280
16   Dale Earnhardt, Jr *   3516           34            2            3
  5   $2,610,400
17   Terry Labonte          3433           32            0            3
  6   $2,043,090
18   Ken Schrader           3398           34            0            0
  2   $1,530,840
19   Sterling Marlin        3363           34            0            1
  7   $1,819,640
20   Jerry Nadeau           3273           34            1            3
  5   $2,038,670
21   Bill Elliot            3267           32            0            3
  7   $2,447,790
22   Jimmy Spencer          3188           34            0            2
  5   $1,858,760
23   John Andretti          3169           34            0            0
  2   $1,964,400
24   Jeremy Mayfield        3156           32            2            6
 12   $2,090,500
25   Robert Pressley        3055           34            0            1
  1   $1,427,820
26   Kenny Wallace          2874           34            0            1
  1   $1,723,970
27   Michael Waltrip        2797           34            0            1
  1   $1,689,420
28   Kevin Lepage           2795           32            0            1
  3   $1,679,190
29   Elliot Sadler          2762           33            0            0
  1   $1,578,360
30   Bobby Hamilton         2715           34            0            0
  2   $1,619,770
31   Dave Blaney*           2656           33            0            0
  2   $1,272,690
32   Chad Little            2634           27            0            0
  1   $1,418,880

33   Rick Mast              2366           29            0            0
  2   $1,156,430
34   Wally Dallenbach       2344           30            0            0
  1   $1,169,070
35   Brett Bodine           2145           29            0            0
  0   $1,020,660
36   Darrell Waltrip        1981           29            0            0
  0   $1,246,280
37   Scott Pruett*          1879           28            0            0
  1   $1,135,850
38   Stacy Compton*         1857           27            0            0
  0   $1,069,650
39   Mike Bliss*            1748           25            0            0
  1   $  953,948
40   Ted Musgrave           1614           18            0            0
  0   $  827,216
41   Kyle Petty             1441           19            0            0
  1   $  894,911
42   Kenny Irwin            1440           17            0            1
  1   $  949,436
43   Robby Gordon           1309           17            0            1
  2   $  620,781
44   Ricky Craven           1175           16            0            0
  0   $  636,562
45   Geoff Bodine           1039           14            0            0
  0   $  704,981
46   Dave Marcis             723           11            0            0
  0   $  405,572
47   Kurt Busch              613            7            0            0
  0   $  311,915
48   Todd Bodine             456            5            0            0
  1   $  234,065
49   Hut Stricklin           436            7            0            0
  0   $  255,200
50   Dick Trickle            423            6            0            0
  0   $  233,865
51   Steve Grissom           419            5            0            0
  0   $  231,850
52   Casey Atwood            328            3            0            0
  1   $   97,030
53   Andy Houston            314            5            0            0
  0   $  141,850
54   Rich Bickle             231            3            0            0
  0   $  135,960
55   Derrike Cope            198            3            0            0
  0   $  179,151
56   PJ Jones                158            2            0            0
  0   $   70,900
57   David Green             143            2            0            0
  0   $  105,350
58   Bobby Hamilton, Jr.     134            2            0            0
  0   $   82,390
59   Ron Hornaday            118            1            0            0
  0   $   47,020
60   Carl Long               107            2            0            0
  0   $   79,471
61   Gary Bradberry          104            2            0            0
  0   $   63,700
62   Joe Bessey               82            1            0            0
  0   $   48,975
63   Tom Hubert               64            1            0            0
  0   $   33,175
64   Brian Simo               55            1            0            0
  0   $   37,110
65   Buckshot Jones           52            1            0            0
  0   $   35,275
66   Adam Petty               43            1            0            0
  0   $   38,675
67   Bobby Hillin             43            1            0            0
  0   $   27,525
68   Ryan Newman              40            1            0            0
  0   $   37,825
69   Boris Said               37            1            0            0
  0   $   36,940
70   Ron Fellows              34            1            0            0
  0   $   24,725
71   Kerry Earnhardt          34            1            0            0
  0   $   21,830
72   Scott Wimmer              0            1            0            0
  0   $   37,780

*Rookie

The 2000 Drivers Standings were excerpted from the NASCAR.com website on July 30, 2001.

NO PRIZE MONEY IS GUARANTEED UNLESS A TEAM ACTUALLY QUALIFIES FOR THE RACE. Television revenues are an indirect revenue component. In November of 1999, NBC, Fox and Turner Sports reportedly agreed to pay $2.4 billion over six years, beginning in 2001, for broadcasting rights to NASCAR's Winston Cup racing series. Under the terms of the agreement, the drivers and teams will participate in a portion of the earnings through increases in race purses. The chart below shows the 2001 Season year-to-date drivers by points, their respective statistics and purse winnings as of July 30, 2001 for the drivers that have competed in at least one race this season.



Pos. Driver               Points        Starts        Wins        Top 5
Top 10 Winnings
 1   Jeff Gordon           2847           20            3           12
13   $4,422,010
 2   Ricky Rudd            2802           20            1            8
14   $2,415,320
 3   Dale Jarrett          2740           20            4            9
11   $3,018,940
 4   Tony Stewart          2586           20            2            8
11   $2,089,990
 5   Sterling Marlin       2529           20            0            5
10   $1,684,160
 6   Rusty Wallace         2492           20            1            4
 9   $2,653,570
 7   Dale Earnhardt, Jr.   2453           20            1            5
 9   $2,803,400
 8   Bobby Labonte         2438           20            1            5
10   $2,302,260
 9   Kevin Harvick*        2422           19            3            3
 8   $2,047,800
10   Johnny Benson         2353           20            0            3
 8   $1,498,000
11   Mark Martin           2325           20            0            3
 9   $2,063,980
12   Matt Kenseth          2317           20            0            0
 4   $1,262,770
13   Steve Park            2280           20            1            5
 8   $1,967,020
14   Jimmy Spencer         2260           20            0            3
 7   $1,435,590
15   Jeff Burton           2158           20            1            2
 7   $2,062,670
16   Bill Elliott          2131           20            0            2
 5   $1,841,200
17   Elliott Sadler        2068           20            1            1
 2   $1,487,030
18   Bobby Hamilton        2056           20            1            2
 5   $1,381,050
19   Ward Burton           2024           20            0            2
 4   $1,770,530
20   Ken Schrader          1984           20            0            0
 4   $1,324,070
21   Jerry Nadeau          1934           20            0            1
 4   $1,255,830
22   Robert Pressley       1874           19            0            1
 3   $1,253,190
23   Jeremy Mayfield       1836           20            0            4
 6   $1,943,450
24   Michael Waltrip       1834           20            1            2
 2   $2,387,630
25   Kurt Busch*           1825           20            0            2
 4   $1,298,580
26   Dave Blaney           1820           20            0            0
 3   $1,017,960
27   Terry Labonte         1763           20            0            1
 2   $1,699,600
28   Ricky Craven          1741           20            0            2
 3   $  996,241
29   Brett Bodine          1700           20            0            0
 1   $1,005,180
30   John Andretti         1614           19            0            1
 2   $1,596,210
31   Mike Skinner          1601           18            0            0
 1   $1,546,660
32   Casey Atwood*         1560           19            0            0
 0   $  906,811
33   Todd Bodine           1529           19            0            1
 1   $  971,323
34   Stacy Compton         1518           19            0            0
 1   $1,006,310
35   Jason Leffler*        1438           17            0            0
 0   $1,019,500
36   Ron Hornaday*         1408           19            0            0
 1   $  900,706
37   Joe Nemechek          1397           15            0            0
 1   $1,212,500

38   Mike Wallace          1364           15            0            0
 4   $1,075,260
39   Buckshot Jones        1140           17            0            0
 0   $  959,296
40   Hut Stricklin         1071           13            0            0
 1   $  597,991
41   Kevin Lepage          1070           14            0            0
 0   $  665,584
42   Kyle Petty             913           13            0            0
 0   $  584,896
43   Andy Houston*          824           12            0            0
 0   $  610,392
44   Robby Gordon           777            9            0            1
 1   $  596,293
45   Kenny Wallace          755           12            0            0
 0   $  597,651
46   Rick Mast              669            9            0            0
 0   $  381,611
47   Bobby Hamilton, Jr.    174            3            0            0
 0   $  241,142
48   Jeff Green             155            3            0            0
 0   $  133,190
49   Jeff Purvis            132            3            0            0
 0   $  199,879
49   Dale Earnhardt         132            1            0            0
 0   $  296,833
51   Boris Said             130            1            0            0
 0   $   64,695
52   Scott Pruett           127            1            0            0
 0   $   77,020
53   Dave Marcis            104            2            0            0
 0   $  123,021
54   Ryan Newman            103            3            0            1
 1   $  201,216
55   Dorsey Schroeder        88            1            0            0
 0   $   52,805
56   Wally Dallenbach        85            1            0            0
 0   $   64,410
57   Ted Musgrave            76            1            0            0
 0   $   73,287
58   Shawna Robinson         61            1            0            0
 0   $   35,190
59   Ron Fellows             54            1            0            0
 0   $   40,195
60   Brian Simo              37            1            0            0
 0   $   40,090


*Rookie


The 2001 Drivers Standings were excerpted from the NASCAR.com website on July 30, 2001.


Out of the 24 teams that qualified for the full schedule in 2000, the lowest purse winnings were $1.4 million.

SPECIAL RACE BONUS OPPORTUNITIES: Special race bonus opportunities are becoming larger and more prevalent as various companies recognize the media exposure that is available in the NASCAR venues. For example, R.J. Reynolds' Sports Marketing Enterprises sponsors the "No Bull 5" driver bonus program, which offers one of five qualified drivers the opportunity to win a $1 million bonus should they win at a race that is tied into the "No Bull 5" program.

Racing Qualifications

NASCAR mandates, manages and monitors the qualifications at every NASCAR sanctioned event. In addition to filing ownership forms with NASCAR, to participate in a NASCAR sanctioned event, each car must be driven by a driver who has NASCAR experience and all cars must undergo a NASCAR technical inspection. Prior to qualifying at each race, all of the participating cars must undergo a pre-race technical inspection by the NASCAR officials. A number of race cars also will be selected to undergo a further technical inspection at the conclusion of the race to ensure the selected cars participated within all of the NASCAR technical guidelines during the race. NASCAR specifications exist for the entire race car

(including aerodynamic elements such as length of spoilers and air dams, engine characteristics, fuel, chassis setup, shocks, tires, etc.) and typically vary by manufacturer (such as Ford, General Motors, Dodge and Pontiac). These specifications can change between races as NASCAR technical officials attempt to maintain equality of competition between race teams and manufacturers. Teams, drivers and owners that are caught violating NASCAR guidelines typically receive penalties ranging from economic fines to loss of points gained unfairly in the Winston Cup Champion points race, to suspensions from future NASCAR sanctioned events.

After passing the NASCAR technical inspection, a car has one attempt to achieve one of the top 36 qualifying speeds of all the cars in order to qualify. The fastest qualifying speed is awarded the pole position for the respective race. The pole position starts on the inside of the front row and leads the rest of the qualifying field to the green flag indicating the beginning of each race. Drivers and team owners covet the pole position due to the notoriety received by the respective pole winner sponsors. Pole winners also receive a monetary award called the "Bud Pole Award" which is sponsored by Anheuser-Busch. Additionally, winning a pole award at any NASCAR Winston Cup event throughout the season automatically qualifies the driver to participate in a non-points race at the beginning of the following season in Daytona that pays the participants prize money based on finishing position. A non-points race does not offer owners' or drivers' points to the participants, but offers cash prizes for participants. The significance of owners' and drivers' points is discussed below.

After the pole position, the next 35 race cars earn their starting spots according to the fastest qualifying speeds. In addition to the 36 fastest qualifiers for each race, NASCAR reserves seven provisional positions bringing the total to 43 cars that participate in each event. Positions 37 through 43 of each race are provisional starters. The 43rd spot in a Winston Cup race is awarded to a past champion of the Winston Cup Series (if entered in the race and not otherwise qualified). The 43rd spot in a Busch Series race is awarded to a past champion of the Busch Series (if entered in the race and not otherwise qualified). If there is no past champion, or if no past champion needs a provisional, the next team in owners' points is given the provisional. Owners' points are accumulated by teams throughout the year based on finishing position and are important for earning provisionals. Drivers' points do not have any impact on provisionals but are important for earning end of the year honors and prizes for the drivers. During the first four races of each season, provisionals are awarded based on the final owners' points standings of the previous year. At the fifth race, the current year's owners' points become the reference point. Each existing team starts the season with four provisionals and earns one more after their 8th, 16th, and 24th, attempted race. However, any team that takes a provisional and is in the top 25 in the owners' points is not charged with a provisional. If a Winston Cup driver is 35th or higher in the Winston Cup standings he cannot take a provisional in the Busch Series, unless he is a past champion in that series.

FanZ Racing Strategy

Our racing strategy is to capitalize upon the evolution of NASCAR through a multi-team business organization. We believe that a more participative management structure, in which the teams of a multi-car operation are compensated and given incentives based on not only their individual performance, but also the overall team performance, could provide us a higher probability for success. We believe that multi-car race teams experience several benefits compared to the single car teams. These benefits include:

     -    a single fabrication shop that will support all teams;
     -    a single paint facility that can support all the teams;
     -    a reduced safety stock in terms of parts, tools per team;
     -    increased labor efficiency;
     -    less capital equipment per team;
     -    limited temporary labor during start-up;
     -    more research and development coverage;
     -    less facility costs per team; and
     -    economies of scale to justify an in-house engine program.

We believe these benefits will add up to a significant savings for a multi-car race team. For example, two Winston Cup Teams that were spending $7.5 million to operate could save up to 5% of their operating expenses by consolidating the teams in one operation. We believe that capital expenditures could be reduced by 20-30% depending upon whether an in-house engine program were in place.

Furthermore, it is our intent to maximize the success of our racing operations by reinvesting the majority of the profits of the racing operation back into the racing business. This reinvestment strategy will allow us to maximize our sponsors' return on investments and our success by investing in state-of-the-art equipment and capital expenditures as well as through the recruitment and maintenance of the top personnel in all aspects of the racing operations.

To accomplish this goal, we will seek to hire experienced people in the motorsports business, specifically from the existing NASCAR participants, to serve as management of our racing operations. These individuals will be responsible for the day-to-day management of the racing operations in order to provide our racing operations with the best opportunity to attract the top talent among drivers, crew chiefs and the other racing professionals. Although qualified individuals with NASCAR experience are sought after by many owners, we believe that our unique business opportunity will attract top quality individuals with NASCAR experience. We believe this strategy will provide our racing operations with the greatest opportunity for success and create the potential for becoming one of the premier motor sports operations in NASCAR.

ANTICIPATED START-UP TIMELINE: Upon completion of this offering we will need to undertake a variety of initiatives in order to successfully launch our racing operations. It is anticipated that a minimum of ninety (90) days will be required to assemble our racing operations. This process involves three primary phases:

     - the hiring of experienced crew chief(s) and racing management personnel,
     -    the hiring of the crew and the remainder of the race team, and
     -    the complete assembly and preparation of car(s) for racing.

Upon completion of this offering, our management, and other racing professionals to be hired by us on a consulting or full-time basis, will begin to assemble the proper personnel to staff the racing operations.

Initial Phase of Racing Start-up Operations: During the initial thirty (30) days, we will need to recruit a top-tier Winston Cup crew chief. By "top-tier," we mean a crew chief that has at least five years of experience as a Winston Cup crew chief, has worked with one of the top twenty (20) teams currently competing in the Winston Cup series and is capable of managing all aspects of the pit crew including car set-up and design decisions. Through our numerous contacts in the Winston Cup racing community, we initially identified several potential candidates for the crew chief position, although we have not had any significant discussions with any of these candidates. In addition to the crew chief, we will seek to hire several engineers who will assist in the building, testing and completion of race cars and begin assembling a skeleton crew of personnel which we have preliminarily identified through our experience and contacts in the industry.

In conjunction with the recruiting, management will also focus their efforts on acquiring key assets for the racing operations. The key assets include the selection of a car manufacturer, the ordering and procurement of a minimum of six race cars for each Winston Cup racing team, the purchase of basic tools and equipment including the outfitting of the shock room, the fabrication shop and the paint booths. We will focus our attention on the selection of the available race engine options during this initial period. Our emphasis will be to seek to procure a relationship with one of the top engine building programs for Winston Cup racing in the hopes of negotiating an acceptable engine leasing program for the first year of operations. We will also begin negotiations to either lease or purchase a race car transporter and will investigate the economic merits of both new and used transporters. Securing a transporter is critical to ensuring that each respective race team will have adequate transportation vehicles to transport the race cars and equipment to the testing sessions and race event locations.

It is anticipated that most of the above items will be procured initially utilizing an existing race facility in Concord, NC. Jackson Roscoe Motorsports, LLC has entered into a non-binding letter of intent for an existing race facility to house our initial, start-up racing operations on a temporary basis. We are investigating the options for leasing additional interim and long-term space to house all of our racing equipment and race cars.

SECOND PHASE OF RACING START-UP OPERATIONS: During the next thirty (30) to sixty
(60) days, the management of FanZ Racing, Inc. will focus their efforts on recruiting and hiring key remaining staff members who will make up the nucleus of the initial racing operations. Specifically, we will interview and hire, at a minimum, five fabrication shop employees, two engineers and three mechanics who will comprise the nucleus of full-time racing shop personnel. In addition to the personnel, the management of FanZ Racing, Inc. will monitor the progress of the race car procurement process, finalize the details of an engine leasing or purchase program, the construction and procurement of the various equipment that is needed for the pit crew, and continue to search for and review various facility options noted above.

FINAL PHASE OF RACING START-UP OPERATIONS: The final thirty (30) to sixty (60) days of the start-up process will see the management of FanZ Racing, Inc. and shop employees focus on fine tuning the various race cars, including all aspects of the cars (from chassis design, body fabrication, shock building and testing, etc.) A significant amount of time during this period will be used to focus on training and developing the crews and shop employees, assigning duties and responsibilities of the race teams and qualifying day setup. The race car transporter(s) should arrive during this period and will be equipped and stocked to ready the transport for race and testing periods. At the conclusion of the first ninety (90) days to one hundred fifty (150) following this offering, critical decisions will be made by our racing and executive management teams as to the preparation of a testing schedule and the number, timing and location of races in which to participate during the first year of operations. While we anticipate that the organizational process for our racing operations will be completed during this ninety-day period, there can be no assurance that we will be fully operational at the end of such period due to unforeseen delays or complications.

COMPETITIVE POSITION OF FANZ RACING: Our strategy of establishing a top-tier professional racing team relates to the competitive position that we hope to achieve by acquiring the type and quality of assets and racing personnel necessary to finish annually in the top 20 in points and purse winnings. A consistent top 20 competitive position typically requires a multi-team racing organization with state-of-the-art equipment that is staffed with more experienced and proven racing personnel than those teams not consistently running in the top 20. With the proceeds from this offering, coupled with the sponsorship revenues we hope to attract and maintain, our plan is to assemble multiple teams, engine programs, fabrication shops, research and development programs and state-of-the-art equipment and facilities necessary to establish and maintain this competitive position. By successfully implementing our strategy, we believe this should allow us to attract and maintain qualified and experienced managers, drivers, crew chiefs and other racing personnel necessary to establish and maintain a top-tier competitive position.

Our initial competitive position will depend upon whether we acquire teams or start our racing teams from scratch. While the type and quality of assets are important, our success will be directly attributed to the racing personnel that we assemble and our ability to mold our personnel into successful teams. Having a successful team depends on how well management and the crew chief work together, the relationship between the driver and the crew chief, the success of the pit crew, the effectiveness of the motor program and the success of the shop personnel. As a result, our competitiveness will be determined by our ability to evaluate and hire the personnel for the race team, including drivers, crew chiefs, engineers, and shop employees, as well as the vendors we choose to supply components and parts for the race teams.

Traditional NASCAR Merchandising

Historically, NASCAR drivers and team owners have turned to outside companies, such as Action Performance Companies, Inc. (NASDAQ: ACTN), to manage and operate the merchandising opportunities tied to the success and popularity of both the sport and the individuals. Typically, a driver or team owner would sell exclusive license deals with professional marketing and licensing companies and/or receive a privately negotiated royalty for the use of their team name, likeness or similar trait that is prominently displayed on a very wide variety of merchandise (including shirts, hats, coats, children's clothing, toys, die-cast scaled replicas of motorsports vehicles, computer programs, cups, umbrellas, vehicle stickers, keychains and other traditional souvenirs, etc.). Drivers, as a group, are typically much more concerned about their racing careers and focus their attention on improving their racing careers and generally lack the time, desire or merchandising expertise to handle the in-house merchandising opportunities that are ever present with the national NASCAR fan base. Likewise, team owners have historically been either former race car drivers and crew chiefs or independently wealthy entrepreneurs and business executives that are either (i) focused exclusively on the success of their respective racing operations and lack the desire, time and/or merchandising expertise to effectively manage the myriad of merchandising opportunities or
(ii) are substantially committed to managing and operating their respective non-racing related business(s) which does not allow them the time or management attention to manage the merchandising side of the racing business. The merchandising opportunities are almost endless in terms of products and services and apply to everything from adult and children's clothing to corporate related gifts depicting various auto racing teams and drivers. We believe the merchandise is primarily manufactured by offshore sources due to lower labor and material costs. Distribution of the products typically comes from a variety of channels including specialty retailers, mass merchants, trackside merchandise sale trailers, via electronic commerce through a variety of racing related web sites, promotional programs for corporate sponsors, grocery chains, etc. As a result, merchandising is a full time business that requires the necessary time and management resources to effectively capitalize upon the demand from NASCAR race fans, corporate sponsors, etc.

FANZ MERCHANDISING STRATEGY: This part of our business strategy is unique and vastly different from how most NASCAR team owners have traditionally managed and capitalized upon the merchandising opportunities that exist. We believe that a tremendous opportunity exists to professionally manage, market and distribute substantially all of the related merchandise for our racing operations. Our plan is to require the use of our merchandising operations by all of our race teams unless a driver or crew chief is already party to a merchandising contract. The Company will enter into commercially competitive contracts with its drivers and crew chiefs that will allow them to share in the merchandising revenues. We expect to leverage and capitalize upon our infrastructure and professional expertise to more efficiently manage merchandising operations for other competing companies/teams, as an additional means to enhance revenues. We will seek merchandising arrangements with outside drivers, crew chiefs and their sponsors that will utilize our merchandising operation as their merchandising arm. We will actively seek to manage and control a significant part of our merchandising opportunities directly, which should provide greater control over the quality and success of our merchandising operations. However, we may also, on a limited basis, enter into arrangements with third parties where it is economically beneficial to do so. In order to effectively distribute and market all of the various merchandise offerings, the management of our merchandising operations intends to utilize the following distribution and sales channels.

WEB SITE MERCHANDISING: We intend to utilize the web page of our racing operations in a "pull strategy" to offer a broad selection of merchandise to fans and other visitors to our web page. By "pull strategy" we mean that once visitors have entered our web site, we will seek to pull them over to our merchandising site. Our merchandising arm will oversee the development of the electronic commerce layout and mechanics to browse, select and purchase products off our home page.

Web Cast Merchandising: We intend to utilize a "push strategy" in our efforts to attract and promote our merchandise utilizing a weekly series of electronic web casts from our shop floor. By "push strategy" we mean that once visitors have entered our web site, we will push merchandise in the form of banner ads, commercials and other promotions. It is our intention that during the racing season, our merchandising operations will establish a specific time each week during the racing season in which it will offer to all stockholders free of charge and other fans for a small fee a web cast that will involve at least one team. The stockholders and fans will be able to dial into the racing operations web page and actually watch and listen to the driver, crew and team members prepare the car and it's components for the race, including a preliminary race strategy. As part of this telecast via the internet, our merchandising operations will offer banner ads for its sponsors as well as promote a wide variety of team merchandise for all of our racing teams and sponsors through specially discounted prices.

MAGAZINE MERCHANDISING: We intend to utilize a proprietary direct mail catalog to our stockholders. The proprietary catalog will offer the complete line of merchandise offerings for all of our teams and sponsors, including various promotional and special offers for our stockholders. We also anticipate utilizing various auto racing and NASCAR-licensed magazine publications to further promote our merchandise offerings as well as our racing web page and web casts.

DISTRIBUTION MERCHANDISING: We intend to market selected promotional items and merchandise through the more traditional distribution channel of specialty retailers, mass merchants and major toy and hobby stores throughout the world directly or through a wholesale distributor network.

NASCAR-LICENSED TELEVISION MERCHANDISING: We intend to aggressively pursue the various network and cable auto racing and NASCAR-licensed television broadcasts throughout the racing season, as well as in the off-season, featuring our teams' and their respective sponsors' merchandise and collectibles and will work closely with our racing operations to utilize the various drivers and crew chiefs to gain exposure from negotiated appearances and interviews on these telecasts.

MOBILE TRACKSIDE SOUVENIR TRAILERS: We intend to lease and/or operate a fleet of tractor trailers that will travel to NASCAR sanctioned events and prominently display and promote each respective team's merchandise including the driver, crew chief and sponsor's products, promotional merchandise and souvenirs. We also intend to utilize the mobile fleet of tractor trailers to make special merchandise promotional appearances at the various sponsor locations.

FANZ MERCHANDISING, INC.'S GIFT SHOP: Once we have established a permanent facility, it is our intention to have a fully stocked gift shop which will be open to the public on a regular basis, offering the complete line of merchandise and products for our racing operations, all of the respective teams and their related sponsors. We will actively promote and advertise the opportunity for stockholders, fans, sponsors, sponsor employees and customers and general racing enthusiasts to visit our facility to see the home of our teams, drivers and team members and to purchase related merchandise.

FanZ Merchandising Organization

In order to pursue our merchandising operations we will need to hire experienced management as well as a merchandising, marketing and operations staff. Our merchandising operations will initially be dependent on our race teams becoming operational and obtaining sponsors for each of the teams. Upon the successful completion of this offering, we will need to engage a merchandising staff to develop and market products supporting our race teams and related sponsors. The development of our merchandising operations will include product development and sourcing, marketing the products and race teams through various distribution channels including trackside promotional merchandise trailers and promoting the sponsors through promotional events such as "Show Cars" which are replicas of the actual race teams' cars that are used to draw fans to a sponsor's place of business. Initially we expect to engage in each of these activities on a very limited basis in connection with the promotion of our own teams and estimate the expense associated with the above activities to approximate $600,000. These expenses include roughly $300,000 in first year employment expenses and roughly a $300,000 investment in the merchandising business. In the first year of operations, employment includes a President and assistant and a number of marketing managers ranging from zero in the first month to two at the end of the first twelve months. The $300,000 used to invest in the merchandising business may involve purchasing product or developing relationships with suppliers to develop our product and/or hiring consultants. We expect to fully develop our merchandising operations during the 2002 racing season.

FanZ Merchandising Competitive Position

The competitive advantage in our merchandising strategy relates to the fully-integrated approach to directly owning and controlling racing and related merchandising opportunities rather than relying upon third-party providers. This approach will allow us to more effectively coordinate the merchandising goals and opportunities of our race teams, drivers, crew chiefs, and their sponsors due to our direct involvement in all of these operations. While our strategy is to offer traditional racing-related merchandise and distribution channels, our direct approach provides the flexibility to pursue new, unique and innovative designs, products, marketing and distribution strategies that might not otherwise be available in third-party relationships. Finally, our network of shareholders could provide a competitive advantage as a captive audience to purchase the merchandise of the teams that they directly own. As with our racing operations, our competitive position in merchandising will depend in large part on our ability to successfully attract and maintain the best people to manage our merchandising operations.

NASCAR Sponsorship

We believe sponsorship is the heart and soul of the success of NASCAR racing and is an integral part of our business plan. One of the primary drawing cards for a potential sponsor's interest in NASCAR is the very broad appeal to an extremely wide audience of NASCAR fans.

Management believes that NASCAR provides sponsors access to the most diverse and passionate fans in the sporting universe. NASCAR is being embraced by large national and multi-national corporations that until recently had ignored the sport as too regional, too downscale and too "country" to risk national funding expenditures. Today NASCAR's teams are sponsored by companies such as Kodak, Circuit City, Gatorade, Kellogg's, McDonald's, MCI WorldCom and True Value to name a few. Ten years ago, the sport's top sponsors were mostly tobacco and beer companies and their subsidiaries. Individual teams are also attracting new benefactors outside racing's traditional categories including Lowe's, Phillips, M&Ms, BellSouth, Hot Wheels(TM) and K-Mart. For sponsors, we believe NASCAR may be the best buy in sports, primarily because "speed sells." Studies have shown that NASCAR fans are 70% more likely to have positive feelings about sponsors' products and services and are twice as likely to buy them as the average individual.(17) This fact, combined with the fact set forth earlier that 72% of NASCAR consciously purchase products based on the manufacturer's involvement in NASCAR, leads to the conclusion that NASCAR fans spend freely to support companies and brands that back their favorite drivers and teams. Sales of Hot Wheels cars jumped 30% after the brand became Kyle Petty's primary sponsor.(18) A primary sponsor for the Wintson Cup Series will pay, on average, between $5 million and $12 million to splash its logo across the car's hood and television panel (the back of the trunk) and across the chest on the driver's uniform.(19) Associate sponsors in the Winston Cup Series pay between $500,000 and $2.5 million for various portions of a race car's visual area including the B-post (between the two side windows), behind the rear wheels and the rear quarter panels.(20) We have identified a list of over three hundred
(300) potential preliminary sponsor candidates, which we have begun to pursue and intend to continue pursuing upon completion of this offering.

FanZ Sponsorship Strategy

Like our merchandising strategy, our sponsorship business strategy is different from how most NASCAR team owners have traditionally pursued sponsorship opportunities. We intend to develop a marketing services area that will support and coordinate marketing programs with our sponsors. Depending upon the sponsor, this group may have as many as three people per race team dedicated to maximizing sponsor exposure and return on their sponsorship investment. The employees in this group will interface directly with the sponsor to develop advertising and promotional programs. This group will also be available to develop promotions that will increase the sponsor's exposure to racing fans. Our plan is to hire personnel who have extensive marketing experience. It is management's belief that our network of stockholders will allow us the opportunity to offer potential sponsors a built in fan base that will support and consume the various sponsors products and/or services and that this gives us a competitive advantage over other teams.

FanZ Competitive Position in Attracting Sponsorship

Our competitive advantage in relation to sponsorship relates to three primary factors:

     - the network of shareholders and what we believe will represent an immediately loyal following for the sponsors that help fund the racing operations of our teams

     - the potential efficiencies and flexibility provided by direct control of racing and merchandising operations that allow us to assist sponsors with their merchandising opportunities, and

     - hiring a proactive and experienced management team to work closely with sponsors to develop programs necessary to activate the sponsorship and maximize

---------------
(17) "Real Results, This is NASCAR," 2001.
(18) Roy S. Johnson; "Speed Sells," FORTUNE MAGAZINE, 56, April 12, 1999.
(19) Bear Sterns at page 34.
(20) Id.

          the sponsors' return on investment, rather than relying solely upon third-party brokers that we do not control.

Given similar race results, the additional benefits of access to the shareholder base should provide a competitive advantage for our sponsors versus competing race teams that do not offer such a network of stockholders.

Web Site Operations

We intend to oversee the development of a centralized web site for both our racing and merchandising operations. The web site will be utilized as a strategic tool to promote our teams and sponsors as well as links to personal web pages for all of our drivers, crew chiefs and team managers. In addition, the web site will be utilized as a critical part of our electronic commerce focus to advertise, sell and promote all of our merchandise, promotional items and souvenirs. We anticipate that the web page will contain a chat room that will offer the ability to communicate with one of the drivers, crew chiefs, crewmembers, team owners or other racing personnel on a daily basis for a designated hour of each day. It is our intention that a number of our personnel will participate in the chat room, and a monthly schedule will be available on the web page to allow stockholders, fans and general racing enthusiasts to participate in the chat room of their choice. We anticipate that a series of electronic web casts will be made from our shop floor each week during the racing season and broadcast via the Internet. We will establish a specific time each week during the racing season in which we will offer to all interested fans and racing enthusiasts a web cast that will involve at least one of our teams, as its driver and crew chief go through the pre-race preparation for the respective week's race. It is our intention that the fan(s) will have the ability to dial into our web page and actually watch and listen to the driver, crew and team members prepare the car and its components for the race, including a preliminary race strategy. A complete listing of racing information, news, race facts and human interest stories will be available at all times on the web page to afford stockholders and fans the most access to all of our drivers, crew chiefs, team owners and the racing personnel and their families.

Upon effectiveness of this registration statement, the website will allow users to:


     - access information to purchase our common stock (provided that (i) they reside in a state in which our common stock is registered and,
          (ii) for residents of Arizona, Arkansas, Florida, North Carolina and Texas, they purchase the shares through a registered broker/dealer);


     -    read and download the prospectus;

     -    print the subscription agreement; and

     -    purchase, initially, a limited amount of FanZ merchandise.

The remainder of the website functionality will be developed during the sales process and after the closing of this offering.

NASCAR Support

Although we have no contractual agreements with NASCAR, we believe that NASCAR will support us in our racing and merchandising plans. This is based on the fact that NASCAR is privately held and prospers from the success of the promotion of its racing operations. We believe NASCAR is extremely aggressive and committed to cross-marketing and promotional events to keep the NASCAR name prominently in the face of the American public. At the forefront of NASCAR's support is the recent television contract that substantially increases the number of races that will be televised. Management believes that the television monies received under this contract will benefit the entire NASCAR community in the form of larger race purses and additional compensation to the track owners. Currently, NASCAR has five NASCAR-licensed television shows and five licensed radio shows that offer insights into the sport. In addition, seven licensed publications exist including consumer and automotive aftermarket magazines and an extensive publishing program with Harper Collins Publishers for books on the sport and its participants. NASCAR maintains a year-round ongoing public relations blitz to keep the NASCAR name in the public eye with coverage in major newspapers and magazines including The New York Times, Los Angeles Times, Sports Illustrated, USA Today, Forbes, Fortune, Business Week, Time and TV Guide. NASCAR is also aggressively pursuing "e-advertising" and marketing programs with NASCAR Online (web site www.nascar.com) leading the pack in cyberspace with 4.6 million unique users per month. NASCAR Online is referred to as a "sticky" site, which means users tend to stay on for longer periods of time. It is our understanding that users of this site stay on-line an average of almost 9.1 minutes and amass nearly 43 million page views per month, which puts the on-line site in the top five of all sports sites on the Internet. We intend to compete with other racing operations in this market with our websites: www.fanzenterprises.com, www.fanzenterprises.net, www.fanzmerchandising.com, and, www.fanzmerchandising.net.

FanZ Diversity

We are dedicated to the concept of diversity. Through our unique ownership opportunity and operating strategy, we will actively and directly target potential new NASCAR fans. This includes appeal to younger ("Generation-X," "Generation Y" and "Echo-Boom") generations, a proactive strategy for minority ownership and direct participation in our corporate management, staff, racing and merchandising operations, as well as targeted sponsorship opportunities. Our strategy is harmonious with that of NASCAR's, in increasing the diversity in its fan base. We will attempt to use companies owned by minorities and/or women as much as possible to provide goods and services to us.

FanZ Management

Although our executive officers have extensive experience in developing, managing, financing and operating various business interests in a wide variety of industries and possess in excess of thirty two (32) years experience in the management, marketing, finance and operations of various private and public companies, they do not have NASCAR experience; therefore, we are recruiting experienced managers to manage and oversee the operations of FanZ Racing, Inc. and FanZ Merchandising, Inc. Our strategy is to enter into consulting arrangements with individuals and professional firms experienced in NASCAR racing and merchandising, to further assist us in assembling our operations. We realize the importance of attracting a talented management team for both the racing and merchandising operations.

The organizational structure will consist of a small corporate staff at FanZ Enterprises, Inc. comprised of J. Roe Hitchcock, Frederick L. McDonald II, Michael J. Wurtsbaugh and a director of finance to oversee our finance and accounting functions as well as several administrative and executive assistants for coordination of sponsors and other important customers. The FanZ Racing, Inc. operations will be managed and directed by its President. We are currently pursuing individuals who possess an extensive background and experience in managing and operating a professional NASCAR racing operation as well as individuals with management experience in public companies. The President of FanZ Racing, Inc. will have full and complete responsibility to hire the crew chiefs and team managers for each respective team in addition to the various engineering, engine, fabrication, etc. professionals for each respective discipline. The FanZ Merchandising, Inc. operations will be managed by its President. We are currently pursuing individuals who possess an extensive background in all operational aspects of merchandising and retailing. Other key personnel in the merchandising operations will be a seasoned buyer who has extensive experience and contacts for sourcing various products offshore, as well as a top marketing and advertising executive who will be responsible for the promotional efforts and strategies in professionally managing the variety of merchandising opportunities for each respective team and their primary and associate sponsors. After our organization is fully operational, our merchandising operations will look for opportunities to manage the merchandising operations for other drivers and team owners.

To attract and retain top talent for both operations, we intend to offer a competitive financial package including the opportunity for stock options to key operational managers.

Available Information and Reports to Securities Holders

We have filed with the SEC a registration statement on Form SB-2 with respect to the common stock offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are a part of the registration statement. For further information with respect to us and our common stock, see the registration statement and the exhibits and schedules thereto. Any document we file may be read and copied at the SEC's Public Reference Room located at 450 Fifth Street N.W., Washington, D.C. 20549, and the public reference rooms in New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information about the public reference rooms. Our filings with the SEC are also available to the public from the SEC's web site at http://www.sec.gov.

Upon completion of this offering, we will become subject to the information and periodic reporting requirements of the Exchange Act and, accordingly, we will file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information will be available for inspection and copying at the SEC's public reference rooms, and the web site of the SEC referred to above.

                                PLAN OF OPERATION

The following discussion should be read in conjunction with the Financial Statements and accompanying notes and the other financial information appearing elsewhere in this prospectus. Also, due to our limited operating history, the financial information presented is for the period October 20, 2000 (date of inception) through April 30, 2001. Our fiscal year end is January 31.

Results of Operations

For the three month period ending April 30, 2001, we recorded an operating loss of $2,343,130 and for the approximately six month period from October 20, 2000 (date of inception) through April 30, 2001 cumulative losses totaled $2,408,105. This deficit is largely attributable to a non-cash charge of $2,064,919 for stock options granted, with the remainder attributed to start-up expenses and costs related to the development and implementation of our business plan. As a result of the options granted, we expect to incur approximately $1,700,000 of non-cash compensation expenses in future periods. It is expected that future amounts will be recognized over the four year period from the grant date. The fair value approach to the valuation of these options requires that the unvested shares be "marked to market" at the end of each reporting period. As such, if the fair value of the options changes in the future, then related current and future non-cash compensation expenses will change accordingly. We did not generate any revenues during this period. Our business plan projects that we may continue to operate at a loss through fiscal year ending January 31, 2002. Further, there can be no assurance that we will ever achieve profitability or that a stream of revenue can be generated and sustained in the future.

For the current fiscal year, we anticipate incurring a loss as a result of organizational expenses, non-cash charges associated with stock options granted, expenses incurred as a result of establishing the race teams and expenses associated with setting up our infrastructure to begin implementing our business plan. We anticipate that until these procedures are completed, we will not generate revenues, and may continue to operate at a loss thereafter, depending upon the performance of the business.

Capital Expenditures

From January 31, 2001 (our fiscal year and) through April 30, 2001, we expended $13,000 on capital expenditures related to web site development costs. As part of the business plan, we plan on starting with one Winston Cup team and intend to have two professional motorsports race teams competing in NASCAR sanctioned events within one year of the closing of this offering. A minimum of $4.5 million in capital expenditures will be required for tools, racing equipment, motors, race cars and other equipment and the personnel costs to recruit and employ the necessary racing personnel to effectively establish these teams. These costs will be incurred in the first three months after the proceeds from this offering are received. The anticipated capital expenditure budget may be reduced if we are successful in attracting sponsorship monies for the teams.

Expenditures Related to Facilities

We expended no amounts on facilities for the period ended April 30, 2001. Our overall strategy in regards to real estate and facilities is controlled growth with flexibility to expand as our operations develop in order to address sponsor goals, maintain control over our operations and foster the sharing of information amongst our organizations.


         BASE RENT
ENTITY               TYPE OF SPACE
         PER SQ. FT. (USABLE)
--------------------------------------------------------------------------------
------------------------------
Racing               Industrial; sprinkled w/ loading docks (10-15% office)
         $3.00-$5.00

Merchandising        Warehouse; sprinkled w/ loading docks (10% office)
         $3.00-$5.00

Management/
Administration       Office (combined w/ above or free-standing)
         $5.00-$20.00

Our space requirements will also depend upon the goals of our primary sponsors. Sponsors often desire to use racing facilities to hold business meetings, team-building seminars and conferences. Sponsor goals and funding commitments to provide such facilities will impact the timing of our decision to construct a new facility.

As a start-up organization, our initial goals are to attempt to lease space with maximum flexibility until such time that constructing our own facilities can be strategically and financially justified. This strategy will allow us to commence our racing operations, procure sponsorship and begin racing. We currently have a letter of intent for a 6,000-square foot racing facility and racing equipment in order to house the initial start-up phase of our racing operations. Our strategy is to procure additional leased space as teams are formed, with space requirements ranging from a minimum of 60,000 square feet in the event we form one to two teams, up to approximately 200,000 square feet in the event we form five race teams. Likewise, merchandising facilities will be dependent upon the number of teams that we ultimately field. With limited merchandising projected in our first year of operation, it is anticipated that space can be shared or subleased. Merchandising space requirements are general purpose warehouse/distribution space and are estimated to range from 5,000 to 50,000 square feet of space dependent upon the number of racing teams our merchandising operations will be servicing. As we procure sponsorships and form and stabilize our operations, we will consider designing and building our own facilities. The assumptions for space are as follows:

         -------------------------------- ---------------------------------
                                             APPROXIMATE PER TEAM SPACE
                                             REQUIREMENTS (SQUARE FEET)
         -------------------------------- ---------------------------------
         Winston Cup                               30,000-40,000
         -------------------------------- ---------------------------------
         Busch Grand National                      20,000-30,000
         -------------------------------- ---------------------------------
         Craftsman Truck                           20,000-25,000
         -------------------------------- ---------------------------------

Our ultimate goal is to develop a "campus" or a development of multiple facilities in close proximity to one another that will house our racing and merchandising operations, corporate headquarters as well as to house corporate retreats for the sponsors. We envision our facilities will contain, among other things, an observation deck overseeing the shop floor of our racing operations, a theater area which can be utilized by our racing teams and for presentations by our sponsors, a dining area that can be utilized to entertain existing and prospective sponsors and their customers and employees, a gift shop offering the latest merchandising products and souvenirs, a company-wide health and fitness facility for the drivers, crew and other employees, and eventually a racing museum housing our key assets.

Capital Resources and Liquidity

On April 30, 2001, we had total assets of $429,907 and stockholder's equity of $156,914, in comparison to total assets of $146,035 and a stockholder's deficit of $14,875 on January 31, 2001. Subsequent to January 31, 2001, we raised an additional $450,000 in equity through the combination of issuance of $400,000 of preferred stock and additional capital of $50,000 contributed by Jackson Roscoe Motorsports, LLC with respect to our common stock, to fund additional expenses related to this offering. The $450,000 was contributed in the form of a Demand Note, dated February 12, 2001, that has been satisfied in cash.

To develop our business plan, we intend to recruit and employ a variety of racing personnel including drivers, crewmembers, crew chiefs, engine builders, fabricators, engineers, etc. to operate and manage our racing operations. The recruiting and hiring of the racing personnel will begin immediately upon raising the minimum subscription amount of $10,000,000. Currently we have a consulting agreement with Michael J. Wurtsbaugh. In exchange for the provision of consulting services, Mr. Wurtsbaugh was granted options to purchase shares of the Company's common stock. This grant, as set forth earlier, appears as a deficit on our books.

On January 1, 2001, we entered into an agreement with Stillwater Capital Advisors, LLC, for consulting services including, among other things, preparation and development of our business plan, development of a sophisticated financial model, identifying key personnel and negotiating with a broker/dealer, accountants and attorneys. J. Roe Hitchcock, our Chief Executive Officer and Frederick L. McDonald II, our President, are members of Stillwater and together own a controlling interest in Stillwater. Consulting services will be provided to us for a period of twelve (12) months at a flat fee of $500,000 to be paid in one lump sum once we recognize a positive cash flow. The consulting fee will be paid out of the proceeds of the raise. If, for some reason, we are unable to make timely payment of the consulting fee, Stillwater Capital Advisors, LLC would have a breach of contract claim against us. We believe that the terms of the consulting agreement are as favorable to us as those generally available from unaffiliated third parties.

FANZ RACING-TEAM START-UP COSTS
The racing operations will require an initial start-up budget of approximately $3.5 million to form each Winston Cup team and approximately $1.2 million to form each Busch Series team. The initial start-up budgets reflect costs estimated to assemble the required personnel and equipment in order to be "race ready," and be in a position to attempt to qualify for a race. The detail of the budgets for each respective team is detailed below.

ESTIMATED WINSTON CUP START-UP BUDGET (PER TEAM)

EXPENSE CATEGORY                                                          AMOUNT

Personnel Payroll (1)                                                   $775,000
Motor Program (2)                                                        750,000
Parts (3)                                                                225,000
Facility Rent (Race/Fab Shop) (4)                                        150,000
10 Winston Cup Cars (5)                                                1,000,000
NASCAR Fees (6)                                                           35,000
Insurance (7)                                                             50,000
Utilities (8)                                                             50,000
Shop Equipment (9)                                                       250,000
Research & Development (10)                                              200,000
Miscellaneous (Supplies/Maintenance) (11)                                 50,000
                                                                          ------

Total Cash Outlays Start-Up                                           $3,535,000
                                                                      ==========

NOTES
-----
(1) The Personnel Payroll includes the annual salary and bonus for the Crew Chief, Car Chief, Shop Foreman, Paint & Body Specialists, Tire Specialist, Gear & Transmission Specialist and Fabricators.
(2) Motor program expenditures are between $1.1 million and $2.5 million per annum. This reflects a down payment in order that the team can start utilizing the motors in the testing program at various tracks.
(3) Includes initial Tires & Wheels, Suspension & Brakes, Paint & Decals and Gears & Transmissions and other components necessary to get the team started.
(4) Assumes 40,000 sq. ft. facility. This amount will cover up front rental expenses, some tenant expenses and the first several months of occupancy expenses.
(5) Generally, a Winston Cup Team has anywhere from 10 - 15 cars at a time. Assumes 10 cars will allow the team to start testing at various tracks and racing the full season.
(6)  Entry fees for at least 75% of the first year NASCAR season.
(7)  Insurance for the first six months.
(8)  Utilities for the first six months.
(9)  The Shop Equipment that will be purchased will start the operation.
(10) Includes the initial testing at various tracks, Wind Tunnel Testing and engine and set up development.
(11) Miscellaneous includes the initial supplies and any maintenance that would be required.

ESTIMATED BUSCH SERIES START-UP BUDGET (PER TEAM)

EXPENSE CATEGORY                                                      AMOUNT

Personnel Payroll (1)                                               $315,000
Motor Program (2)                                                    225,000
Parts (3)                                                             85,000
Facility Rent (Race/Fab Shop) (4)                                     65,000
6 Busch Grand National Cars (5)                                      300,000
NASCAR Fees (6)                                                       20,000
Insurance (7)                                                         25,000
Utilities (8)                                                         25,000
Shop Equipment (9)                                                    60,000
Research & Development (10)                                           75,000
Miscellaneous (Supplies/Maint) (11)                                   25,000
                                                                      ------

  Total Cash Outlays Start-Up                                     $1,220,000
                                                                  ==========

NOTES
-----
(1) The Personnel Payroll includes the annual salary and bonus for the Crew Chief, Paint & Body Specialists, Tire Specialist, Gear & Transmission Specialist and Fabricators. It should be noted that once the fabrication department is established for the Winston Cup Team, the fabrication department can handle the Busch team without additional personnel.
(2) Motor Program expenditures are between $500,000 to $1.0 million per annum. This reflects a down payment in order that the team can start utilizing the motor in the testing program at various tracks.
(3) Parts include initial tires & wheels, suspension & brakes, paint & decals and gears & transmissions and other components necessary to get the team started.
(4) The space requirement is assumed to be 30,000 sq. ft. This amount will cover up front rental expenses, some tenant improvements and the first several months of occupancy expenses.
(5) Generally a Busch Series team has anywhere from 6 - 8 cars at a time. Assumes 6 cars will allow the team to start testing at various tracks and racing the full season.
(6) Entry fees for most of the first year NASCAR season with credentials for the sponsors for the races.
(7)  Insurance for the first six months.
(8)  Utilities for the first six months.
(9) The Shop Equipment that will be purchased will start the operation. If an existing team is already completed, this number will go down dramatically as there will be one Shop for all of the teams.
(10) The Research & Development includes the initial testing at various tracks, Wind Tunnel Testing and engine and set up development.
(11) Miscellaneous includes the initial supplies and any maintenance that would be required.

While we believe that the minimum proceeds from this offering, together with sponsorship funds of at least $2.5 million per team, will be sufficient to satisfy our cash requirements during the twelve (12) months following the consummation of this offering, the foregoing budgets could be scaled back somewhat by reducing the number of cars purchased per team, among other things, in the event that only the minimum ($10,000,000) is raised in this offering and sponsorship funds are unavailable. Upon closing of this offering, it is our intention to start with at least one team competing in the Winston Cup series for which we will seek sponsors to defray the costs of starting and operating this team. Initially, it may be difficult for us to attract sponsors in light of the fact that we have no racing or merchandising operations. This team could begin racing on a limited schedule at select venues with or without a primary sponsor as a means of attracting a sponsor. We will phase in additional teams as our budget and sponsorships will allow with an aggressive campaign for sponsorship of the 2002 racing season with the intention of having at least two teams racing in NASCAR sanctioned events within one year of the closing of this offering.

FANZ FIRST-YEAR EXPENSES

In addition to racing start-up costs, we will need to hire corporate staff for FanZ Enterprises, Inc. to provide centralized human resources, accounting, bookkeeping, travel, administrative assistance and other general corporate services. We expect to have a Chief Executive Officer, President, Chief Financial Officer, Director of Finance and a number of assistants ranging from zero in the first month to three in the twelfth month. Our first year expenses include the start-up of a Winston Cup and Busch Series team (previously presented in the estimated Winston Cup and Busch Series start-up budgets set forth above) and overhead expenses in the amounts set forth below:

                    Employment Expense (1)                 2,626,000
                    Motor Programs                         2,872,000
                    Lease Expense/Depreciation (2)         1,100,000
                    Parts (3)                              1,188,500
                    Research & Development                   265,000
                    Travel Expenses                        1,246,500
                    NASCAR Fees & Insurance                   76,000
                    Repairs & Maintenance (4)                470,000
                    Utilities (5)                             37,000
                    Tooling & Supplies                       282,000
                    Miscellaneous                             66,000
                                                          ----------
                                                          10,229,000

NOTES:
(1) The Employment Expense is for the entire racing staff of the Busch Series and Winston Cup teams (at the end of the first year that represents 20 people and two drivers). The driver compensation assumes a share of the race purse winnings. The race purse winnings assume that we will participate and qualify in most of the races in each schedule.
(2) Represents the amortization of the capital expenditures. The engines and cars are assumed to have relatively short valuable lives (2 years) while the shock dynometers have relatively long lives (15 years). No distinction is made for whether an item is leased or capitalized.
(3) Parts includes: Tires & Wheels, Gears & Transmissions, and Raw Materials & Sheet Metal.
(4) Repairs & Maintenance represent the operating expenses related to maintaining the equipment and the cars and motors.

(5) Utilities includes waste & garbage disposal.

MERCHANDISING OPERATIONS (START-UP)

In order to pursue our merchandising operations we will need to hire management as well as a merchandising, marketing and operations staff. Our merchandising operations will initially be dependent on our race teams becoming operational and obtaining sponsorship for each of the teams. Upon the successful launch of our race teams, we will need to engage a merchandising staff to develop and market products supporting our race teams and related sponsors. This includes product development and sourcing, marketing the products and race teams through various distribution channels including trackside promotional merchandise trailers and promotional events such as "Show Cars," which are replicas of race cars in order to draw fans to a sponsor's place of business. We expect to engage in each of these activities on a limited basis until we are fully operational at an estimated expense of approximately $600,000. We expect to fully develop our merchandising operations during the first full racing season.

SUMMARY


We believe that the proceeds from the minimum subscription of this offering, together with projected cash flows from operations (including sponsorship monies of just $5 million for two teams) will be sufficient to satisfy contemplated cash requirements for our initial racing and merchandising operations for at least twelve (12) months from the closing of this offering. If we are unable to obtain sponsorship funds, we will scale back our operations so that the proceeds are sufficient to satisfy our cash requirements during the first twelve (12) months of operations. In the event that plans change, assumptions prove to be inaccurate, or if the proceeds of this offering prove to be insufficient to fund operations and fully implement our business plan, we could be required to seek additional financing from sources not currently anticipated. We have no current commitments or arrangements with respect to, or immediate sources of, additional financing and it is not anticipated that any existing stockholders or lenders will provide any portion of future financing. Additionally, no assurances can be given that any additional financing, when needed, will be available or available on acceptable terms. Any inability to obtain additional financing when required could have a material adverse effect on our operations, including requiring us to curtail some of our business initiatives.


                             DESCRIPTION OF PROPERTY

Jackson Roscoe Motorsports, LLC has entered into a non-binding letter of intent agreement to lease a race shop and racing equipment in the Greater Charlotte area, contingent upon the successful subscription for the minimum amount of shares of this offering. Upon the closing of this offering, the letter of intent will be assigned to us and we will negotiate to enter into a lease for the race facility. The annual gross rent under this letter of intent is $60,000 for the approximately 6,000 square foot facility and existing tools and equipment. The letter of intent terms are believed to be at or below market rates for the same or similar facilities and equipment. The facility is located in Concord, North Carolina, home of a substantial amount of the race teams that compete in the Winston Cup and Busch Series Grand National Division. The facility is approximately 6,000 square feet and is believed to be adequate to allow us to establish our initial racing operations. We believe that we will need additional interim space to house all of our racing operations. It is not anticipated that additional space will be difficult to secure given the vast amount of race shops that exist in the area. We will lease office space for our executive management and merchandising operations in the greater Charlotte area until a permanent facility is located. It is our intention to relocate into a single facility or develop a "campus" of multiple facilities in close proximity to one another that will house all of our racing and merchandising operations including space for our executive management, once our business plan has been successfully implemented.

This facility is envisioned to house corporate retreats for the sponsors and fans and will contain, among other things, an observation deck overseeing all of the racing operations shop floor, a theater area which can be utilized by our racing teams and for presentations by our sponsors, a dining area that can be utilized to entertain existing and prospective sponsors and their customers and employees, a gift shop offering the latest merchandising products and souvenirs, a company-wide health and fitness facility for the drivers, crew and other employees, and eventually a racing museum housing our key assets.


          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the name, age and position of each of our Directors and Executive Officers:

     Name                         Age   Position
     ----                         ---   --------
     J. Roe Hitchcock             39    Chief Executive Officer, Treasurer and
                                        Director
     Frederick L. McDonald II     34    President and Director

J. Roe Hitchcock. Mr. Hitchcock has served as an officer and director of FanZ Enterprises, Inc. since its inception. He is currently a Member of Jackson Roscoe Motorsports, LLC, and Stillwater Capital Advisors, LLC, a financial consulting firm. Prior to founding Jackson Roscoe Motorsports, LLC in October 2000, Mr. Hitchcock co-founded Cornerstone Equity Partners, LLC in May 2000, a private equity partnership specializing in making controlling equity investments in various manufacturing and distribution businesses. Prior to the founding of Cornerstone, Mr. Hitchcock, during 1998, was an investment executive with Questor Partners Fund, a $1.2 billion private equity fund, founded by Jay Alix and Dan Lufkin, focused on making controlling equity investments in operationally and/or financially challenged companies with revenues of $100 million to $2 billion. Prior to serving with Questor, Mr. Hitchcock served from 1994 to 1997 as the Chief Executive Officer of Education Galore, Inc., an educational retail business. Prior to Education Galore, Mr. Hitchcock from 1990 to 1993, served as an investment executive with the Oxford Investment Group, a private equity investment firm making controlling equity investments. Prior to the Oxford Investment Group, Mr. Hitchcock served as a Senior Accountant with Arthur Andersen from 1984 to 1988. Mr. Hitchcock holds an MBA from the Harvard Graduate School of Business Administration and a B.S. in Finance and Accounting from Indiana University where he graduated Summa Cum Laude. Mr. Hitchcock is also a Certified Public Accountant.

Frederick L. McDonald II. Mr. McDonald has served as an officer and director of FanZ Enterprises, Inc. since its inception. He is currently a Member of Jackson Roscoe Motorsports,

LLC, and Stillwater Capital Advisors, LLC, a financial consulting firm. Prior to founding Jackson Roscoe Motorsports, LLC in October 2000, Mr. McDonald co-founded Cornerstone Equity Partners, LLC in May 2000. Prior to founding Cornerstone, Mr. McDonald was, from 1995 to 2000, an investment executive with Questor Partners Fund, a $1.2 billion private equity fund founded by Jay Alix and Dan Lufkin, focused on making controlling equity investments in operationally and/or financially challenged companies with revenues of $100 million to $2 billion. While at Questor, Mr. McDonald served for a five month period during 1996 as Schwinn's interim executive management, until permanent executive management was hired. Prior to Questor, Mr. McDonald operated from 1991 to 1994 a management and operations consulting firm, Arcana, Inc., which specialized in operational efficiency studies and strategy development initiatives for middle market companies. Prior to Arcana, Mr. McDonald served from 1988 to 1991 as an investment-banking executive and was a federally licensed broker with Edward Jones & Co. Mr. McDonald has served on the board of directors of approximately ten privately held companies. Mr. McDonald holds an MBA/JD from the University of Michigan with distinction and a B.A. in Banking and Finance from Morehouse College where he graduated with departmental honors.

In addition to Messrs. Hitchcock and McDonald, Michael J. Wurtsbaugh has agreed to serve as an Executive Officer and Director of our company upon the closing of this offering.

Michael J. Wurtsbaugh. Mr. Wurtsbaugh is currently serving as a consultant to FanZ Enterprises, Inc. and has agreed to serve as our Chief Financial Officer, Secretary and Director upon the closing of this offering. Mr. Wurtsbaugh has served since 1997 as Vice-President of Finance and Acquisitions and Chief Investment Officer for the Medve Group, Inc., a St. Louis, Missouri-based private investment company and fully integrated developer-owner-manager of commercial real estate on a national basis. Prior to joining the Medve Group, Inc. (from 1993 to 1997), Mr. Wurtsbaugh was Vice-President/Sr. Relationship Manager for Mercantile Bank of St. Louis, National Association, in St. Louis, Missouri. Prior to Mercantile (1986-1993), Mr. Wurtsbaugh was in commercial banking for regional commercial banks in the Chicago, Illinois Metro market and was a Bank Liquidation Specialist for the Federal Deposit Insurance Corporation ("FDIC"). Mr. Wurtsbaugh earned an MBA from the Graduate School of Business, Eastern Illinois University, Charleston, Illinois and a B.S. in Finance, with a concentration in Accounting, from Indiana University, School of Business, Bloomington, Indiana.

In addition to Messrs. Hitchcock, McDonald and Wurtsbaugh, the following individuals have agreed to serve on our Board of Directors following the completion of this offering: Mr. Walter B. Bowden, Mr. Arnold Busse, Mr. Anthony
J. Carbone and Mr. Eugene L. McKenzie. We will establish an Audit Committee after completion of this offering to be comprised of at least two independent members of the Board of Directors.

Walter B. Bowden. Mr. Bowden is currently the President and CEO of DBT Holding Company, a bank holding company. Prior to joining DBT Holding Company, Mr. Bowden served as the Vice President and Chief Financial Officer of Donald L. Moore, Jr., Inc., a construction company. During this period from 1988-1995, Mr. Bowden was charged with management duties and served as the primary marketing person for Donald L. Moore, Jr., Inc. From 1984 to1988, Mr. Bowden served as the President of Bank South of Savannah. Mr. Bowden graduated from the Stonier Graduate School of Banking, Rutgers University and earned his bachelors degree in Economics from the University of Florida.

Arnold G. Busse. From 1990 to present, Mr. Busse has managed his own investments and served as a consultant for several private companies. Mr. Busse has been involved in a variety of entrepreneurial ventures, including an educational retail and wholesale company, an after-market computer hardware concern and a consumer company involved in the manufacturing of firearms protection equipment. From 1988 to 1991, Mr. Busse was the President of Cornelius Communication Company. Prior to that, Mr. Busse was the President of Guarantee Auto Stores, a $50 million automotive parts and service company which was later sold to Nationwise Auto Parts. Prior to Guarantee Auto, Mr. Busse served as the President of Haag Drug Company from 1972 to 1981. While at Haag Drug Company, Mr. Busse served on the Board of the National Association of Chain Drug Stores. Mr. Busse began his career as an accountant with Ernst & Young in Indianapolis after receiving his accounting degree from Valparaiso University. Mr. Busse has been the President and former Board Member of Southern Drug Stores Assoc., Affiliated Drug Stores Corp. and the Indiana Retail Council. Mr. Busse has previously served on the following boards: The U.S. Division of J. W. Thornton Company (a high end chocolate manufacturer based in England), National Association of Chain Drug Stores, Valparaiso University (1976-1999), most recently as its Vice Chairman, Voluntary Enterprises, Inc., Wishard Hospital Foundation, Indianapolis Medical Management and Carmel Lutheran Church. Honors Mr. Busse has received have been the Sagamore of Wabash in Indiana, Kentucky Colonel and Honorary Attorney General in the State of Indiana. Mr. Busse is the father-in-law of J. Roe Hitchcock.

Anthony J. Carbone. Mr. Carbone became a partner at the law firm of Bingham Dana LLP following its merger with Richards & O'Neil, LLP on May 1, 2001. Mr. Carbone was the managing partner of the law firm of Richards & O'Neil, LLP as well as the chairperson of the firm's E-Commerce Group. Mr. Carbone, as managing partner of Richards & O'Neil, LLP, had a very active role in the merger of the two firms. Mr. Carbone had been with Richards & O'Neil, LLP since 1990. Mr. Carbone is the President of the New York Chapter of the Indiana University Kelley School of Business Alumni Association and sits on the Board of Directors of the school's alumni organization. Mr. Carbone is a certified public accountant. Mr. Carbone received his LLM in Taxation in 1985 from New York University School of Law; his J.D. from Syracuse University Law School in 1981; his M.S. in Accounting from Syracuse University in 1981; and his B.S. from Indiana University Kelley School of Business in 1978.

Eugene L. McKenzie. Mr. McKenzie is currently the Director of Finance and Information Technology for the national accounts division of the International Paper Company's distribution arm, Xpedx. From 1996 to 1999 Mr. McKenzie owned and operated L&G Holdings, Inc., an entrepreneurial business which acted as a graphic design and advertising firm. From 1990 to 1996, Mr. McKenzie was a Financial Manager for Atlantic Richfield Company, an oil and gas company that was recently acquired by British Petroleum. From 1980 to 1990 Mr. McKenzie worked as a Senior Manager for Ernst & Young. Mr. McKenzie is a certified public accountant with an MBA from the University of Denver.

We will also form an active Board of Directors for both FanZ Racing, Inc. and FanZ Merchandising, Inc. We will utilize strategically selected members of each Board to assist these operations in developing their business plans and implementing their operational, sales and financial initiatives as well as to provide guidance to the management and staff of each of the respective entities. The composition for each respective board will be slightly different as FanZ Enterprises, Inc. plans to seek internal and external board members that possess a significant amount of experience in each respective company's operations. As a result, FanZ Racing, Inc. will recruit individuals that possess experience, contacts and relationships directly in the racing industry and FanZ Merchandising, Inc. will focus on individuals that have substantial experience in the retail and merchandising industries to assist the company in developing it's merchandising operations.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our common stock of each person known by us to beneficially own 5% or more of the shares of outstanding common stock, each of our officers and directors, and all of our executive officers and directors as a group. Except as otherwise indicated, all shares are beneficially owned, and investment and voting power is held by the persons named as owners as of June 14, 2001, and as adjusted to reflect:

     -    the 100,000 for 1 stock split effected on May 15, 2001; and

     - the sale of the maximum number of shares of common stock (2,500,000) offered by this prospectus.

     - the sale of the minimum number of shares of common stock (1,000,000) offered by this prospectus.


   Percentage                  Percentage
                                                             Percentage
  Ownership of                Ownership of
                                         Amount and         Ownership of
  Common Stock                 Common Stock
           Name and Address of           Nature of          Common Stock
 After Offering              After Offering
            Beneficial Owner            Common Stock      Before Offering
(Minimum Offering)(1)       (Maximum Offering)(1)
            ----------------            ------------      ---------------
---------------------       ---------------------
Jackson Roscoe Motorsports, LLC          10,000,000            97.56%
      88.88%                      78.43%
5419 Cayman Drive, Suite 100
Carmel, IN 46033

J. Roe Hitchcock                         10,000,000(2)         97.56%(2)
      88.88% (2)                  78.43% (2)
3020-I Prosperity Church Road
Suite 293
Charlotte, NC 28269-7197

Frederick L. McDonald II                 10,000,000(2)         97.56%(2)
      88.88% (2)                  78.43% (2)
3020-I Prosperity Church Road
Suite 293
Charlotte, NC 28269-7197

Michael J. Wurtsbaugh                       250,000(3)          2.44%(3)
       2.22% (3)                   1.96%(3)
3020-I Prosperity Church Road
Suite 293
Charlotte, NC 28269-7197

All Executive Officers and               10,250,000              100%
      91.10%                      80.39%
Directors as a Group
(3 individuals)

(1) Assumes that Mr. Wurtsbaugh has exercised all of his currently vested options for 250,000 shares.

(2) Represents shares owned by Jackson Roscoe Motorsports, LLC. Messrs. Hitchcock and McDonald are the sole members of Jackson Roscoe Motorsports, LLC.

(3) These shares will be issued to Mr. Wurtsbaugh upon the exercise of non-qualified stock options granted to Mr. Wurstbaugh on February 28, 2001 at an exercise price of $3.00 per share. The Option Agreement provides for the issuance of up to 500,000 shares of our common stock of which only 250,000 of these options are currently exercisable and therefore reported in the table above. The remaining 250,000 shall vest in equal annual increments over the four-year period commencing on the first anniversary of the date of grant.

In addition to the shares of common stock identified in the table above, as of February 23, 2001, we had 10,000 shares of our preferred stock issued and outstanding. All of these shares are owned of record by Jackson Roscoe Motorsports, LLC.

Each of our officers has expressed an interest in purchasing up to 2,500 shares of our common stock at an aggregate offering price of $25,000 in this offering. Likewise, a majority of our directors has expressed an interest in purchasing up to 2,500 shares of our common stock at an aggregate offering price of $25,000 in this offering.

                             EXECUTIVE COMPENSATION

We currently have an employment agreement with Michael J. Wurtsbaugh, our proposed CFO and Secretary, which will take effect upon completion of this offering, and are in negotiations with prospective candidates for the President of FanZ Racing, Inc. and FanZ Merchandising, Inc. The table below sets forth the compensation schedule for our officers which will take effect upon completion of this offering. We have two incentive compensation plans: (i) the 2001 Stock Option Plan of FanZ Enterprises, Inc. and (ii) the 2001 Non-Employee Director Stock Option Plan of FanZ Enterprises, Inc. that were adopted by our Board of Directors on May 15, 2001 and are subject to stockholder approval upon completion of this offering. These plans require us to reserve an amount equal to 10% of our shares of common stock, after giving effect to this offering, for issuance upon exercise of options granted under such plans. Both plans must be approved by our stockholders within twelve (12) months of their implementation. Directors will also be entitled to a stipend of $5,000 per board meeting attended and $2,500 per committee meeting attended which is held on a separate day from the regularly scheduled board meeting.

                                            SUMMARY COMPENSATION TABLE

       ------------------------ --------- ---------------------------------
--------------------------
                                                Annual Compensation
Long-Term Compensation

    Awards
         Name and Principal               ---------------------------------
--------------------------
              Position            Year                 Salary
Securities Underlying
                                                        ($)
 Options/SAR's

      (#)
       ------------------------ --------- ---------------------------------
--------------------------
       J. Roe Hitchcock,          2001                 50,000
       Chief Executive
       Officer, Treasurer
       (1)(2)
       ------------------------ --------- ---------------------------------
--------------------------
       Frederick L. McDonald,     2001                 50,000
       II, President(1)(2)
       ------------------------ --------- ---------------------------------
--------------------------
       Michael J. Wurtsbaugh,     2001                175,000
  500,000(3)
       CFO, Secretary (1)
       ------------------------ --------- ---------------------------------
--------------------------

(1) We intend to implement a bonus plan within ninety (90) days of the completion of this offering. All of our officers will be entitled to participate in the bonus plan. Shareholder approval of this plan is not required, but the plan will be approved by a majority of our disinterested directors.

(2) J. Roe Hitchcock and Frederick L. McDonald will each devote a minimum of eighty percent (80%) of their business time to our operations.

(3) All of these shares are subject to a Non-Qualified Option Agreement dated February 28, 2001 and will be issued upon the exercise of the option at an exercise price of $3.00 per share. The option is currently exercisable for 250,000 with the remaining 250,000 vesting in equal annual increments over a four-year period commencing on the first anniversary of the date of grant.

The employment agreement with Mr. Wurtsbaugh, who is currently serving as a consultant to FanZ Enterprises, Inc., has an initial term of three (3) years from the completion of this offering, with automatic one-year extensions thereafter. As compensation for his services as CFO and Secretary of FanZ Enterprises, Inc., Mr. Wurtsbaugh will receive and annual base salary of $175,000.00, periodic discretionary bonuses, travel expenses and health and retirement benefits. Upon termination without cause or a change in ownership of the company, he will be entitled to a severance equal to his annual salary for one year from the termination date. We also granted to Mr. Wurtsbaugh an option to purchase, over a period of five years, up to 500,000 shares of the Company's common stock at $3.00 per share.

The 2001 Non-Employee Director Stock Option Plan affords our directors, who are not also officers or key employees, the opportunity to purchase shares of our common stock in increments of 100 shares at the then prevailing fair market price. Upon becoming a director, we will grant the director an option to purchase 100 shares. An option to purchase an additional 100 shares will be granted to the director on each two year anniversary of the original grant date. We have reserved up to 1% of our authorized common stock for issuance under this plan.

Upon the closing of this offering, we will purchase Directors' and Officers' Insurance covering all of our directors and officers. The policy will provide the maximum coverage available to our directors and officers under Delaware law.

                              PLAN OF DISTRIBUTION

We will sell a maximum of 2,500,000 shares of our common stock to the public on a "best efforts" basis. There can be no assurance that any of these shares will be sold. This is not an underwritten offering. We have not committed to keep the registration statement effective for any set period of time. The gross proceeds to us will be $25,000,000 if all the shares offered are sold. No public market currently exists for our shares of common stock, although we will attempt to have our shares quoted on the OTCBB under the symbol ("FANZ").

Regulation M of the Exchange Act (which replaced Rule 10b-6) may prohibit a broker-dealer from engaging in any market making activities with regard to a company's securities. Under Section 242.104 of Regulation M, stabilizing is prohibited except for the purpose of preventing or retarding a decline in the market price of a security. We do not plan to engage in any passive stabilizing activities.

The shares of common stock represented by this offering are being registered pursuant to Section 12 of the Exchange Act and Section 5 of the Securities Act, for which an exemption from registration under Section 3 and Section 4 is not available.

Limited State Registration

We will qualify or register the sale of our shares of common stock in the following states: Alabama, Arizona, Arkansas, California, Colorado, Connecticut, Delaware, Florida, Georgia, Illinois, Indiana, Iowa, Kansas, Kentucky, Louisiana, Maine, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Nevada, New Hampshire, New Jersey, New York, North Carolina, Ohio, Oklahoma, Oregon, Pennsylvania, South Carolina, Texas, Virginia, West Virginia and Wisconsin. We will not accept subscriptions from investors residing in states other than those states where we have qualified or registered our shares. In addition, investors in our common stock will not be permitted to resell their shares in states where we have not filed a registration statement or to residents of those states. The shares will be offered or sold through a registered or licensed broker/dealer in the following states: Arizona, Arkansas, Florida, North Carolina and Texas.

Broker/Dealer Agreement


We will enter into a broker/dealer agreement with Houlihan Smith & Company, Inc. to sell our shares on a best efforts basis in Arizona, Arkansas, Florida, North Carolina and Texas. Houlihan will be entitled to receive commissions equal to five percent (5%) of the shares that it sells in Arizona, Arkansas, Florida, North Carolina and Texas. Houlihan will also be entitled to reimbursement of expenses which are capped at Eighty Thousand Dollars ($80,000). These commissions will only be paid once a minimum of 1,000,000 shares of our common stock have been sold. If a minimum of 1,000,000 shares of our common stock is not sold in this offering, Houlihan will only be entitled to accountable out-of-pocket expenses.


Terms of Sale of the Shares

We will be selling our shares through our officers and directors and, where required by state law, registered or licensed broker-dealers who will be offering our shares and distributing this prospectus primarily at the locations of the 2001 NASCAR sanctioned events and over the Internet.

We will reimburse our officers and directors for expenses incurred in connection with the offer and sale of our shares, however, no sales commissions will be paid to any of our officers or directors. Our officers and directors are relying on Rule 3a4-1 of the Exchange Act as a "safe harbor" from registration as a broker-dealer in connection with the offer and sales of the shares. In order to rely on such "safe harbor" provisions provided by Rule 3a4-1, an officer or director must be in compliance with all of the following:

          -    he or she must not be subject to a statutory disqualification;

          - he or she must not be compensated in connection with such selling participation by payment of commissions or other payments based either directly or indirectly on such transactions;

          -    he or she must not be an associated person of a broker-dealer;

          - he or she must restrict participation to transactions involving offers and sale of the shares;

          - he or she must perform substantial duties for the issuer after the close of this offering not connected with transactions in securities, and not have been associated with a broker or dealer for the preceding 12 months, and not participate in selling an offering of securities for any issuer more than once every 12 months; and

          - he or she must restrict participation to written communications or responses to inquiries of potential purchasers.

Our officers and directors intend to comply with the guidelines enumerated in Rule 3a4-1. Each of our officers has indicated that they are willing to purchase up to 2,500 shares of our common stock at an aggregate offering price of $25,000 in this offering. In addition, certain of our directors have indicated a willingness to purchase up to 2,500 shares of our common stock at an aggregate offering price of $25,000 in this offering. Any sale of shares to our officers and proposed directors will be on the same terms as are offered to the public investors.


Prospective investors must purchase a minimum of 25 shares at an aggregate-offering price of $250. In certain states, investors will have to meet minimum suitability standards imposed by these states. In Alabama, New Jersey and Virginia, investors must meet the requirements of an accredited investor as defined in Rule 501 of Regulation D of the Securities Act. Specifically, investors residing in these states must either have (i) an individual income of $200,000 or more in each of the two most recent years or joint income with the investor's spouse in excess of $300,000 in each of those years and reasonably expect to reach the same income level in the current year OR (ii) an individual net worth or joint net worth with that investor's spouse in excess of $1,000,000. Residents of Arizona, Arkansas, California, Connecticut, Delaware, Indiana, Iowa, Kansas, Kentucky, Maine, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Nevada, New Hampshire, North Carolina, Oklahoma, Oregon, Pennsylvania, South Carolina, Texas and West Virginia must meet state sophistication standards. Specifically, investors residing in these states must either have (i) an annual gross income of $65,000 or more and a minimum net worth of $65,000 (excluding the value of automobiles, homes and home furnishings) OR (ii) a minimum net worth of $150,000 (excluding the value of automobiles, homes and home furnishings). Residents of Ohio must also meet these sophistication standards provided that they wish to purchase more than 25 shares. If residents of Ohio do not meet these sophistication standards, they may ONLY purchase the minimum number of twenty-five (25) shares of our common stock for a total investment of $250. Until we have sold at least 1,000,000 shares, we will not accept subscriptions for any shares. Subscriptions will be revocable until accepted by us. All proceeds of this offering will be deposited in an escrow account with Firstar Bank, N.A. The proceeds will be invested in a money market account which invests exclusively in short-term U.S. Treasury obligations, such as the Firstar U.S. Treasury Money Market Fund, and will bear interest at the rate then prevailing under that account. We intend to break escrow once subscriptions for the minimum number of our shares (1,000,000) are received and accepted and will continue to sell our shares until all shares offered are sold or nine months from the date of this prospectus. However, in order to meet certain state requirements, we will not be able to break escrow with respect to the sale of any shares in excess of 1,560,000 shares or sell shares in excess of 1,560,000 unless Jackson Roscoe Motorsports makes an additional capital contribution in cash of $235,000 with respect to the common stock it currently owns. Any shares purchased by our officers or proposed directors in this offering will count towards the minimum number of subscriptions required. If we are unable to sell at least 1,000,000 shares before this offering ends, we will return all funds, with interest, to subscribers promptly after the end of this offering. We have the right to completely or partially accept or reject any subscriptions for shares in this offering, for any reason or no reason. Certain states have required that investors from those states meet certain financial criteria in order to invest an amount above the minimum investment. We may decide to terminate this offering at any time or cease selling efforts at any time prior to such date if our board of directors determines that there is a better use of funds and management time.


If this offering is not oversubscribed, within a reasonable time after effectiveness, we plan to accept all subscriptions as soon as reasonably practicable but in no event until we have received and accepted subscriptions for the minimum number of shares (1,000,000). If this offering is oversubscribed, we plan to allocate the shares among subscribers in our discretion within a reasonable time after effectiveness of this offering. We anticipate having one or more closings of this offering, the first of which cannot be held until we are able to sell at least 1,000,000 shares. After that, we could have multiple closings whenever we receive and accept new subscriptions.

Investment Procedures

No one may purchase any shares in this offering until it has been declared effective by the SEC and any applicable state securities commission. Following the effectiveness of this offering, an investor must complete, date, execute and deliver to us our subscription agreement together with a check in the amount corresponding to the cost of the shares to be purchased made payable to "Firstar Bank, N.A., Escrow Account for FanZ Enterprises, Inc." Once received, we will forward all funds and a copy of the subscription agreement to our escrow agent Firstar Bank, N.A. Subscriptions will be revocable until accepted by us.

Internet Sales

We will post a copy of our final prospectus, as filed with the SEC, on our web site, located on the Internet at www.fanzenterprises.com, www.fanzracing.com, www.fanzenterprises.net and www.fanzracing.net for investors to view or download once we have been declared effective with the SEC. We will update the web site to replace the online prospectus with any post-effective amendments.

If an investor indicates that he or she would like to receive any other amendments to this prospectus electronically, we will e-mail a notice to the investor that informs him or her that an amendment to this Prospectus has been filed with the SEC, which will include a hyperlink to the web site as well as its Internet address. Additionally, upon request, the investor will receive paper copies of any or all documents from us.

Prior to effectiveness, no one may purchase any shares in this offering. Following the effectiveness of this offering, in order to purchase shares in this offering over the Internet, an investor must complete, date, execute and deliver to us, either a paper copy of our subscription agreement, together with either a check in the amount corresponding to the cost of the shares to be purchased, made payable to "Firststar Bank, N.A., Escrow Account for FanZ Enterprises, Inc.," or a wire transfer of funds for that amount or alternatively, electronically, by clicking on the "I have accessed the final prospectus and I agree to subscribe" button and forwarding the proper payment to us. Additionally, residents of Arizona, Arkansas, Florida, North Carolina and Texas will be required to complete an application for our registered broker/dealer and purchase shares through that broker/dealer. An investor may not necessarily be able to purchase all of or any of the shares that he or she has requested, depending on availability, state blue-sky laws and our discretion. The address and wire transfer instructions for our escrow agent is indicated in the subscription agreement. Following the effectiveness of this offering, subscription agreements will be available as follows:


          -    on the web site where we have posted our final prospectus;
          - unless an investor has specifically requested electronic delivery of the final prospectus, we will include the subscription agreement together with a paper copy of the final prospectus that we send to such investor; and
          - an investor can request a paper copy of the subscription agreement and prospectus by calling us, writing to us, or e-mailing us at the number or address listed in this prospectus or on our web site.

On our web sites, www.fanzenterprises.com, www.fanzenterprises.net, www.fanzracing.com and www.fanzracing.net, we have posted our prospectus that explains our subscription procedure.

Escrow Agreement


Under the terms of our Amended and Restated Escrow Agreement, proceeds from the sale of our shares will be deposited into an interest bearing account until the minimum number of shares (1,000,000) are sold. In the event the proceeds from investors deposited into the escrow account is insufficient to meet our 1,000,000 share minimum, proceeds will be returned directly to investors by the escrow agent with interest. The proceeds for subscriptions for our shares that are placed in escrow will not be subject to claims by our creditors, affiliates or associates until the proceeds have been released to us under the terms of the Amended and Restated Escrow Agreement. We intend to break escrow and conduct an initial closing once we receive and accept subscriptions for the minimum number of shares offered (1,000,000). In addition, in order to meet certain state requirements, we will not be able to break escrow with respect to the sale of any shares in excess of 1,560,000 unless Jackson Roscoe Motorsports, LLC makes an additional capital contribution in cash of $235,000 with respect to the common stock it currently owns.


The securities regulatory authority of any state in which our offering is registered has the right to inspect and make copies of the records of the escrow agent relating to the escrowed funds in the manner described in the Amended and Restated Escrow Agreement.

                                LEGAL PROCEEDINGS

Neither FanZ Enterprises, Inc., nor any of its subsidiaries are parties to any pending legal proceeding or litigation, and none of our property is the subject of a pending legal proceeding.

                            DESCRIPTION OF SECURITIES

The following is a description of the material terms of our capital stock. This summary is subject to and qualified in its entirety by our Restated Certificate of Incorporation and Bylaws, and by the applicable provisions of Delaware law.

Capital Stock

Our authorized capital stock consists of 20,000,000 shares of common stock, par value $.01 per share and 10,000 shares of preferred stock, par value $.01 per share.

Common Stock

General. We have 20,000,000 authorized shares of common stock, par value $.01 per share, 10,000,000 of which are issued and outstanding. All shares which are the subject of this Prospectus, when issued and paid for under this offering, will be validly issued, fully paid and non-assessable.

Voting Rights. Each share of our common stock entitles the holder to one vote, either in person or by proxy, at meetings of stockholders. Our board of directors is elected annually at each annual meeting of the stockholders. The holders are not permitted to vote their shares cumulatively. Accordingly, the holders of more than fifty percent (50%) of our voting power can elect all of our directors.

Dividend Policy. All shares of common stock are entitled to participate ratably in dividends when, as, and if declared by our board of directors out of the funds legally available to distribute dividends, after all accrued and unpaid dividends on the preferred stock have been paid. Any such dividends may be paid in cash, property or additional shares of common stock. We have not paid any dividends since our inception and presently anticipate that all earnings, if any, will be retained for development of our business. We expect that no dividends on the shares of common stock will be declared in the foreseeable future. Any future dividends will be subject to the discretion of our board of directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, general business conditions and other pertinent facts. There can be no assurance that any dividends on the common stock will ever be paid.

Miscellaneous Rights and Provisions. Holders of common stock have no preemptive or other subscription rights, conversion rights, redemption or sinking fund provisions. In the event of the liquidation or dissolution, whether voluntary or involuntary, of FanZ Enterprises, Inc., each share of common stock is entitled to share ratably in any assets available for distribution to holders of the equity of FanZ Enterprises, Inc. after satisfaction of all liabilities, including the payment of the liquidation preference of $600,000 plus accrued and unpaid dividends on the preferred stock.

Shares Eligible For Future Sale. Upon completion of this offering, we will have a minimum of 11,000,000 shares of common stock outstanding if the minimum number of shares offered in this offering are sold, or 12,500,000 shares of common stock outstanding if the maximum number of shares offered in this offering are sold. Of these shares, the shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by an "affiliate" of FanZ Enterprises, Inc., and those held by Jackson Roscoe Motorsports, LLC, which will be subject to the limitations of Rule 144 adopted under the Securities Act. In general, a person who has a control relationship with FanZ Enterprises, Inc. is defined as an "affiliate." All of the remaining shares are deemed to be "restricted securities" as that term is defined in Rule 144 under the Securities Act.

In general, under Rule 144, commencing 90 days after the date of this Prospectus, a person, including an affiliate or persons whose shares are aggregated, who has owned restricted shares of common stock beneficially for at least one year, is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of one percent of the total number of outstanding shares of the same class or the average weekly trading volume of our common stock on all exchanges and/or reported through the automated quotation system of a registered securities association during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC. Sales under Rule 144 are also subject to manner of sale provisions, notice requirements and the availability of current public information about us. A person who has not been an affiliate of FanZ Enterprises, Inc. for at least the three months immediately preceding the sale and who has beneficially owned shares of common stock for at least two years is entitled to sell such shares under Rule 144 without regard to the limitations described above.

Transfer Agent. The transfer agent for our common stock will be American Stock Transfer and Trust Company.

Lock-up Agreement. Jackson Roscoe Motorsports, LLC will hold in the aggregate upon completion of this offering 10,000,000 shares of our issued and outstanding common stock and 10,000 shares of our issued and outstanding preferred stock. In addition, Michael J. Wurtsbaugh will have the right to acquire 500,000 shares of our common stock at an exercise price of $3.00 subject to certain limitations. These shares (other than the restrictions applicable to Mr. Wurtsbaugh's shares under the Non-Qualified Option Agreement) are not subject to any contractual restriction on the sale of any such shares, other than a Lock-up Agreement. In addition, any shares purchased by Messrs. Hitchcock, McDonald or Wurtsbaugh in this offering will also be subject to the terms of the Lock-up Agreement. Beginning on the day this offering is completed, they are prohibited by the terms of the Lock-up Agreement from selling, transferring or pledging all of their shares of common stock , although they retain all of the voting rights attendant on these shares.

According to the terms of the Lock-up Agreement, it will terminate and the shares will be freely tradeable upon the occurrence of any of the following:

     (i)  the fourth anniversary of the completion of this offering;

    (ii) the date all funds have been returned to investors if this offering is terminated; or

    (iii) the date the shares become "covered securities" as defined in Section 18(b)(1) of the Securities Act. These include shares which are listed as authorized for listing on the New York Stock Exchange, the Nasdaq National Market, or other national securities exchanges which the SEC has determined have listing standards substantially similar to the listing standards applicable to these securities.

Prior to its termination, 2 1/2% of the shares subject to the Lock-up Agreement may be released from the restrictions in the Lock-up Agreement on a quarterly basis commencing two years from the date the offering is completed.

Lack of Public Market for Our Shares. There has not been a public market for our common stock and the price of our shares may be very volatile. We are not sure if and when the shares will start trading, and this may not occur until well after the first closing of this offering. We could decide not to facilitate the commencement or continuation of a trading market for the common stock for an extended period. We cannot predict the extent to which investor interest in our common stock will lead to the development of an active trading market or how liquid that market might become. Because no underwriter has sold any shares to their customers or received options, warrants or shares in this offering, there is currently little incentive for a financial institution to provide aftermarket support of the shares. Due to this lack of aftermarket support, the price of our stock following this offering may decrease, and investors may be unable to resell their shares at or above the initial public offering price.

Stock Option Plans and Stock Options.

On May 15, 2001, we adopted two stock option plans, the 2001 Stock Option Plan and the 2001 Non-Employee Director Plan. These plans will be subject to stockholder approval after completion of their public offering. Administration of the 2001 Stock Option Plan shall be administered by the Compensation Committee of the Board of Directors. Under the terms of the 2001 Stock Option Plan, a maximum of nine percent (9%) of the number of outstanding shares of our common stock, after giving effect to the completion of this offering, may be granted to our officers, key employees and consultants. Options granted under the 2001 Stock Option Plan may be incentive stock options, non-qualified stock options, or a combination of the foregoing. No incentive stock option may be granted to a person who is not an employee. The option price per share of any stock option granted under the plan may not be less than the fair market value of the common stock on the date of grant. The options shall be exercisable for a term of not more than five years.

Under the terms of the 2001 Non-Employee Director Plan, options may be granted equal to a maximum of one percent (1%) of the number of outstanding shares of our common stock, after giving effect to the completion of this offering. This plan will also be administered by the Compensation Committee of the Board of Directors. The option price of any options granted under the 2001 Non-Employee Directors Plan shall be the fair market value on the date of grant. Such options shall be exercisable for a term of not more than five years.

In addition to the foregoing plans, on February 28, 2001, we granted an option to purchase up to 500,000 shares of our common stock at an exercise price of $3.00 per share to Michael J. Wurtsbaugh, currently a consultant. Mr. Wurtsbaugh will become our Chief Financial Officer upon completion of this offering. The option is currently exercisable for 250,000 shares with the remaining vesting over a four-year period commencing on the first anniversary of the date of grant.

Preferred Stock

General. We have 10,000 authorized shares of preferred stock, par value $.01 per share, 10,000 of which are issued and outstanding and held by Jackson Roscoe Motorsports, LLC.

Voting Rights. The holders of our preferred stock shall not be entitled to any voting rights except that an affirmative vote of at least two-thirds of the issued and outstanding shares of preferred stock, voting as a class, shall be required to amend any provision of our Restated Certificate of Incorporation that would otherwise adversely affect the rights and preferences of the preferred stock or authorize the creation of a new class of stock.

Dividend-Policy. The holders of our preferred stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefore, cumulative dividends at the rate of 10% of the original purchase price per annum, in preference to and in priority over any dividends upon the common stock.

Conversion and Liquidation Rights. Our preferred stock is not convertible into shares of common stock. Upon our dissolution, liquidation, or winding up, holders of our preferred stock will be entitled to receive, after payment or provision for payment of all our debts and liabilities, prior to and in preference to any distribution to our other stockholders including the holders of common stock, the aggregate amount of $600,000 or $60 per share, plus an amount equal to all accrued and unpaid dividends thereon to the date of liquidation.


Redemption. Subject to the terms of the Lock-up Agreement, we may redeem, in whole or in part, the issued and outstanding preferred shares, at an aggregate redemption price of $600,000 or $60 per share, out of funds legally available for such payment and such redemption if not otherwise prohibited by the terms of any senior bank financing. These shares will only be redeemable, in whole, upon the fourth anniversary of the completion of this offering. However, a small percentage of these shares may be redeemed on a quarterly basis beginning on the second anniversary of the completion of this offering on the terms provided in the Lock-up Agreement. The holders of our preferred stock shall not be entitled to receive any accrued and unpaid dividends in payment for their shares in the event we exercise our right to purchase their shares pursuant to the redemption provisions of our Restated Certificate of Incorporation. If the shares of our preferred stock are redeemed, they may not be reissued or redesignated by our Board of Directors. Any future issuances of preferred stock would require an amendment to our Restated Certificate of Incorporation, which would require the vote of the holders of our common stock. Any future issuances of our preferred stock will be approved by a majority of our independent directors who do not have an interest in the transaction and who will have access to our legal counsel or their own legal counsel at our expense.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On November 15, 2000, in exchange for $100 in consideration, we issued 100 shares of our common stock to Jackson Roscoe Motorsports, LLC. On December 18, 2000, Jackson Roscoe Motorsports, LLC contributed an additional $50,000 to the capital of FanZ Enterprises, Inc. for its shares of common stock. On February 12, 2001, Jackson Roscoe Motorsports, LLC contributed an additional $50,000 to the capital of FanZ Enterprises, Inc., in the form of a $450,000 Demand Note, dated February 12, 2001, for its shares of common stock. On February 23, 2001, in exchange for $400,000 in consideration, in the form of the remainder of the Demand Note, dated February 12, 2001, we issued 10,000 shares of our preferred stock to Jackson Roscoe Motorsports, LLC. As of June 14, 2001, the entire amount of the Demand Note has been paid in full in cash. The interest rate charged on such Demand Note was 7%, which was not a market rate. Any requests for partial payment on the Demand Note were made in increments of Ten Thousand Dollars ($10,000). Jackson Roscoe Motorsports, LLC is an entity wholly owned and controlled by J. Roe Hitchcock and Frederick L. McDonald, II. The preferred shares are redeemable, at our option, at any time after six months from the closing of this offering at a price of $600,000 subject to applicable escrow provisions. Approval by the independent members of our Board of Directors will be required in order to effect a redemption of the preferred stock.


On January 1, 2001, we entered into an agreement with Stillwater Capital Advisors, LLC, a Delaware limited liability company, for consulting services including, among other things, preparation and development of our business plan, development of a sophisticated financial model, identifying key personnel and negotiating with a broker/dealer, accountants and attorneys. J. Roe Hitchcock, our Chief Executive Officer, Treasurer and a director of FanZ Enterprises, Inc., and Frederick L. McDonald, II, our President and also a director of FanZ Enterprises, Inc., are members of Stillwater Capital Advisors, LLC and together own a controlling interest in Stillwater Capital Advisors, LLC. Consulting services will be provided to us for a period of twelve (12) months at a flat fee of $500,000 to be paid in one lump sum payment. Payment of this fee is subordinated to our first having achieved profitability as demonstrated by an annual audited financial statement reflecting a net profit for the fiscal year. We believe that the terms of the consulting agreement are as favorable to us as those generally available from unaffiliated third parties.


On February 28, 2001, we entered into an Option Agreement with Michael J. Wurtsbaugh, our proposed CFO, pursuant to which Mr. Wurtsbaugh was granted an option to purchase up to 500,000 shares of our common stock at $3.00 per share. The option is exercisable for a period of five years from the date of grant.

FanZ Enterprises, Inc. will donate approximately two and one-half percent (2.5%) of its yearly pre-tax profit to the Jackson Roscoe Foundation. In any year, including its first, that we do not generate a profit, no monetary donation will be made to the Jackson Roscoe Foundation. The Jackson Roscoe Foundation has been set up in memory of Jackson Roscoe Hitchcock. Jackson was one of the twins born to Joan and J. Roe Hitchcock, our CEO and Treasurer, on September 13, 1999. Jackson was diagnosed with transposition of the greater vessels. He lived in the Riley Children's Hospital in Indianapolis, Indiana for 83 days before he died. The Jackson Roscoe Foundation will donate money and services to programs and help families of sick children, specifically the children suffering from congenital heart diseases. The Jackson Roscoe

Foundation will assist various charitable, medical and research organizations in drawing awareness to the disease and helping to cure the disease. The Jackson Roscoe Foundation will be a 501(c)(3) corporation and therefore the donations will be a tax-deductible contribution for the Company. If the Jackson Roscoe Foundation is not granted tax-deductible status, FanZ Enterprises, Inc. will not make any monetary contribution to the Jackson Roscoe Foundation, although the founders of the Company will make contributions regardless. The Jackson Roscoe Foundation will operate as a totally separate entity distinct from the Company and its subsidiaries, with its own Board of Directors and officers. Joan Hitchcock will serve as a member of the Board of Directors of the Jackson Roscoe Foundation.

Jackson Roscoe Motorsports, LLC, an entity controlled by J. Roe Hitchcock and Frederick McDonald II, has entered into a letter of intent to lease an existing race shop facility. Upon the closing of this offering, Jackson Roscoe Motorsports, LLC will assign the letter of intent to us and we will negotiate to enter into a lease with Sharp Racing, Inc.

We currently only have two directors, Messrs. Hitchcock and McDonald, on our Board of Directors. Neither of whom are independent directors. At the time of the transactions with Jackson Roscoe Motorsports, LLC and Stillwater Capital Advisors, LLC, we lacked sufficient disinterested independent directors to ratify these transactions. We intend to add additional members to our Board of Directors following the closing of this offering. Five of these members have been identified in this prospectus on pages 49 through 51. All of the members identified, except Arnold G. Busse, would qualify as independent directors. We intend to maintain at least two independent directors on our Board. All future material affiliated transactions and loans will be made or entered into on terms that are no less favorable to us than those that can be obtained from unaffiliated third parties. Additionally, all future material affiliated transactions, and any forgiveness of loans, will be approved by a majority of our independent directors who do not have an interest in the transactions and who had access, at our expense, to our legal counsel or independent legal counsel.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No established public trading market exists for our securities. Jackson Roscoe Motorsports, LLC is our sole shareholder. To date, no dividends have been declared on our common stock.

                                  LEGAL MATTERS

The validity, authorization and issuance of the shares of our common stock offered hereby will be passed upon for FanZ Enterprises, Inc. by Benesch, Friedlander, Coplan & Aronoff, LLP of Cleveland, Ohio.

                                     EXPERTS

The consolidated financial statements of FanZ Enterprises and Subsidiaries included in this prospectus and in the registration statement have been audited by BDO Seidman, LLP, independent certified public accountants, to the extent and for the period (from October 20, 2000 (inception) to January 31, 2001) set forth in their report (which contains an explanatory paragraph regarding the Company's ability to continue as a going concern) appearing elsewhere herein, and are included in reliance upon such report given upon the authority of said firm as experts in accounting and auditing.

            DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
                           SECURITIES ACT LIABILITIES

Our Certificate of Incorporation provides that we will indemnify our officers and directors to the fullest extent permitted by the Delaware General Corporation Law ("DGCL"). Our Certificate of Incorporation provides that we will indemnify and hold harmless each person who was or is threatened to be made a party to or is otherwise involved in any threatened proceedings by reason of the fact that he or she is or was a director or officer of our company or is or was serving at our request as an officer, director, partner, trustee, employee, or agent of another entity, against all losses, claims, damages, liabilities and expenses actually and reasonably incurred or suffered in connection with such proceeding.

Insofar as indemnification for liabilities arising under the Securities Act, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such officer, director or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                          INDEX TO FINANCIAL STATEMENTS

                             FANZ ENTERPRISES, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                                    CONTENTS



                  Report of Independent Certified Public Accountants
                            F-2

                  Audited Financial Statements for the period from October 20,
                  2000 (Inception) to January 31, 2001:

                      Balance sheet
                            F-3

                      Statement of loss
                            F-4

                      Statement of stockholders' deficit
                            F-5

                      Statement of cash flow
                            F-6

                      Summary of significant accounting policies
                          F-7-9

                      Notes to financial statements
                        F-10-13

                  Unaudited Financial Statements for the three months ended
                  April 30, 2001:

                      Balance sheets
                           F-15

                      Statements of loss
                           F-16

                      Statements of stockholders' equity (deficit)
                           F-17

                      Statements of cash flow
                           F-18

                      Summary of significant accounting policies
                        F-19-21

                      Notes to financial statements
                        F-22-25

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors
FanZ Enterprises, Inc.

We have audited the accompanying balance sheet of FanZ Enterprises, Inc. ( a development stage company) as of January 31, 2001, and the related statements of loss, stockholder's deficit and cash flow for the period from October 20, 2000 (inception) to January 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of FanZ Enterprises, Inc. as of January 31, 2001, and the results of its operations and cash flows for the period from October 20, 2000 (inception) to January 31, 2001 in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company's dependence on raising equity, its lack of working capital and income sources as well as the inherent risks associated with a start-up business raise substantial doubt about the Company's ability to continue as a going concern. Management's plans concerning these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



/s/ BDO Seidman LLP

Atlanta, Georgia
February 26, 2001

                             FANZ ENTERPRISES, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                                  BALANCE SHEET
                                JANUARY 31, 2001

                                            ASSETS
CURRENT:
   Cash
                      $    50,100
   Deferred offering
costs...................................................................
      95,935

                     ------------

TOTAL
ASSETS..........................................................................
 .......          $   146,035

                      ===========


                              LIABILITIES AND STOCKHOLDER'S DEFICIT

CURRENT:
   Accrued
expenses........................................................................
 ..         $    160,910

                      -----------

TOTAL
LIABILITIES.....................................................................
 .......              160,910

                      -----------

Commitments

STOCKHOLDER'S DEFICIT
   Common stock, $.01 par value - 20,000,000 shares authorized;
     10,000,000 issued and outstanding (Note
4)..............................................              100,000
   Additional paid-in capital (Note 4)
 ......................................................              (49,900)
   Accumulated deficit during the development
stage..........................................              (64,975)

                     -------------

TOTAL STOCKHOLDER'S
DEFICIT..................................................................
      (14,875)

                     ------------


                     $    146,035

                     ============

See accompanying summary of accounting polices and notes to financial statements.

                             FANZ ENTERPRISES, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                                STATEMENT OF LOSS
          PERIOD FROM OCTOBER 20, 2000 (INCEPTION) TO JANUARY 31, 2001


Revenues........................................................................
 ..................        $          -

General and administrative
expenses...............................................................
    64,975

                         ------------

Net
loss............................................................................
 ..............        $    (64,975)

                         =============

Basic and diluted loss per share (Note
4).........................................................        $      (0.01)

                         ============

Basic and diluted weighted average shares outstanding (Note
4)....................................          10,000,000

                         ============


See accompanying summary of accounting polices and notes to financial statements.

                             FANZ ENTERPRISES, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                       STATEMENT OF STOCKHOLDERS' DEFICIT
          PERIOD FROM OCTOBER 20, 2000 (INCEPTION) TO JANUARY 31, 2001




                Accumulated
                                                        Common Stock
                  Deficit
                                               -------------------------------
Additional        During the

 Paid-In        Development
                                                   Shares          Amount
 Capital           Stage            Total
                                               ---------------  --------------
--------------  ----------------- --------------
BALANCE AT OCTOBER 20, 2000                                 -     $         -
   $      -        $        -     $         -

   Net loss                                                 -               -
          -           (64,975)        (64,975)

   Issuance of common stock                               100               1
         99                 -             100

   Capital contribution                                     -               -
     50,000                 -          50,000

   100,000 for 1 stock split (Note 4)               9,999,900          99,999
    (99,999)                -               -
                                                  -----------     -----------
 ----------        ----------     -----------

BALANCE AT JANUARY 31, 2001                        10,000,000     $   100,000
   $(49,900)      $   (64,975)    $   (14,875)
                                                  ===========     ===========
============      ===========     ===========

See accompanying summary of accounting polices and notes to financial statements.

                             FANZ ENTERPRISES, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                             STATEMENT OF CASH FLOW
          PERIOD FROM OCTOBER 20, 2000 (INCEPTION) TO JANUARY 31, 2001

OPERATING ACTIVITIES
   Net loss...................................................   $    (64,975)
   Adjustment to reconcile net loss to cash used in
     Operating activities:
       Change in current assets and liabilities:
         Deferred offering costs..............................        (95,935)
         Accrued expenses.....................................        160,910
                                                                 ------------

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES                         -
                                                                 ------------

FINANCING ACTIVITY
   Proceeds from the issuance of stock........................         50,100
                                                                 ------------

NET INCREASE IN CASH..........................................         50,100

CASH, BEGINNING OF PERIOD.....................................              -
                                                                 ------------

CASH, END OF PERIOD...........................................   $     50,100
                                                                 ============




See accompanying summary of accounting polices and notes to financial statements.

                             FANZ ENTERPRISES, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


ORGANIZATION AND BUSINESS

FanZ Enterprises, Inc. (a development stage company) (the "Company") is a Delaware corporation which was formed on October 20, 2000 for the purpose of controlling and managing a multi-car professional motorsports operation that will participate in NASCAR sanctioned events. The Company has selected a January 31 year end. The Company has two wholly-owned subsidiaries, also development stage companies. FanZ Racing, Inc. will own and manage the racing operations while FanZ Merchandising, Inc. will own, manage, market and distribute all of the related merchandise for the racing operations. As of January 31, 2001, there were no transactions in either subsidiary and there were no intercompany accounts to eliminate.

The Company is in the development stage and its activities to date have been limited to organizational activities including developing and implementing its business plan, hiring personnel, establishing business strategies and formulating a strategy to raise equity.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amounts of cash approximate fair value because of the short-term nature of this item.

REVENUE RECOGNITION

Revenues are expected to be generated from a number of sources including sponsorships, race purse winnings, race bonus opportunities and merchandise sales. It is expected that sponsorship revenue will be recognized over the period of the sponsorship agreement; race purse winnings and bonuses will be recognized when receipt is assured; and merchandise sales will be recognized upon shipment, less returns and allowances.

STOCK-BASED COMPENSATION

The Company plans to account for its stock option awards to employees and directors under the intrinsic value based method of accounting prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"). Under the intrinsic value based method, compensation cost is the excess, if any, of the quoted market price of the stock at grant date or other measurement date over the amount the employee must pay to acquire the stock. The Company plans to adopt the disclosure provisions of SFAS 123,"Accounting for Stock-Based Compensation" ("SFAS 123") and disclose the pro forma amounts of net income (loss) as if the fair value based method of accounting had been applied.

For options awarded to all others, compensation will be recognized for the fair value of options granted in accordance with SFAS 123 and related interpretations.

                             FANZ ENTERPRISES, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

INCOME TAXES

Deferred tax assets and liabilities are recorded for the expected future tax consequences of temporary differences between the tax basis of assets and liabilities. Deferred tax assets of approximately $26,000 related primarily to non-deductible accruals have been offset by a valuation reserve since the utilization of this asset cannot be assured.

LOSS PER SHARE

Basic and diluted loss per share was computed in accordance with Statement of Financial Accounting Standards No. 128, "Earnings Per Share." Basic loss per share is computed by dividing the net loss available to common shareholders (numerator) by the weighted average number of common shares outstanding (denominator) during the period and excludes the effects of potentially dilutive common shares. Diluted net loss per share gives effect to all potentially dilutive common shares outstanding during a period. There were no potentially dilutive common shares outstanding on January 31, 2001, thus basic and dilutive loss per share are the same for the period presented.

WEB SITE DEVELOPMENT COSTS

Subsequent to January 31, 2001, the Company began development of its web site which will be utilized to promote the Company's racing and merchandising operations. During 2000, the Emerging Issues Task Force ("EITF") issued EITF 00-2, Accounting for Web Site Development Costs. This EITF specifies how an entity should account for costs incurred to develop a web site.

Costs incurred in the planning stage, regardless of whether the web site planning activities specifically relate to software, should be expensed as incurred. Costs incurred in the planning stage include such activities as identification of the specific goals of the web site, identification of the target audience, determination of the functionalities, identification of necessary hardware, identification of necessary web application and conceptualization of graphics and content, among other things.

Costs incurred in the web site application and infrastructure development stage and costs incurred to develop graphics should be accounted for in accordance with Statement of Position ("SOP") 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use if the web site is expected to be utilized for internal use. Since this is the Company's intent, the application of SOP 98-1 is appropriate. This statement, in general, requires the capitalization of costs of developing software for internal use once the preliminary project stage is completed and prior to the point at which the project is substantially complete and ready for its intended use. Fees incurred for web site hosting, which involves the payment of a specific, periodic fee to an internet service provider in return for hosing the web site, generally would be expensed over the period of benefit.

Costs incurred during the operating stage including training, administration, maintenance and other costs to operate an existing web site should be expensed as incurred. However, costs that provide additional functions or features to the web site should be accounted for in accordance with SOP 98-1

                             FANZ ENTERPRISES, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


which requires that certain costs relating to such upgrades be capitalized if it is probable that they will result in added functionality.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                             FANZ ENTERPRISES, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS


1.    BASIS OF PRESENTATION

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. This basis of accounting contemplates the recovery of the Company's assets and the satisfaction of liabilities in the normal course of business. Since its inception on October 20, 2000, the Company has been involved in organizational activities. The Company's ultimate ability to attain profitable operations is dependent upon its obtaining adequate capitalization to complete its development activities and implementation of its business plan. The Company has filed a registration statement on Form SB-2 with the Securities and Exchange Commission which would offer outside investors up to 2,500,000 common shares in a direct participation offering. Monies raised from this offering will be held in escrow until a minimum of 1,000,000 shares are sold. There can be no assurances as to if and when this registration statement may become effective or what the ultimate net proceeds from such an offering might be.

As a result of the foregoing, these circumstances raise substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

2.    DEFERRED OFFERING COSTS

Deferred offering costs consist of professional fees incurred through January 31, 2001 that are directly related to the public offering described more fully in Note 4. If the public offering is successful, these costs will be offset against the proceeds in stockholders' equity. If the public offering is not successful, these costs will be expensed in full upon that determination.

3.    ACCRUED EXPENSES

Accrued expenses as of January 31, 2001 consist of consulting services of $62,500 (See Note 5) and professional fees of $98,410.

4.    STOCKHOLDER'S DEFICIT

ISSUANCE OF COMMON STOCK

On October 20, 2000, the Company issued 100 shares of its $.01 par value stock to Jackson Roscoe Motorsports, LLC (the "sole stockholder" or the "parent"). The sole stockholder is owned in its entirety by two directors of the Company. As consideration for the shares issued, the Company received $1 per share. On December 18, 2000, the Company received additional consideration for these shares in the amount of $50,000. Subsequent to January 31, 2001, the Company received another $50,000 capital contribution from its sole stockholder in the form of a $450,000 note receivable, $50,000 of which related to this capital contribution and the remainder of which related to the issuance of preferred stock. This portion of the Note was satisfied in cash on February 16, 2001.

                             FANZ ENTERPRISES, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS


Subsequent to January 31, 2001, the Company increased its authorization of Common Stock to 20,000,000 shares and affected a 100,000 to 1 split. All share and per share data have been retroactively adjusted to reflect this split. In the retroactive presentation, additional paid-in capital as adjusted for the split resulted in a negative balance in this account; however, when the split actually occurred subsequent to January 31, 2001, the Company had adequate capital to absorb the effects of the transaction.

PREFERRED STOCK

Subsequent to January 31, 2001, the Company authorized and issued to its sole stockholder ten thousand (10,000) shares of 10% Cumulative Preferred Stock (the "Preferred Stock") at $40.00 per share. The par value was $0.01 per share. The parent, as holder of the shares, is entitled to receive, at the discretion of the independent Board of Directors, cumulative dividends at the annual rate of 10% ($4.00 maximum) per share, in priority over any dividends payable upon any of the Common Stock. As consideration, the Company received a $450,000 note receivable from the sole stockholder, $400,000 of which served as consideration for the preferred stock while the remainder related to an additional capital contribution in regards to common stock previously issued. This note was satisfied in cash in a series of payments beginning on February 16, 2001. (See
Note 11).

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, the holders of Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Company that are available for distribution, an amount in cash equal to $60 per share outstanding, plus an amount in cash equal to all accrued but unpaid dividends thereon to the date fixed for liquidation. If the assets of the Company are not sufficient for this, then the holders of the Preferred Stock shall share ratably in the distribution of assets.


The Company may redeem the Preferred Stock at any time six months after the closing of a Qualified Public Offering ("public offering"), in whole or from time to time, at a redemption price of $60 per share (the "redemption amount"). (See Note 11). A Qualified Public Offering in this case is defined as a public offering registered under the Securities Act of 1933 which ultimately results in gross proceeds to the Company of at least $10,000,000. The holders of the Preferred Stock will only be entitled to receive the redemption amount, and not the amount of any accrued and unpaid dividends.


5.    RELATED PARTY TRANSACTION

Effective January 1, 2001, the Company entered into a 12 month agreement for consulting services with Stillwater Capital Advisors, LLC, a company partially owned by the shareholders of the parent company. The amount accrued at January 31, 2001 under this agreement was $62,500. The Company is contractually obligated to Stillwater Capital Advisors, LLC for an additional $437,500. (See
Note 11). The Company believes the terms of this agreement to be at arm's length. See Notes 4, 6 and 7 for description of additional related party transactions.

                             FANZ ENTERPRISES, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS


6.    COMMITMENTS

Subsequent to January 31, 2001, the Company entered into a letter of intent to lease land and property to be used as its principal place of business for annual rent of approximately $60,000 under a lease term of one year with an option to renew for three consecutive periods of one year each. The lessor is a consultant to the Company's parent and the commencement of this lease is contingent upon the Company's closing of its public offering.

The Company has oral agreements with third party service providers such that if the public offering is successful, additional fees of $125,000 will be remitted.

7.    STOCK OPTIONS

Subsequent to January 31, 2001, the Company adopted two stock option plans: the 2001 Stock Option Plan (the "Plan") and the 2001 Non-Employee Director Stock Option Plan (the "Non-Employee Plan"). Under the terms of the Plan, a maximum of 9% of the number of outstanding shares of the Company's Common Stock, after giving effect to the close of Company's public offering, may be granted to its officers, key employees and consultants. Options granted under this Plan may be
(a) Incentive Stock Options, (b) Non-Qualified Stock Options or (c) a combination of the foregoing. No Incentive Stock Options may be granted to a person who is not an employee. The option price per share of any stock option granted under the Plan shall not be less than the fair market value of the Common Stock at the date of the grant. In the case of an Incentive Stock Option grant, the option price per share shall not be less than 110% of the fair market value of the shares at the date of grant should that employee hold more than 10% of the total combined voting power of all classes of stock of the Company, its parent or subsidiaries at the grant date. The options shall be exercisable for a term of not more than five years.

Under the terms of the Non-Employee Plan, options may be granted equal to a maximum of 1% of the number of outstanding shares of the Company's Common Stock, after giving effect to the close of Company's public offering. The option price shall be the fair market value at the date of grant, and shall be exercisable for a term of not more than five years.

Subsequent to January 31, 2001, the Company granted 500,000 options to a consultant, expected to become the Company's Chief Financial Officer, at an exercise price of $3.00 per share of which 250,000 vest on the grant date and the remaining vest over a four year period commencing on the first anniversary of the grant date. In accordance with FAS 123 and related interpretations, compensation expense for the fair value of these options will be recognized over the period in which these options are earned. The fair value approach for valuing stock options was determined using the Black-Scholes option pricing model given the following assumptions: risk free interest rate of 5.53%; expected option life of 4 years; and no dividend yield or volatility. Assuming a fair market value of $10 per share (the projected selling price of shares in the aforementioned public offering), the Company, therefore, expects to incur approximately $3,800,000 of non-cash compensation expense in the future. It is expected that $1,900,000 will be recognized when the options are granted while the remaining will be recognized over the four year period from the grant date. The fair value approach to the valuation of these options requires that the unvested shares be "marked to market" at the end of each reporting period. As such, if the fair value of the options change in the future, then related current and

                             FANZ ENTERPRISES, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS


future non-cash compensation expense will change accordingly. When and if the consultant becomes an employee, a new measurement date will be required resulting in a remeasurement of the value of the unearned options using the intrinsic value method. This grant is separate and distinct from either of the stock option plans described above.

8.    EMPLOYMENT AGREEMENTS

The Company and its parent are committed to an employment agreement and certain consulting contracts to multiple key individuals. All were executed subsequent to January 31, 2001 and the employment agreement requires the close of the Company's public offering to become effective.

9.    SEGMENT INFORMATION

The Company plans to adopt SFAS 131, which establishes standards for the way that public business enterprises report information about operating segments in their financial statements. The standard defines operating segments as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance.

The Company expects that it will have two reportable segments: the racing segment which will operate the race teams and the merchandising segment, when established, will own, manage, market and distribute related merchandise.

10.   CONCENTRATION OF CREDIT RISK

Financial instruments, which potentially subject the Company to concentration of credit risk, consist primarily of cash. The Company's cash at January 31, 2001 was not deposited at a financial institution, therefore it was not FDIC insured at that time. The Company has subsequently opened a bank account at a high quality financial institution.

11.   EVENTS (UNAUDITED) SUBSEQUENT TO DATE OF REPORT


The $450,000 note receivable referred to in Note 4 was satisfied in a series of cash payments beginning on February 16, 2001 and ending on June 14, 2001 and the redemption features were changed in July, 2001 such that the share will only be redeemable, in whole, upon the fourth anniversary of the completion of the public offering. However, a small percentage of these shares may be redeemed on a quarterly basis beginning on the second anniversary of the completion of the public offering.


Additionally, the agreement for consulting services described in Note 5 was decreased from $750,000 to $500,000 in July, 2001.

                             FanZ Enterprises, Inc.
                          (a development stage company)

                                    Unaudited
                              Financial Statements

                        Three Months Ended April 30, 2001

                             FANZ ENTERPRISES, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                                 BALANCE SHEETS



          April 30,            January 31,

             2001                  2001

      -------------------   -------------------

         (unaudited)
                                       Assets
CURRENT:

Cash...........................................................................
       $    91,072           $    50,100
   Note
receivable................................................................
      150,000                     -
   Advance to
parent..............................................................
  2,500                     -
   Deferred offering
costs........................................................
173,335                95,935

         ------------          ------------

TOTAL CURRENT
ASSETS..............................................................
416,907               146,035

          -----------           -----------

WEBSITE DEVELOPMENT COSTS
               13,000                     -

         ------------          ------------


         $    429,907          $    146,035

         ============          ============

                   Liabilities and Stockholder's Equity (Deficit)

CURRENT:
   Accrued
expenses...............................................................        $
   272,993          $    160,910

          -----------          ------------


TOTAL
LIABILITIES.................................................................
        272,993               160,910

          -----------           -----------

COMMITMENTS

STOCKHOLDER'S (EQUITY) DEFICIT
   Preferred stock, $.01 par value - 10,000 shares authorized,
     10,000 shares issued and
outstanding.........................................                 100
            -
   Common stock, $.01 par value - 20,000,000 shares authorized;
     10,000,000 issued and outstanding (Note
4)...................................             100,000               100,000
   Additional paid-in
capital.....................................................           2,464,919
              (49,900)
   Accumulated deficit during the development
stage...............................          (2,408,105)              (64,975)

         ------------          ------------

TOTAL STOCKHOLDER'S EQUITY
(DEFICIT)..............................................             156,914
         (14,875)

         ------------          ------------


         $    429,907          $    146,035

         ============          ============

See accompanying summary of accounting polices and notes to unaudited financial statements.

                             FANZ ENTERPRISES, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                               STATEMENTS OF LOSS
                                   (UNAUDITED)


                          Period from October

 Three months ended      20, 2000 (inception)

   April 30, 2001          to April 30, 2001

 --------------------    ----------------------
Revenues........................................................................
     $            -          $             -

Selling, general and administrative expenses....................................
          2,343,130                2,408,105

     --------------          ---------------

Net loss........................................................................
     $   (2,343,130)         $    (2,408,105)

     ==============          ===============

Basic and diluted loss per common share (Note 4)................................
     $        (0.23)

     ==============

Basic and diluted weighted average common shares
   Outstanding (Note 4).........................................................
         10,000,000

     ==============


See accompanying summary of accounting polices and notes to unaudited financial statements.

                             FANZ ENTERPRISES, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                  STATEMENTS OF STOCKHOLDER'S EQUITY (DEFICIT)
           PERIOD FROM OCTOBER 20, 2000 (INCEPTION) TO APRIL 30, 2001






                   Accumulated

                     Deficit
                                Common Stock               Preferred Stock
   Additional      During the
                         ---------------------------
----------------------------    Paid-in        Development
                            Shares        Amount        Shares         Amount
    Capital           Stage           Total
                         ------------- ------------- --------------
-------------  ------------- ------------------ -------------

BALANCE AT
   OCTOBER 20, 2000              --     $      --            --     $      --
 $      --      $      --      $      --

   Net loss                      --            --            --            --
        --          (64,975)       (64,975)

   Issuance of common
     Stock                        100             1          --            --
          99           --              100

   Capital contribution          --            --            --            --
      50,000           --           50,000

   100,000 for 1 stock
     split (Note 4)         9,999,900        99,999          --            --
     (99,999)          --             --
                          -----------   -----------   -----------   -----------
 -----------    -----------    -----------

BALANCE AT
   JANUARY 31, 2001        10,000,000       100,000          --            --
     (49,900)       (64,975)       (14,875)

   Net loss                      --            --            --            --
        --       (2,343,130)    (2,343,130)

   Stock option grant            --            --            --            --
   2,064,919           --        2,064,919

   Additional capital
     Contribution for
     Previously issued
     common stock                --            --            --            --
      50,000           --           50,000

   Issuance of
     preferred Stock             --            --          10,000           100
     399,900           --          400,000
                          -----------   -----------   -----------   -----------
 -----------    -----------    -----------

BALANCE AT
   APRIL 30, 2001
   (UNAUDITED)             10,000,000   $   100,000        10,000   $       100
 $ 2,464,919    $(2,408,105)   $   156,914
                          ===========   ===========   ===========   ===========
 ===========    ===========    ===========

See accompanying summary of accounting polices and notes to unaudited financial statements.

                             FANZ ENTERPRISES, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                             STATEMENTS OF CASH FLOW



                           Period from

                         October 20, 2000

   Three Months           (inception) to

  Ended April 30,         April 30, 2001

       2001

 ------------------     -------------------
OPERATING ACTIVITIES
   Net loss.....................................................................
    $ (2,343,130)       $     (2,408,105)
   Adjustment to reconcile net loss to cash used in
     Operating activities:
     Non-cash compensation expense..............................................
       2,064,919               2,064,919
       Change in current assets and liabilities:
         Advance to parent......................................................
          (2,500)                 (2,500)
         Deferred offering costs................................................
         (77,400)               (173,335)
         Accrued expenses.......................................................
         112,083                 272,993

    ------------           -------------

NET CASH USED IN OPERATING ACTIVITIES
        (246,028)               (246,028)

    ------------           -------------

INVESTING ACTIVITY
   Web site development costs................................................
         (13,000)                (13,000)

    ------------           -------------

FINANCING ACTIVITY
   Proceeds from the issuance of stock..........................................
         300,000                 350,100

    ------------        ----------------

NET INCREASE IN CASH............................................................
          40,972                  91,072

CASH, BEGINNING OF PERIOD.......................................................
          50,100                       -

    ------------           -------------

CASH, END OF PERIOD.............................................................
    $     91,072           $      91,072

    ============           =============

SUPPLEMENTAL NONCASH FINANCING INFORMATION

   Notes receivable, net, of $150,000 were obtained in connection with the issuance of common and preferred stock.



See accompanying summary of accounting polices and notes to unaudited financial statements.

                             FANZ ENTERPRISES, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


ORGANIZATION AND BUSINESS

FanZ Enterprises, Inc. (a development stage company) (the "Company") is a Delaware corporation which was formed on October 20, 2000 for the purpose of controlling and managing a multi-car professional motorsports operation that will participate in NASCAR sanctioned events. The Company has selected a January 31st year end. The Company has two wholly-owned subsidiaries, also development stage companies. FanZ Racing, Inc. will own and manage the racing operations while FanZ Merchandising, Inc. will own, manage, market and distribute all of the related merchandise for the racing operations. As of April 30, 2001, all material intercompany accounts were eliminated.

The Company is in the development stage and its activities to date have been limited to organizational activities including developing and implementing its business plan, hiring personnel, establishing business strategies and formulating a strategy to raise equity.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amounts of cash and notes receivable approximate fair value because of the short-term nature of these items.

REVENUE RECOGNITION

Revenues are expected to be generated from a number of sources including sponsorships, race purse winnings, race bonus opportunities and merchandise sales. It is expected that sponsorship revenue will be recognized over the period of the sponsorship agreement; race purse winnings and bonuses will be recognized when receipt is assured; and merchandise sales will be recognized upon shipment, less returns and allowances.

STOCK-BASED COMPENSATION

The Company plans to account for its stock option awards to employees and directors under the intrinsic value based method of accounting prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"). Under the intrinsic value based method, compensation cost is the excess, if any, of the quoted market price of the stock at grant date or other measurement date over the amount the employee must pay to acquire the stock. The Company plans to adopt the disclosure provisions of SFAS 123,"Accounting for Stock-Based Compensation" ("SFAS 123") and disclose the pro forma amounts of net income (loss) as if the fair value based method of accounting had been applied.

For options awarded to all others, compensation is recognized for the fair value of options granted in accordance with SFAS 123 and related interpretations.

                             FANZ ENTERPRISES, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


INCOME TAXES

Deferred tax assets and liabilities are recorded for the expected future tax consequences of temporary differences between the tax basis of assets and liabilities. Deferred tax assets of approximately $947,000 related primarily to net operating losses and non-deductible accruals have been offset by a valuation reserve since the utilization of this asset cannot be assured.

LOSS PER SHARE

Basic and diluted loss per common share was computed in accordance with Statement of Financial Accounting Standards No. 128, "Earnings Per Share." Basic loss per common share is computed by dividing the net loss available to common shareholders (numerator) by the weighted average number of common shares outstanding (denominator) during the period and excludes the effects of potentially dilutive common shares. Diluted net loss per common share gives effect to all potentially dilutive common shares outstanding during a period. There were no potentially dilutive common shares outstanding on April 30, 2001, thus basic and dilutive loss per common share are the same for the period presented.

WEB SITE DEVELOPMENT COSTS

During the three months ended April 30, 2001, the Company began development of its web site which will be utilized to promote the Company's racing and merchandising operations. During 2000, the Emerging Issues Task Force ("EITF") issued EITF 00-2, Accounting for Web Site Development Costs. This EITF specifies how an entity should account for costs incurred to develop a web site.

Costs incurred in the planning stage, regardless of whether the web site planning activities specifically relate to software, are expensed as incurred. Costs incurred in the planning stage include such activities as identification of the specific goals of the web site, identification of the target audience, determination of the functionalities, identification of necessary hardware, identification of necessary web application and conceptualization of graphics and content, among other things.

Costs incurred in the web site application and infrastructure development stage and costs incurred to develop graphics are accounted for in accordance with Statement of Position ("SOP") 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use if the web site is expected to be utilized for internal use. Since this is the Company's intent, the application of SOP 98-1 is appropriate. This statement, in general, requires the capitalization of costs of developing software for internal use once the preliminary project stage is completed and prior to the point at which the project is substantially complete and ready for its intended use. Fees incurred for web site hosting, which involves the payment of a specific, periodic fee to an internet service provider in return for hosing the web site, generally are expensed over the period of benefit.

                             FANZ ENTERPRISES, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


Costs incurred during the operating stage including training, administration, maintenance and other costs to operate an existing web site are expensed as incurred. However, costs that provide additional functions or features to the web site are accounted for in accordance with SOP 98-1 which requires that certain costs relating to such upgrades be capitalized if it is probable that they will result in added functionality.

In accordance with the above policy, the Company has capitalized $13,000 in web site development costs for the three months ended April 30, 2001.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

UNAUDITED INTERIM FINANCIAL STATEMENTS

The financial statements included herein have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. The balance sheet as of April 30, 2001; the statements of loss for the three months ended April 30, 2001 and for the period from October 20, 2000 (inception) to April 30, 2001; the statements of stockholder's equity (deficit) for the period from October 20, 2000 (inception) to April 30, 2001 and the statements of cash flows for the three months ended April 30, 2001 and for the period from October 20, 2000 (inception) to April 30, 2001, have been prepared without audit. The balance sheet as of January 31, 2001 has been audited by independent certified public accountants. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures herein are adequate to make the information presented not misleading. It is suggested that these financial statements and related notes be read in conjunction with the financial statements and notes thereto for the period from October 20, 2000 (inception) to January 31, 2001 included in this document.

In the opinion of the Company, the statements for the unaudited interim periods presented included all adjustments that were of a normal recurring nature necessary to present a fair statement of the financial condition and results of operations for such interim periods. The results of operations for the interim periods presented are not necessarily indicative of the results of operations for the entire year.

                             FANZ ENTERPRISES, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS


1.    BASIS OF PRESENTATION

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. This basis of accounting contemplates the recovery of the Company's assets and the satisfaction of liabilities in the normal course of business. Since its inception on October 20, 2000, the Company has been involved in organizational activities. The Company's ultimate ability to attain profitable operations is dependent upon its obtaining adequate capitalization to complete its development activities and implementation of its business plan. The Company has filed a registration statement on Form SB-2 with the Securities and Exchange Commission which would offer outside investors up to 2,500,000 common shares in a direct participation offering. Monies raised from this offering will be held in escrow until a minimum of 1,000,000 shares are sold. There can be no assurances as to if and when this registration statement may become effective or what the ultimate net proceeds from such an offering might be.

As a result of the foregoing, these circumstances raise substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

2.    DEFERRED OFFERING COSTS

Deferred offering costs consist of professional, registration and filing fees incurred through April 30, 2001 that are directly related to the public offering described more fully in Note 4. If the public offering is successful, these costs will be offset against the proceeds in stockholders' equity. If the public offering is not successful, these costs will be expensed in full upon that determination.

3.    ACCRUED EXPENSES

Accrued expenses as of April 30, 2001 primarily consist of consulting services of $250,000 (See Note 5) and professional fees of $20,000.

4.    STOCKHOLDER'S EQUITY (DEFICIT)

ISSUANCE OF COMMON STOCK

On October 20, 2000, the Company issued 100 shares of its $.01 par value stock to Jackson Roscoe Motorsports, LLC (the "sole stockholder" or the "parent"). The sole stockholder is owned in its entirety by two directors of the Company. As consideration for the shares issued, the Company received $1 per share. On December 18, 2000, the Company received additional consideration for these shares in the amount of $50,000. During the three months ended April 30, 2001, the Company received another $50,000 capital contribution from its sole stockholder in the form of a $450,000 note receivable, $50,000 of which related to this capital contribution and the remainder of which related to issuance of preferred stock. This portion of the Note was satisfied in cash on February 16, 2001.

                             FANZ ENTERPRISES, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS


During the three months ended April 30, 2001, the Company increased its authorization of common stock to 20,000,000 shares and affected a 100,000 to 1 split on May 15, 2001. All share and per share data have been retroactively adjusted to reflect this split.

PREFERRED STOCK

During the three months ended April 30, 2001, the company authorized and issued to its sole stockholder ten thousand (10,000) shares of 10% Cumulative Preferred Stock (the "Preferred Stock") at $40.00 per share. The par value was $0.01 per share. The parent, as holder of the shares, is entitled to receive, at the discretion of the independent Board of Directors, cumulative dividends at the annual rate of 10% ($4.00 maximum) per share, in priority over any dividends payable upon any of the Common Stock. As consideration, the Company received a $450,000 note receivable from the sole stockholder, $400,000 of which served as consideration for the preferred stock while the remainder related to an additional capital contribution in regards to common stock previously issued. This note was satisfied in cash in a series of payments beginning on February 16, 2001 and ending June 14, 2001.

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, the holders of Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Company that are available for distribution, an amount in cash equal to $60 per share outstanding, plus an amount in cash equal to all accrued but unpaid dividends thereon to the date fixed for liquidation. If the assets of the Company are not sufficient for this, then the holders of the Preferred Stock shall share ratably in the distribution of assets.


The Company may redeem the Preferred Stock, in whole, upon the fourth anniversary of the completion of a Qualified Public Offering ("public offering"). However, a small percentage of these shares may be redeemed on a quarterly basis beginning on the second anniversary of the completion of the public offering. The redemption price is $60 per share (the "redemption amount"). A "Qualified Public Offering" in this case is defined as a public offering registered under the Securities Act of 1933 which ultimately results in gross proceeds to the Company of at least $10,000,000. The holders of the Preferred Stock will only be entitled to receive the redemption amount, and not the amount of any accrued and unpaid dividends.


5.    RELATED PARTY TRANSACTION

Effective January 1, 2001, the Company entered into a 12 month agreement for consulting services with Stillwater Capital Advisors, LLC, a company partially owned by the shareholders of the parent company. The amount accrued at April 30, 2001 under this agreement was $250,000. The Company is contractually obligated to Stillwater Capital Advisors, LLC for an additional $250,000. The Company believes the terms of this agreement to be at arm's length. See Notes 4, 6 and 7 for description of additional related party transactions.

                             FANZ ENTERPRISES, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS


6.    COMMITMENTS

During the three months ended April 30, 2001, the Company entered into a letter of intent to lease land and property to be used as its principal place of business for annual rent of approximately $60,000 under a lease term of one year with an option to renew for three consecutive periods of one year each. The lessor is a consultant to the Company's parent and the commencement of this lease is contingent upon the Company's closing of its public offering.

The Company has oral agreements with third party service providers such that if the public offering is successful, additional fees of $125,000 will be remitted.

7.    STOCK OPTIONS

During the three months ended April 30, 2001, the company adopted two stock option plans: the 2001 Stock Option Plan (the "Plan") and the 2001 Non-Employee Director Stock Option Plan (the "Non-Employee Plan"). Under the terms of the Plan, a maximum of 9% of the number of outstanding shares of the Company's Common Stock, after giving effect to the close of Company's public offering, may be granted to its officers, key employees and consultants. Options granted under this Plan may be (a) Incentive Stock Options, (b) Non-Qualified Stock Options or
(c) a combination of the foregoing. No Incentive Stock Options may be granted to a person who is not an employee. The option price per share of any stock option granted under the Plan shall not be less than the fair market value of the Common Stock at the date of the grant. In the case of an Incentive Stock Option grant, the option price per share shall not be less than 110% of the fair market value of the shares at the date of grant should that employee hold more than 10% of the total combined voting power of all classes of stock of the Company, its parent or subsidiaries at the grant date. The options shall be exercisable for a term of not more than five years.

Under the terms of the Non-Employee Plan, options may be granted equal to a maximum of 1% of the number of outstanding shares of the Company's Common Stock, after giving effect to the close of Company's public offering. The option price shall be the fair market value at the date of grant, and shall be exercisable for a term of not more than five years.

During the three months ended April 30, 2001, the Company granted 500,000 options to a consultant, expected to become the Company's Chief Financial Officer, at an exercise price of $3.00 per share of which 250,000 vest on the grant date and the remaining vest over a four year period commencing on the first anniversary of the grant date. In accordance with FAS 123 and related interpretations, compensation expense for the fair value of these options will be recognized over the period in which these options are earned. The fair value approach for valuing stock options was determined using the Black-Scholes option pricing model given the following assumptions: risk free interest rate of 5.53%; expected option life of 4 years; and no dividend yield or volatility. Assuming a fair market value of $10 per share (the projected selling price of shares in the aforementioned public offering), the Company, therefore, incurred $2,064,919 of non-cash compensation expense during the three months ended April 30, 2001 and is expected to incur approximately $1,735,000 in future periods. It is expected that future amounts will be recognized over the four year period from the grant date. The fair value approach to the valuation of these options requires that the unvested shares be "marked to

                             FANZ ENTERPRISES, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS


market" at the end of each reporting period. As such, if the fair value of the options change in the future, then related current and future non-cash compensation expense will change accordingly. When and if the consultant becomes an employee, a new measurement date will be required resulting in a remeasurement of the value of the unearned options using the intrinsic value method. This grant is separate and distinct from either of the stock option plans described above.

8.    EMPLOYMENT AGREEMENTS

The Company and its parent are committed to an employment agreement and certain consulting contracts to multiple key individuals. All were executed during the three months ended April 30, 2001 and the employment agreement requires the close of the Company's public offering to become effective.

9.    SEGMENT INFORMATION

The Company plans to adopt SFAS 131, which establishes standards for the way that public business enterprises report information about operating segments in their financial statements. The standard defines operating segments as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance.

The Company expects that it will have two reportable segments: the racing segment which will operate the race teams and the merchandising segment, when established, will own, manage, market and distribute related merchandise.

10.   CONCENTRATION OF CREDIT RISK

Financial instruments, which potentially subject the Company to concentration of credit risk, consist primarily of cash and notes receivable. The Company's cash is deposited in a high quality FDIC insured financial institution, limiting the Company's exposure to credit risk. The notes receivable are with the Company's parent and have been substantially satisfied in due course.

                 PART II--INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification Of Directors And Officers

Our Restated Certificate of Incorporation provides that the liability of our directors shall be eliminated or limited to the fullest extent permitted by the DGCL. Under the DGCL, the directors have a fiduciary duty to us which is not eliminated by this provision of our Restated Certificate of Incorporation and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available.

Section 145 of the DGCL empowers a corporation to indemnify its directors and officers to cover liability arising out of their capacity or status as directors and officers, provided that this provision shall not eliminate or limit the liability of a director:

     - for any breach of the director's duty of loyalty to us or our stockholders;
     - for acts or omissions which are found by a court of competent jurisdiction to not be in good faith or which involve intentional misconduct or a knowing violation of law;
     -    under Section 174 of the DGCL; or
     - for any transaction from which the director derived an improper personal benefit.

The DGCL provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation's bylaws, any agreement, a vote of stockholders or otherwise. Our Restated Certificate of Incorporation eliminates the personal liability of directors to the fullest extent permitted by Section 102(b)(7) of the DGCL and provides that we shall fully indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that that person is or was our director or officer, or is or was serving at our request as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. This indemnification shall be against expenses including attorney's fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the indemnities in connection with such action, suit or proceeding.

At present, there is no pending litigation or proceeding involving any director, officer, employee or agent as to which indemnification will be required or permitted under our Restated Certificate of Incorporation or under the indemnification agreements referred to above. We are not aware of any threatened litigation or proceeding that may result in a claim for this type of indemnification.

Item 25. Other Expenses Of Issuance And Distribution

The securities are being registered in connection with the public offering of up to 2,500,000 shares of our common stock, and all of the following expenses will be borne by FanZ Enterprises, Inc. The amounts set forth are estimates except for the SEC registration fee:

Amount To Be Paid
-----------------
SEC registration fee                                                  $6,250.00
State Blue Sky Fees                                                  $67,310.00
Printing and engraving expenses                                     $100,000.00
Attorneys' fees and expenses                                        $210,000.00
Accountants' fees and expenses                                         $50,000
Transfer agent's and registrar's fees and expenses(1)               $303,500.00
Miscellaneous                                                        $10,000.00
                                                                     ----------
Total                                                               $747,060.00
                                                                    ===========

--------------
(1) Transfer Agent fees are based on an estimate of $3,500 for services related to this offering and one year of transfer agent services for 100,000 stockholders at $.25 per month. This estimate does not include out-of-pocket expenses incurred by the Transfer Agent.

Item 26. Recent Sales Of Unregistered Securities

On November 15, 2000, we issued 100 shares of our common stock to Jackson Roscoe Motorsports, LLC for a total consideration of $100,100, $50,000 of which is represented by a $450,000 Demand Note, dated February 12, 2001. On February 23, 2001 we issued 10,000 shares of our preferred stock to Jackson Roscoe Motorsports, LLC for total consideration of $400,000, all of which is represented by the Demand Note, dated February 12, 2001. As of the date hereof, the Demand Note has been paid in full. Both issuances were private transactions that were exempt from the registration requirements of the Securities Act, as amended, pursuant to the exemption found in Section 4(2) of the Securities Act, as amended. On February 23, 2001 we increased the authorized number of our common shares to 20,000,000. On May 15, 2001, we authorized a 100,000 for 1 stock split pursuant to which our stockholders received 100,000 shares of our common stock for every one share of common stock owned. This split was also exempt from the registration requirements of the Securities Act, as amended.

Item 27. Exhibits

The following exhibits are filed as part of this Registration Statement.

      Exhibit. No.      Page No.       Description
      ------------      --------       -----------
         3(i)            ____       Restated  Certificate of  Incorporation of
FanZ  Enterprises,  Inc., filed with
                                    the Secretary of State of Delaware on
February 23, 2001.*

         3(i)(a)         ____       Certificate  of  Amendment to Restated
Certificate  of  Incorporation  of FanZ
                                    Enterprises,  Inc.,  filed with the
Secretary of State of Delaware on June 14,
                                    2001.*

         3(ii)             ____     By-Laws of FanZ Enterprises, Inc. adopted on
November 15, 2000.*

         4                 ____     Specimen Stock Certificate.*

         5                 ____     Opinion Letter dated April 5, 2001.*

         10(i)             ____     Form of Subscription Agreement.*

         10(i)(a)          ____     Form of Subscription Agreement (No Investor
Suitability Standards).*


         10(i)(a)(i)       ____     Amended Form of Subscription Agreement (No
Investor Suitability Standards).


         10(i)(b)          ____     Form of Subscription Agreement (Regulation D
Accredited Investor Standards).*


         10(i)(b)(i)       ____     Amended  Form of  Subscription  Agreement
(Regulation  D  Accredited  Investor
                                    Standards).


         10(i)(c)          ____     Form of Subscription  Agreement
(Sophistication  Standards - Non Broker/Dealer
                                    States).*


         10)(i)(c)(i)      ____     Amended  Form  of  Subscription  Agreement
(Sophistication  Standards  -  Non
                                    Broker/Dealer States).


         10(i)(d)          ____     Form  of  Subscription  Agreement
(Sophistication  Standards  -  Broker/Dealer
                                    States).*


         10(i)(d)(i)       ____     Amended   Form  of   Subscription
Agreement   (Sophistication   Standards   -
                                    Broker/Dealer States).


         10(i)(e)          ____     Form of Subscription Agreement (Ohio
Accredited Investor Standards).*


         10(i)(e)(i)       ____     Amended Form of Subscription Agreement (Ohio
Accredited Investor Standards).


         10(ii)            ____     2001 Stock Option Plan of FanZ Enterprises,
Inc.*

         10(iii)           ____     2001 Non-Employee Director Stock Option Plan
of FanZ Enterprises, Inc.*

         10(iv)            ____     Employment Agreement between FanZ
Enterprises, Inc. and Michael J. Wurtsbaugh.*

         10(iv)(a)         ____     First  Amendment to Employment  Agreement
between FanZ  Enterprises,  Inc. and
                                    Michael J. Wurtsbaugh.*

         10(v)             ____     Option Agreement between FanZ Enterprises,
Inc. and Michael J. Wurtsbaugh.*

         10(v)(a)          ____     First Amendment to Option Agreement between
FanZ Enterprises,  Inc. and Michael
                                    J. Wurtsbaugh.*

         10(vi)            ____     Letter of Intent Agreement  between Jackson
Roscoe  Motorsports,  LLC and Sharp
                                    Racing, Inc.*

         10(vii)           ____     Lock-up Agreement.*

         10(vii)(a)        ____     Amended and Restated Lock-up Agreement.*


         10(vii)(b)        ____     Amended and Restated Lock-up Agreement.


         10(viii)          ____     Consulting  Agreement  between FanZ
Enterprises,  Inc. and Stillwater  Capital
                                    Advisors, LLC.*

         10(viii)(a)       ____     First  Amendment to Consulting  Agreement
between FanZ  Enterprises,  Inc. and
                                    Stillwater Capital Advisors, LLC.*

         10(viii)(b)       ____     Second Amendment to Consulting  Agreement
between FanZ  Enterprises,  Inc. and
                                    Stillwater Capital Advisors, LLC.*


         10(viii)(c)       ____     Third  Amendment to Consulting  Agreement
between FanZ  Enterprises,  Inc. and
                                    Stillwater Capital Advisors, LLC.


         10(ix)            ____     Consulting Agreement between FanZ
Enterprises, Inc. and Michael J. Wurtsbaugh.*

         10(x)             ____     Consulting Agreement between Jackson Roscoe
Motorsports, LLC and Eddie Sharp.*


         10(xi)            ____     Form of Broker/Dealer Agreement.*


         10(xi)(a)         ____     Amended and Restated Form of Broker/Dealer
Agreement.*


         10(xi)(b)         ____     Amended and Restated Form of Broker/Dealer
Agreement.


         21                ____     Subsidiaries of FanZ Enterprises, Inc.*

         23(i)             ____     Consent of Certified Public Accountants
dated August 1, 2001.

         23(ii)            ____     Consent of Counsel (See Exhibit 5).*

         23(iii)           ____     Consent of Board Nominees.*

         99                ____     Escrow Agreement.*

         99(a)             ____     First Amendment to Escrow Agreement.*

         99(b)             ____     Amended and Restated Escrow Agreement.*


         99(c)             ____     Letter Agreement Amending Amended and
Restated Escrow Agreement.


         *Previously filed.

Item 28. Undertakings

The Registrant hereby undertakes that it will:

     - File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

               Include any prospectus required by Section 10(a)(3) of the Securities Act;

               Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

               Include any additional or changed material information on the plan of distribution.

     - File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of this offering.

     - For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant, pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

In the event a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the city of Ann Arbor, State of Michigan, on August 2, 2001.


FanZ Enterprises, Inc.

By:  /s/ Frederick L. McDonald II
   -------------------------------------
     Frederick L. McDonald II, President


In accordance with the requirements of the Securities Act of 1933, this Amendment No. 4 to the Registration Statement was signed by the following persons in the capacities and on the dates stated.



               SIGNATURE                                 TITLE
               DATE
               ---------                                 -----
               ----
/s/ J. Roe Hitchcock                       Chief Executive Officer, (in the
          August 2, 2001
--------------------                     capacity of chief financial officer,
J. Roe Hitchcock                            and chief accounting officer),
                                                  Treasurer, Director


/s/ Frederick L. McDonald II                      President, Director
          August 2, 2001
----------------------------
Frederick L. McDonald II